Exhibit 10.1
SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of April 3, 2023, by and among the Lenders identified on the signature pages hereto, Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), Avient Corporation, formerly known as PolyOne Corporation, an Ohio corporation ("Parent"), NEU Specialty Engineered Materials, LLC, an Ohio limited liability company ("NEU"), Avient Canada ULC, formerly known as PolyOne Canada ULC, a British Columbia unlimited liability company ("Avient Canada"), and Avient S.à r.l., formerly known as PolyOne S.à r.l., a private limited liability company (société à responsabilité limitée) existing and organized under the laws of Luxembourg, having its registered office at 19, route de Bastogne, L-9638 Pommerloch, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B226205 ("Luxembourg Borrower"; and together with Parent, NEU and Avient Canada, the "Borrowers" and each, a "Borrower").
WHEREAS, Borrowers, Agent and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of June 28, 2019 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, Borrowers have requested that Agent and Lenders agree to amend the Credit Agreement in the manner specified in this Amendment; and
WHEREAS, Agent and Lenders have agreed to Borrowers' requests, on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, for and in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. For purposes of this Amendment, all terms used herein and not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.
2.Amendments. In reliance upon the representations and warranties of Borrowers set forth in Section 6 hereof and subject to the satisfaction of the conditions to effectiveness set forth in Section 7 hereof, the Credit Agreement is hereby amended as follows:
(a)the Credit Agreement(excluding schedules and exhibits other than Schedule 1.1 thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications set forth in the document attached hereto as Exhibit A.
(b)Exhibit L-1 to the Credit Agreement is hereby deleted in its entirety.

(c)A new Exhibit S-1 to the Credit Agreement is hereby added as set forth on Exhibit B attached hereto.
3.SOFR Conversion. As of the date hereof, no LIBOR Rate Loans (as defined in the Credit Agreement prior to giving effect to this Amendment) are outstanding under the Credit Agreement. Notwithstanding the amendments to the Credit Agreement implemented by this Amendment, the US Borrowers and the Canadian Borrowers shall not be permitted to exercise the SOFR Option until after April 1, 2023.
4.Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as modified hereby.
5.Reaffirmation and Confirmation. Each Loan Party party hereto hereby (i) ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally) and collectible obligations of such Loan Party, (ii) reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, (x) any guaranty of any of the Obligations, including any joint and several liability with respect thereto, and (y) any grant of security interest contained therein, in each case as amended, supplemented or modified prior to or as of the date hereof, and such security interests shall, for the avoidance of doubt, continue to secure the Obligations (including any obligations arising as a result of this Amendment), and (iii) acknowledges and agrees that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. After giving effect to this Amendment, the Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.
6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, immediately after giving effect to this Amendment:
(a)all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of the date of this Amendment (except to the extent any representation or warranty expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of such earlier date);
(b)no Default or Event of Default has occurred and is continuing; and

(c)this Amendment and the Loan Documents constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
7.Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)Agent shall have received a copy of this Amendment executed by Agent, Lenders and Borrowers, and a copy of the attached Consent and Reaffirmation executed and by each of the Guarantors, in each case in form and substance reasonably satisfactory to Agent;
(b)Borrowers shall have paid (or concurrently with the effectiveness of this Amendment shall pay) all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment for which Borrowers have received an invoice prior to the date hereof; and
(c)no Default or Event of Default shall have occurred and be continuing.
8.Miscellaneous.
(a)Expenses. Borrowers agree to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.
(b)Choice of Law and Venue; Jury Trial Waiver. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Execution of any such counterpart may be by means of  (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Agent reserves the right, in its Permitted Discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall, if reasonably requested or required by Agent in its Permitted Discretion, also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.
9.Waiver under Term Loan Intercreditor Agreement. On or about the date hereof, each Lender party hereto hereby authorizes Agent to enter into and deliver to Term Loan Agent a waiver letter under the Term Loan Intercreditor Agreement pursuant to which Agent will waive the requirement that the Grantors (as defined in the Term Loan Intercreditor Agreement) grant a Lien to Agent, for the benefit of the Revolving Loan Secured Parties (as defined in the Term Loan Intercreditor Agreement), on (x) that certain Real Property owned in fee simple by Avient Protective Materials LLC and located at 5750 Martin Luther King Jr. Highway in Greenville, North Carolina and (y) any other Designated Real Property, in the case of this clause (y), for so long as such Real Property constitutes Designated Real Property.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

U.S. BORROWERS: AVIENT CORPORATION By: /s/ Giuseppe Di Salvo Name: Giuseppe Di Salvo Title: Treasurer and Vice President, Investor Relations

NEU SPECIALTY ENGINEERED MATERIALS, LLC By: /s/ Giuseppe Di Salvo Name: Giuseppe Di Salvo Title: Treasurer

CANADIAN BORROWER: AVIENT CANADA ULC By: /s/ Robert K. James Name: Robert K. James Title: Secretary

LUXEMBOURG BORROWER: AVIENT S.À R.L. By: /s/ Christoph Palm Name: Christoph Palm Title: Manager

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, as Agent, Swing Line Lender and a Lender By: /s/ Bryan Wei Name: Bryan Wei Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By: /s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President

WELLS FARGO BANK N.A., LONDON BRANCH, as a Lender

By: /s/ Patricia Del Busto
Name: Patricia Del Busto
Title: Authorized Signatory

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender By: /s/ Erin Cordes Name: Erin Cordes Title: Assistant Vice President

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender

By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as a Lender

By: /s/ Erin Cordes
Name: Erin Cordes
Title: Assistant Vice President

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ David Lawrence Name: David Lawrence Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, Canada Branch, as a Lender By: /s/ John P. Rehob Name: John P. Rehob Title: SVP & Principal Officer

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Jay Hooper Name: Jay Hooper Title: Vice President

PNC BANK CANADA BRANCH, as a Lender By: /s/ David T. Olsen Name: David T. Olsen Title: Principal Officer

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender By: /s/ Christopher Marino Name: Christopher Marino Title: Vice President and Director
Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

HSBC BANK USA, N.A., as a Lender By: /s/ Peggy Yip Name: Peggy Yip Title: Director

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

CITIZENS BANK, N.A., as a Lender By: /s/ Matt Kuchta Name: Matt Kuchta Title: Senior Vice President

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

TRUIST BANK, as a Lender By: /s/ Anela Kosic Name: Anela Kosic Title: Associate

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Kevin Podwika Name: Kevin Podwika Title: Authorized Officer

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

BNP PARIBAS, as a Lender By: /s/ Guelay Mese Name: Guelay Mese Title: Managing Director By: /s/ Andrew Aran Name: Andrew Aran Title: Vice President

Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Philip Tancorra Name: Philip Tancorra Title: Vice President By: /s/ Suzan Onal Name: Suzan Onal Title: Vice President
Signature Page to Second Amendment to Third Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION
Each Guarantor hereby (i) acknowledges receipt of a copy of the Second Amendment to Third Amended and Restated to Credit Agreement (the "Amendment"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to each Borrower's execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally), and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.
[signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of the Amendment.
AVIENT COLORANTS CANADA INC.
AVIENT COLORANTS USA LLC
AVIENT INTERNATIONAL REAL ESTATE
CORPORATION
AVIENT PROTECTIVE MATERIALS LLC
CHROMATICS, INC.
COLORMATRIX GROUP, INC.
COLORMATRIX HOLDINGS, INC.
THE COLORMATRIX CORPORATION
CONEXUS, LLC
CUBIC TECH CORPORATION
FIBER-LINE, LLC
FIBER-LINE MANAGEMENT INC.
GLASFORMS, INC.
GSDI SPECIALTY DISPERSIONS, INC.
PLASTICOMP, INC.
RUTLAND HOLDING COMPANY
RUTLAND INTERMEDIATE HOLDING
COMPANY
RUTLAND PLASTICS, INC.
RUTLAND GROUP, INC.
SILCOTEC, INC.

By: /s/ Robert K. James
Name: Robert K. James
Title: Secretary

AVIENT LLC

By: /s/ Robert K. James
Name: Robert K. James
Title: Manager

Signature Page to Consent and Reaffirmation to Second Amendment to Third Amended and Restated Credit Agreement

Exhibit A
Amended Credit Agreement
[attach]

Exhibit B
Exhibit S-1 to Credit Agreement
Form of SOFR Notice
[attach]
Signature Page to Consent and Reaffirmation to Second Amendment to Third Amended and Restated Credit Agreement

Exhibit A to
~~First~~Second Amendment to Third Amended and Restated Credit Agreement

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
by and among
AVIENT CORPORATION, f/k/a POLYONE CORPORATION,
as a US Borrower
AVIENT CANADA ULC, f/k/a POLYONE CANADA ULC,
as a Canadian Borrower

AVIENT S.À R.L. , f/k/a POLYONE S.À R.L.,
as Luxembourg Borrower

THE OTHER BORROWERS PARTY HERETO
THE LENDERS THAT ARE SIGNATORIES HERETO,
as Lenders

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent

BANK OF AMERICA, N.A.,
CITIBANK, N.A. and,
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents

PNC BANK, NATIONAL ASSOCIATION and
JPMORGAN CHASE BANK, N.A.,
as Documentation Agents

and
WELLS FARGO CAPITAL FINANCE, LLC and
BANK OF AMERICA, N.A.,
as Joint Lead Arrangers and Bookrunners

Dated as of June 28, 2019

TABLE OF CONTENTS
1.    DEFINITIONS AND CONSTRUCTION.    1
1.1.    Definitions    1
1.2.    Accounting Terms    1
1.3.    Code    2
1.4.    Construction    2
1.5.    Luxembourg Matters    3
1.6.    Time References    3
1.7.    Exchange Rates; Currency ~~Matters~~Equivalents    3
1.8.    Schedules and Exhibits    4
1.9.    Effect of Amendment and Restatement; No Novation    4
1.10.    Divisions    4
1.11.    Limited Condition Transaction    ~~4~~5
1.12.    Rates    5
2.    LOANS AND TERMS OF PAYMENT.    6
2.1.    Revolving Loans.    6
2.2.    Borrowing Procedures and Settlements    9
2.3.    Payments; Reductions of Commitments; Prepayments.    ~~16~~17
2.4.    Interest Rates: Rates, Payments, and Calculations.    ~~24~~25
2.5.    Crediting Payments    ~~26~~27
2.6.    Designated Account    ~~26~~27
2.7.    Maintenance of Loan Account; Statements of Obligations    ~~26~~28
2.8.    Fees.    ~~27~~28
2.9.    Letters of Credit    ~~27~~29
2.10.    ~~LIBOR~~SOFR Option; EURIBOR    ~~35~~37
2.11.    Capital Requirements.    ~~39~~42
2.12.    Increase in US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit.    ~~41~~43
2.13.    Defaulting Lenders.    ~~44~~47
2.14.    Joint and Several Liability of US Borrowers.    ~~47~~50
2.15.    BA Rate Option.    ~~50~~52
2.16.    Circumstances Affecting Euro    ~~53~~56
2.17.    Designated Borrowers    ~~54~~57
3.    CONDITIONS; TERM OF AGREEMENT.    ~~55~~58
3.1.    Conditions Precedent to the Initial Extension of Credit    ~~55~~58
3.2.    Conditions Precedent to all Extensions of Credit    ~~55~~58
3.3.    Maturity    ~~55~~58
3.4.    Effect of Maturity    ~~55~~58
3.5.    Early Termination by Borrowers    ~~56~~59
3.6.    Conditions Subsequent    ~~56~~59
4.    REPRESENTATIONS AND WARRANTIES.    ~~56~~59
4.1.    Due Organization and Qualification; Subsidiaries.    ~~56~~59
4.2.    Due Authorization; No Conflict.    ~~57~~60
4.3.    Governmental Authorization; Other Consents    ~~57~~60
4.4.    Binding Obligations; Perfected Liens.    ~~57~~60
4.5.    Title to Assets; No Encumbrances.    ~~58~~61

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4.6.    Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number    ~~58~~61
4.7.    Litigation    ~~59~~62
4.8.    Compliance with Laws    ~~59~~62
4.9.    Financial Statements; No Material Adverse Effect.    ~~59~~62
4.10.    Solvency.    ~~59~~62
4.11.    Employee Benefits    ~~60~~63
4.12.    Environmental Condition.    ~~60~~63
4.13.    Foreign Plans    ~~61~~64
4.14.    Reserved.    ~~61~~64
4.15.    Reserved.    ~~61~~64
4.16.    Complete Disclosure    ~~61~~64
4.17.    Reserved.    ~~62~~65
4.18.    Patriot Act; Anti-Corruption Laws    ~~62~~65
4.19.    Reserved.    ~~62~~65
4.20.    Taxes    ~~62~~65
4.21.    Margin Stock    ~~62~~65
4.22.    Investment Company Act    ~~63~~66
4.23.    OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~63~~66
4.24.    Employee and Labor Matters    ~~63~~66
4.25.    Reserved    ~~64~~67
4.26.    Eligible Accounts    ~~64~~67
4.27.    Eligible Inventory    ~~64~~67
4.28.    Locations of Inventory    ~~64~~67
4.29.    Inventory Records    ~~64~~67
4.30.    No Default    ~~64~~67
4.31.    Insurance    ~~64~~67
4.32.    Common Enterprise    ~~64~~67
4.33.    COMI    ~~65~~68
4.34.    Luxembourg Domiciliation    ~~65~~68
4.35.    No Withholding Tax    ~~65~~68
4.36.    No Stamp Duty    ~~65~~68
5.    AFFIRMATIVE COVENANTS.    ~~65~~68
5.1.    Financial Statements, Reports, Certificates.    ~~65~~68
5.2.    Collateral Reporting    ~~66~~69
5.3.    Existence    ~~66~~69
5.4.    Maintenance of Properties    ~~66~~69
5.5.    Taxes    ~~67~~70
5.6.    Insurance    ~~67~~70
5.7.    Inspection, Field Examinations, and Appraisals    ~~67~~70
5.8.    Compliance with Laws    ~~68~~71
5.9.    Environmental    ~~68~~71
5.10.    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~69~~72
5.11.    Further Assurances~~.    69~~72
5.12.    Reserved.    ~~71~~74
5.13.    Location of Eligible Inventory    ~~71~~74
5.14.    Applications under Insolvency Statutes    ~~71~~75
5.15.    Reserved    ~~72~~75
5.16.    Center of Main Interests    ~~72~~75
5.17.    Luxembourg Domiciliation    ~~72~~75

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6.    NEGATIVE COVENANTS.    ~~72~~75
6.1.    Indebtedness    ~~72~~75
6.2.    Liens    ~~72~~75
6.3.    Restrictions on Fundamental Changes    ~~72~~75
6.4.    Disposal of Assets    ~~73~~76
6.5.    Nature of Business    ~~73~~76
6.6.    Certain Payments of Debt and Amendments.    ~~73~~76
6.7.    Burdensome Agreements    ~~74~~78
6.8.    Restricted Payments    ~~75~~78
6.9.    Accounting Methods    ~~76~~80
6.10.    Investments    ~~77~~80
6.11.    Transactions with Affiliates    ~~77~~80
6.12.    Use of Proceeds    ~~77~~80
6.13.    Specified Canadian Pension Plans    ~~78~~81
6.14.    Designation of Senior Debt    ~~78~~81
6.15.    Current Notes and 2025 Notes    ~~78~~81
7.    FINANCIAL COVENANT    ~~78~~81
7.1.    Fixed Charge Coverage Ratio    ~~78~~81
8.    EVENTS OF DEFAULT.    ~~78~~81
8.1.    Non-Payment    ~~78~~81
8.2.    Specific Covenants    ~~78~~82
8.3.    Other Defaults    ~~79~~82
8.4.    Representations and Warranties    ~~79~~82
8.5.    Cross-Default    ~~79~~82
8.6.    Insolvency Proceedings, Etc    ~~79~~82
8.7.    Inability to Pay Debts; Attachment    ~~79~~83
8.8.    Judgments    ~~80~~83
8.9.    ERISA    ~~80~~83
8.10.    Invalidity of Loan Documents    ~~80~~83
8.11.    Change of Control    ~~80~~83
8.12.    Collateral Documents    ~~80~~83
9.    RIGHTS AND REMEDIES.    ~~80~~84
9.1.    Rights and Remedies    ~~80~~84
9.2.    Remedies Cumulative    ~~81~~84
9.3.    Appointment of a Receiver    ~~81~~84
9.4.    Collection Allocation Mechanism.    ~~82~~85
10.    WAIVERS; INDEMNIFICATION.    ~~83~~86
10.1.    Demand; Protest; etc    ~~83~~86
10.2.    The Lender Group's Liability for Collateral    ~~83~~86
10.3.    Indemnification    ~~83~~86
11.    NOTICES.    ~~84~~87
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.    ~~85~~88
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS    ~~86~~89
13.1.    Assignments and Participations.    ~~86~~89

-iii-

13.2.    Successors    ~~89~~93
14.    AMENDMENTS; WAIVERS.    ~~90~~93
14.1.    Amendments and Waivers.    ~~90~~93
14.2.    Replacement of Certain Lenders.    ~~92~~95
14.3.    No Waivers; Cumulative Remedies    ~~92~~96
15.    AGENT; THE LENDER GROUP.    ~~93~~96
15.1.    Appointment and Authorization of Agent    ~~93~~96
15.2.    Delegation of Duties    ~~93~~97
15.3.    Liability of Agent    ~~93~~97
15.4.    Reliance by Agent    ~~94~~97
15.5.    Notice of Default or Event of Default    ~~94~~97
15.6.    Credit Decision    ~~94~~98
15.7.    Costs and Expenses; Indemnification    ~~95~~98
15.8.    Agent in Individual Capacity    ~~96~~99
15.9.    Successor Agent    ~~96~~99
15.10.    Lender in Individual Capacity    ~~96~~100
15.11.    Collateral Matters.    ~~97~~100
15.12.    Restrictions on Actions by Lenders; Sharing of Payments.    ~~98~~101
15.13.    Agency for Perfection    ~~99~~102
15.14.    Payments by Agent to the Lenders    ~~99~~102
15.15.    Concerning the Collateral and Related Loan Documents    ~~99~~102
15.16.    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    ~~99~~103
15.17.    Agent May File Proofs of Claim.    ~~100~~104
15.18.    Several Obligations; No Liability    ~~101~~104
15.19.    Appointment for the Province of Quebec    ~~101~~104
15.20.    Authorization    ~~102~~105
15.21.    [Reserved]    ~~102~~106
15.22.    Luxembourg Security    ~~103~~106
16.    WITHHOLDING TAXES.    ~~103~~106
16.1.    No Setoff; Payments    ~~103~~106
16.2.    Exemptions.    ~~104~~107
16.3.    Reductions.    ~~106~~109
16.4.    Refunds    ~~106~~109
17.    GENERAL PROVISIONS.    ~~106~~110
17.1.    Effectiveness    ~~106~~110
17.2.    Section Headings    ~~106~~110
17.3.    Interpretation    ~~107~~110
17.4.    Severability of Provisions    ~~107~~110
17.5.    Bank Product Providers    ~~107~~110
17.6.    Debtor-Creditor Relationship    ~~107~~111
17.7.    Counterparts; Electronic Execution    ~~108~~111
17.8.    Revival and Reinstatement of Obligations    ~~108~~111
17.9.    Confidentiality.    ~~108~~111
17.10.    Lender Group Expenses    ~~109~~113
17.11.    Survival    ~~110~~113
17.12.    Patriot Act; Due Diligence    ~~110~~113

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17.13.    Integration    ~~110~~113
17.14.    Administrative Borrower as Agent for Borrowers.    ~~110~~113
17.15.    Currency Indemnity    ~~111~~114
17.16.    Anti-Money Laundering Legislation.    ~~111~~115
17.17.    Quebec Interpretation    ~~112~~115
17.18.    English Language Only    ~~112~~115
17.19.    Hedging Liability    ~~112~~116
17.20.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    ~~112~~116
17.21.    Luxembourg Guaranty Limitation Language.    ~~113~~116
17.22.    Acknowledgement Regarding Any Supported QFCs    ~~114~~117
17.23.    Erroneous Payments.    ~~114~~118
17.24.    Applicable Designees ~~.    116~~120

-v-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of US Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit B-3	Form of Canadian Borrowing Base Certificate
Exhibit B-4	Form of Luxembourg Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit L~~-1~~-2	Form of ~~LIBOR~~BA Rate Notice
Exhibit ~~L-2~~S-1	Form of ~~BA Rate~~SOFR Notice
Schedule A-1	Agent's Account
Schedule A-2	Agent's Canadian Account
Schedule A-3	Authorized Persons
Schedule A-4	Agent's Luxembourg Account
Schedule C-1	Commitments
Schedule C-2	Remediation Properties
Schedule E-1	Existing Letters of Credit
Schedule I-1	Immaterial Subsidiaries
Schedule P-2	Permitted Indebtedness
Schedule P-3	Permitted Investments
Schedule P-4	Permitted Liens
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1	Capitalization of Borrowers and Borrowers' Subsidiaries
Schedule 4.5(c)	Real Property
Schedule 4.5(d)	Leases
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.11	Benefit Plans
Schedule 4.12	Environmental Matters
Schedule 4.28(a)	Third Party Locations
Schedule 4.28(b)	Locations of Inventory
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.7	Certain Contractual Restrictions

-vi-

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), is entered into as of June 28, 2019, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a "Lender", as that term is hereinafter further defined), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), Avient Corporation, formerly known as PolyOne Corporation, an Ohio corporation ("Parent"), and the subsidiaries of Parent organized under the laws of a jurisdiction in the United States party hereto as borrowers (together with Parent, and certain other subsidiaries of Parent organized under the laws of a jurisdiction in the United States that are or may become party hereto after the date hereof, each individually a "US Borrower" and collectively, "US Borrowers" as hereinafter further defined), Avient Canada ULC, formerly known as PolyOne Canada ULC, a British Columbia unlimited liability company ("Avient Canada", and together with certain other subsidiaries of Parent organized under the laws of a jurisdiction in Canada that are or may become party hereto after the date hereof, each individually a "Canadian Borrower" and collectively, "Canadian Borrowers" as hereinafter further defined), and Avient S.à r.l., formerly known as PolyOne S.à r.l., a Luxembourg société a responsabilité limitée with registered office at 19, route de Bastogne, L-9638 Pommerloch, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés Luxembourg) under number B226205 (the "Luxembourg Borrower", and, together with US Borrowers and Canadian Borrowers, each individually a "Borrower" and collectively, "Borrowers").
The parties agree as follows:
1.    DEFINITIONS AND CONSTRUCTION.
1.1.    Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.
1.2.    Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the First Amendment Closing Date; provided, that, in the event of any change in GAAP after the First Amendment Closing Date that affects the covenants in Section 7 hereof, Administrative Borrower may by notice to Agent, or Agent may, and at the request of Required Lenders shall, by notice to Administrative Borrower request that Agent and Administrative Borrower negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Administrative Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. No consent or amendment fee shall be required to be paid to any Lender in connection with an amendment contemplated by this Section 1.2. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment

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concerning the ability of the applicable person to continue as a going concern or the scope of the audit. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent" or "Borrowers" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent or Borrowers and their Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding the foregoing, any lease of the Parent or its Subsidiaries that would be characterized as an operating lease under GAAP in effect on December 31, 2018 shall not constitute a Capital Lease under this Agreement or any other Loan Document as a result of changes in GAAP on January 1, 2019 unless otherwise agreed to in writing by the Borrowers and Required Lenders.
1.3.    Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein and any terms used in this Agreement that are defined in the PPSA and relating to Collateral consisting of assets of the Canadian Loan Parties shall be construed and defined as set forth in the PPSA unless otherwise defined herein; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.
1.4.    Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any reference herein to "province" or like terms shall be construed to include "territory" and like terms. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 14.1 or is cured if such Event of Default is capable of being cured. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the repayment in full in cash or immediately available funds of the US Dollar Equivalent (subject to Section 1.7(a)) of all of the Obligations (including the payment of any Lender Group Expenses that have accrued regardless of whether demand has been made therefor), excluding in any case the Obligations described in the following clause (b) of this Section 1.4, and (b) in the case of (i) contingent reimbursement obligations with respect to Letters of Credit, the receipt by Agent of the Letter of Credit Collateralization, (ii) Bank Products other than Hedge Obligations, the receipt by Agent of the Bank Product Collateralization, (iii) checks or other payments provisionally credited to the Obligations and for which Agent or any Lender has not received final payment, the receipt by Agent of cash collateral to secure such amounts (unless Agent shall have received a satisfactory indemnity with respect thereto from another financial institution), (iv) Hedge Obligations, the receipt by Agent of cash collateral to secure the US Dollar Equivalent (subject to Section 1.7(a)) of such amounts (or, at the option of Agent or the Hedge Provider with respect to such Hedge Agreements, the termination of the applicable Hedge Agreement and the payment in full in cash of the US Dollar Equivalent (subject to Section 1.7(a)) of the Obligations due and payable in connection with such termination), and (v) the US Dollar Equivalent (subject to Section 1.7(a)) of other contingent Obligations for which a claim or demand for payment has been made at such time

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to Agent or any Lender for which Agent or such Lender is entitled to indemnification by any Loan Party, the receipt by Agent of cash collateral to secure such amounts. Unless the context of this Agreement or any other Loan Document clearly requires otherwise or Agent otherwise determines, amounts expressed in US Dollars at any time when used with respect to Foreign Subsidiaries or similar matters shall be deemed to mean the US Dollar Equivalent of such amounts at such time. Notwithstanding anything in this Agreement to the contrary, to the extent a determination is to be made hereunder with respect to a Borrowing Base or any component thereof on any date, such determination shall be based on the applicable Borrowing Base and such components as set forth in the most recently delivered US Borrowing Base Certificate, Canadian Borrowing Base Certificate or Luxembourg Borrowing Base Certificate, as applicable, hereunder; provided that (x) the amount of US Qualified Cash included in the US Borrowing Base pursuant to clause (d) thereof may be adjusted subsequent to such date of delivery as set forth in the definition of US Qualified Cash, and (y) the amount of Canadian Qualified Cash included in the Canadian Borrowing Base pursuant to clause (c) thereof may be adjusted subsequent to such date of delivery as set forth in the definition of Canadian Qualified Cash.
1.5.    Luxembourg Matters. The parties to this Agreement confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement. In this Agreement and any other Loan Documents, where it relates to a Loan Party incorporated in Luxembourg, a reference to: (a) winding up, administration or dissolution includes, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganisation proceeding; (b) an agent includes, without limitation, a "mandataire"; (c) a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur or any other person performing the same function of each of the foregoing; (d) a matured obligation includes, without limitation, any exigible, certaine and liquide obligation; (e) security or a security interest includes, without limitation, any hypothèque, nantissement, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce or sûreté réelle whatsoever whether granted or arising by operation of law; (f) a person being unable to pay its debts includes, without limitation, that person being in a state of cessation of payments (cessation de paiements); (g) an attachment includes a saisie; and (h) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts); and a director, officer or manager includes a gérant or an administrateur.
1.6.    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including"; provided, that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall include the first day, but not the last day of it so long as payment thereof is received prior to the time specified in Section 2.5, but in any event shall consist of at least one full day.
1.7.    Exchange Rates; Currency ~~Matters~~Equivalents.

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~~.~~ (a)    Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and the Lenders shall be payable in US Dollars (or, solely in the case of Luxembourg Revolving Loans and interest related thereto, Euros) or, at the option of Borrowers, in the applicable currency in which such obligation was incurred. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the US Dollar Equivalent on the date of calculation at the Spot Rate calculated by Agent or Issuing Lender (as applicable) in good faith on such date, comparison, measurement or determination. Unless expressly provided otherwise, where a reference is made to a US Dollar amount, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the US Dollar Equivalent thereof.
(b)    Agent or the applicable Issuing Lender, as applicable, shall determine the US Dollar Equivalent amounts of Loans or Letters of Credit denominated in Alternative Currencies. Such US Dollar Equivalent shall become effective as of such Revaluation Date and shall be the US Dollar Equivalent of such amounts until the next Revaluation Date to occur.
(c)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Agent or the applicable Issuing Lender, as the case may be.
(d)    For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness, Investment, Lien, disposition of assets, or Restricted Payment or determining compliance with Section 8 with respect to the amount of judgments, the size of agreements and the value of Collateral, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the times such Indebtedness, Investment, or Lien is incurred or disposition of assets or Restricted Payment is made.
1.8.    Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.9.    Effect of Amendment and Restatement; No Novation. Upon the effectiveness of this Agreement, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement. The Existing Obligations shall continue in full force and effect, and the effectiveness of this Agreement shall not constitute a novation or repayment of the Existing Obligations. Such Existing Obligations, together with any and all additional Obligations incurred by any Borrower under this Agreement or under any of the other Loan Documents, shall continue to be secured by, among other things, the applicable portions of the Collateral, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Loan Documents. Each Borrower party to the Existing Credit Agreement hereby reaffirms its obligations, liabilities, grants of security interests, pledges and the validity of all covenants by it contained in any and all Loan Documents, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered prior to the Effective Date. Any and all references in any Loan Documents to the Existing Credit Agreement shall be deemed to be amended to refer to this Agreement.
1.10.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a)

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if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.11.    Limited Condition Transaction. Notwithstanding anything to the contrary in this Agreement, in connection with any Limited Condition Transaction and any actions being taken in connection with a Limited Condition Transaction (including any incurrence of Indebtedness) which require:
(a)    the calculation of any financial ratio or test or basket (other than any Excess Availability, US Excess Availability, Canadian Excess Availability, Luxembourg Excess Availability or Specified Excess Availability, as applicable, requirement), including the Fixed Charge Coverage Ratio; or
(b)    determining the accuracy of any representation and warranty or the determination that no Default or Event of Default (or any specified type of Default or Event of Default) has occurred, is continuing or would immediately result therefrom;
in each case, at the option of the Administrative Borrower (Administrative Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an "LCT Election"), the date of determination of whether any such action is permitted hereunder shall be made at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended measurement period at the time of) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or (y) the consummation of such Limited Condition Transaction (the date of such determination under clause (x) or (y), as applicable, the "LCT Test Date"), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), Parent or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket (after giving effect to such Limited Condition Transaction on a pro forma basis), such ratio, test or basket shall be deemed to have been complied with on the date such action or transaction is actually taken. For the avoidance of doubt, if the Administrative Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Parent and its Restricted Subsidiaries or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Administrative Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability with respect to any other related transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated on the LCT Test Date, except that (other than solely with respect to the incurrence test under which such Limited Condition Transaction is being made) Consolidated EBITDA of any target of such Limited Condition Transaction shall only be used in the determination of the relevant ratio, test and/or basket if and when such Limited Condition Transaction has been consummated.
1.12.    Rates. The interest rate on Loans denominated in US Dollars or ~~another currency~~an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative

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reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, ~~any~~including the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the BA Rate, EURIBOR or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current Benchmark or any Benchmark Replacement) as it may or may not be adjusted pursuant to Section 2.10(d)(iii) or Section 2.15(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the BA Rate, EURIBOR, or such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any Benchmark (or any Benchmark Replacement) shall be made by Agent and shall be conclusive in the absence of manifest error.
2.    LOANS AND TERMS OF PAYMENT.
2.1.    Revolving Loans.
(a)    On the First Amendment Closing Date, the outstanding principal balance of the US Revolving Loans is $0.00. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each US Lender agrees (severally, not jointly or jointly and severally) to make revolving loans ("US Revolving Loans") to US Borrowers which in the aggregate any time outstanding shall not exceed the lesser of:
(i)    such US Lender's Commitment, or
(ii)    such US Lender's Pro Rata Share of an amount equal to the lesser of:
(A)    the amount equal to (1) the US Maximum Credit less (2) the sum of the US Letter of Credit Usage at such time, plus the principal amount of US Swing Loans outstanding at such time, and
(B)    the amount equal to (1) the US Borrowing Base at such time (based upon the most recent US Borrowing Base Certificate delivered by US Borrowers to Agent, as the amount of US Qualified Cash included therein may be adjusted subsequent to the date of such US Borrowing Base Certificate pursuant to the definition of US Qualified Cash) less (2) the sum of the US Letter of Credit Usage at such time, plus the principal amount of US Swing Loans outstanding at such time.
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Each US Revolving Loan shall be a US Dollar Denominated Loan, and shall be either a Base Rate Loan or a ~~LIBOR Rate~~SOFR Loan.
(b)    On the First Amendment Closing Date, the outstanding principal balance of the Canadian Revolving Loans is $0.00. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Canadian Lender with a Canadian Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans ("Canadian Revolving Loans") to Canadian Borrowers which in the aggregate any time outstanding shall not exceed the lesser of:
(i)    such Canadian Lender's Canadian Commitment, or
(ii)    such Canadian Lender's Pro Rata Share of an amount equal to the lesser of:
(A)    the amount equal to (1) the Canadian Maximum Credit less (2) the Canadian Letter of Credit Usage at such time, plus the principal amount of Canadian Swing Loans outstanding at such time, and
(B)    the amount equal to (1) the Canadian Borrowing Base at such time (based upon the most recent Canadian Borrowing Base Certificate delivered by Canadian Borrowers to Agent, as the amount of Canadian Qualified Cash included therein may be adjusted subsequent to the date of such Canadian Borrowing Base Certificate pursuant to the definition of Canadian Qualified Cash) less (2) the Canadian Letter of Credit Usage at such time, plus the principal amount of Canadian Swing Loans outstanding at such time.
Each Canadian Revolving Loan shall be either a US Dollar Denominated Loan (which shall be either a Base Rate Loan or a ~~LIBOR Rate~~SOFR Loan) or a Canadian Dollar Denominated Loan (which shall be either a Base Rate Loan or a BA Rate Loan).
(c)    On the First Amendment Closing Date, the outstanding principal balance of the Luxembourg Revolving Loans is $0.00. Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Luxembourg Lender with a Luxembourg Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans ("Luxembourg Revolving Loans") to Luxembourg Borrower which in the aggregate any time outstanding shall not exceed the lesser of:
(i)    such Luxembourg Lender's Luxembourg Commitment, or
(ii)    such Luxembourg Lender's Pro Rata Share of an amount equal to the lesser of:
(A)    the amount equal to (1) the Luxembourg Maximum Credit less (2) the Luxembourg Letter of Credit Usage at such time, plus the principal amount of Luxembourg Swing Loans outstanding at such time, and
(B)    the amount equal to (1) the Luxembourg Borrowing Base at such time less (2) the Luxembourg Letter of Credit Usage at such time, plus the principal amount of Luxembourg Swing Loans outstanding at such time.
Each Luxembourg Revolving Loan shall be a Euro Denominated Loan (which shall be a EURIBOR Rate Loan).

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(d)    Anything to the contrary in this Section 2.1 or otherwise notwithstanding, neither (i) the aggregate principal amount of all Revolving Loans (including Swing Loans, Protective Advances and Overadvances) plus the Letter of Credit Usage outstanding at any time, nor (ii) the Maximum Credit shall exceed the Term Loan Debt Limit. Agent may at any time and from time to time require that an Authorized Person execute and deliver to Agent a certificate, in form and substance reasonably satisfactory to Agent, representing that each of (x) the aggregate principal amount of all Revolving Loans (including Swing Loans, Protective Advances and Overadvances) plus the Letter of Credit Usage outstanding at such time (and after giving effect to any of the foregoing that have been requested) and (y) the Maximum Credit, in each case, does not and will not exceed the Term Loan Debt Limit, together with calculations in reasonable detail evidencing such compliance.
(e)    Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(f)    Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation), in its Permitted Discretion, to establish, increase, reduce, eliminate, or otherwise adjust reserves (without duplication) from time to time against the US Borrowing Base, the Canadian Borrowing Base or the Luxembourg Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary, including (i) reserves in an amount equal to the Bank Product Reserve Amount, (ii) [reserved], (iii) [reserved], (iv) reserves in the amount of any Restricted Payment under Section 6.8(i) that has been declared but has not yet been paid, but only if Excess Availability is less than $100,000,000 at any time during the period commencing with the declaration of such Restricted Payment and ending with the payment thereof, and (v) reserves with respect to (A) sums that Parent or its Subsidiaries are required to pay under this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (B) amounts owing by Parent or its Subsidiaries to any Person to the extent secured by a Lien on, or trust or deemed trust over, any of the Revolving Loan Priority Collateral (other than a Permitted Lien under clause (m) of the definition of such term), which Lien, trust or deemed trust, in the Permitted Discretion of Agent likely would be pari passu with, or have a priority superior to, Agent's Liens (such as Priority Payables or Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes or other amounts that may be pari passu or given priority under applicable Law) in and to such item of the Revolving Loan Priority Collateral. To the extent that an event, condition or matter as to any Eligible Accounts or Eligible Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, Agent shall not also establish a reserve to address the same event, condition or matter. The amount of any reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in its Permitted Discretion. Agent will provide notice to Administrative Borrower three (3) Business Days' prior to the establishment of any new categories of reserves after the date hereof or any change in the methodology for the calculation of an existing reserve after the date hereof, except that such notice shall not be required (i) at any time there is a Cash Dominion Event or, if in the good faith determination of Agent, it is necessary to act sooner to preserve or protect the Collateral or its value or the rights of Agent therein or to otherwise address any event, condition or circumstance that, in the good faith judgment of the Agent, is reasonably likely to cause a diminution in the value of the Collateral or to threaten the ability to realize upon any portion of the Collateral or (ii) if after giving effect to any such new category of reserves or change in methodology there would be an Overadvance. Upon receipt of such notice, Administrative Borrower may take such action as may be required so that the event, condition, or matter that is the basis for the reserve no longer exists. At any time that the event, condition or circumstance that is the basis for the reserve

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ceases to exist or is otherwise addressed to the satisfaction of Agent, then the applicable reserve will be terminated.
(g)    Without limiting the generality of the foregoing, reserves may be established to reflect any of the following: (i) Inventory shrinkage, (ii) markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof), (iii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (iv) any rental payments, service charges or other amounts due or to become due to owners or lessors of Real Property to the extent Inventory or Records are located in or on such property or in the possession or control of such parties or such Records are needed to monitor or otherwise deal with the Collateral (other than for locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such Real Property that Agent has acknowledged in writing is in form and substance satisfactory to Agent), provided, that, the reserves established pursuant to this clause (iv) as to leased locations shall not exceed at any time the aggregate of amounts payable for the next three (3) months to the lessors of such locations, except that such limitation on the amount of the reserves shall not apply at any time that an Event of Default shall exist or have occurred and be continuing, or at any time there is any event of default under the lease by Parent or any Subsidiary of Parent with respect to such location or a notice thereof has been sent or received by or on behalf of any Loan Party, (v) any rental payments, service charges or other amounts due or to become due to lessors of personal property, (vi) an increase in the number of days of the turnover of Inventory or a change in the mix of the Inventory that results in an overall decrease in the value thereof or a deterioration in its nature or quality (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent), (vii) variances between the perpetual Inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage reasonably acceptable to Agent in its Permitted Discretion, (viii) dilution with respect to Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Agent for any period (with such calculations to be based on the results of the most recently received Acceptable Field Exam by Agent or, in between such Acceptable Field Exams, in Agent's sole discretion, on the most recent Account roll-forward report delivered to Agent pursuant to Section 5.2) is greater than three percent (3%); provided, that reductions with respect to the advance rates as a result of the foregoing shall not apply unless and until dilution is greater than three percent (3%) by a full percentage point (and, thereafter, by additional full percentage points), at which point the advance rate may be reduced in equal full percentage point increments, and (ix) reserves in respect of any Specified Debt that matures within 91 days of the Maturity Date. Except as otherwise specifically provided in this clause (f), any change to the amount of any reserves described above shall be based on changes in the event, condition or circumstance that is basis for such reserves after the First Amendment Closing Date.
2.2.    Borrowing Procedures and Settlements.
(a)    Requests for Revolving Borrowing. To request a Revolving Loan or Swing Loan, the applicable Borrower (or Administrative Borrower on behalf of such Borrower) shall notify Agent ~~by telephone or~~ through a written request ~~made~~ by an Authorized Person delivered to Agent (which may be delivered through Agent's electronic platform or portal) and received by Agent no later than 11:00 a.m. (and in the case of EURIBOR Rate Loans, London time) (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan (other than Luxembourg Swing Loans, which shall be made consistent with clause (b)(iii) below) or Base Rate Loans to be made in US Dollars, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan to be made in Canadian Dollars, ~~and~~ (iii) on the US Government Securities Business Day that is three US Government Securities Business Days prior to the requested Funding Date in the case of ~~all other requests~~a SOFR Loan, and (iv) on the Eurocurrency Banking Day that is at least three Eurocurrency Banking Days prior to the requested Funding Date in the case of a BA Rate Loan or a EURIBOR Rate

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Loan; provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. (and in the case of EURIBOR Rate Loans, London time) on the applicable Business Day, US Government Securities Business Day or Eurocurrency Banking Day, as applicable. All Borrowing requests which are not made on-line via Agent's electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent's authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. ~~Any telephonic request shall be irrevocable and to the extent required by Agent, confirmed promptly by a written request in accordance with this Section 2.2(a). Each such telephonic and~~Each such written request shall specify the following information:
(i)    the Borrower requesting such Revolving Loan or Swing Loan;
(ii)    whether such Loan is a Revolving Loan or Swing Loan;
(iii)    the aggregate amount of such Revolving Loan or Swing Loan;
(iv)    the date of such Revolving Loan or Swing Loan, which shall be a Business Day;
(v)    whether such Revolving Loan or Swing Loan is to be a Base Rate Loan, a BA Rate Loan, a ~~LIBOR Rate~~SOFR Loan or a EURIBOR Rate Loan;
(vi)    in the case of a ~~LIBOR Rate~~SOFR Loan or a BA Rate Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and
(vii)    in the case of each Canadian Revolving Loan, whether such Canadian Revolving Loan is to be a US Dollar Denominated Loan or a Canadian Dollar Denominated Loan.
If no election as to whether a Revolving Loan is to be a BA Rate Loan or ~~LIBOR Rate~~SOFR Loan is specified in the applicable request, then the requested Revolving Loan shall be a Base Rate Loan (provided that subject to Section 2.10(d), all Luxembourg Revolving Loans shall be EURIBOR Rate Loans) and if no Interest Period is specified with respect to any request for a ~~LIBOR Rate~~SOFR Loan or a BA Rate Loan, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a request for a Revolving Loan in accordance with this Section, Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the request. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.
(b)    Making of Swing Loans.
(i)    Making of US Swing Loans. Subject to the terms and conditions contained herein, Swing Lender agrees that it will make a US Revolving Loan (any such US Revolving Loan made solely by Swing Lender pursuant to this Section 2.2 (b)(i) being referred to as a "US Swing Loan") to US Borrowers from time to time in amounts requested by any US Borrower (or Administrative Borrower on behalf of US Borrowers) up to the aggregate amount outstanding equal to the US Swing Loan Limit, provided, that, after giving effect to any such US Swing Loan, the aggregate principal amount of the US Revolving Loans, US Swing Loans and US

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Letter of Credit Usage outstanding at any time shall not exceed the lesser of the US Borrowing Base at such time or US Maximum Credit at such time. Each US Swing Loan shall be deemed to be a US Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other US Revolving Loans, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any US Swing Loan if Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making any US Swing Loan. The US Swing Loans shall be secured by Agent's Liens, constitute US Revolving Loans and US Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. Upon the making of a US Swing Loan, without further action by any party hereto, each US Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in such US Swing Loan. To the extent that there is no Settlement in accordance with Section 2.3(c) hereof, the applicable Swing Lender may at any time, require the applicable US Lenders to fund their participations. From and after the date, if any, on which any US Lender has funded its participation in any US Swing Loan, Agent shall promptly distribute to such US Lender, not less than weekly, such Lender's Pro Rata Share of all payments of principal and interest received by Agent in respect of such US Swing Loan.
(ii)    Making of Canadian Swing Loans. Subject to the terms and conditions contained herein, Swing Lender agrees that it will make a Canadian Revolving Loan (any such Canadian Revolving Loan made solely by Swing Lender pursuant to this Section 2.2(b)(ii) being referred to as a "Canadian Swing Loan") to Canadian Borrowers from time to time in amounts requested by any Canadian Borrower (or Administrative Borrower on behalf of Canadian Borrowers) up to the aggregate amount outstanding equal to the Canadian Swing Loan Limit, provided, that, after giving effect to any such Canadian Swing Loan, the aggregate principal amount of the Canadian Revolving Loans, Canadian Swing Loans and Canadian Letter of Credit Usage outstanding at any time shall not exceed the lesser of the Canadian Borrowing Base at such time or Canadian Maximum Credit at such time. Each Canadian Swing Loan shall be deemed to be a Canadian Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Canadian Revolving Loans, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.2(d)(ii), Swing Lender shall not make and shall not be obligated to make any Canadian Swing Loan if Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making any Canadian Swing Loan. The Canadian Swing Loans shall be secured by Agent's Liens, constitute Canadian Revolving Loans and Canadian Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. Upon the making of a Canadian Swing Loan, without further action by any party hereto, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in such Canadian Swing Loan. To the extent that there is no Settlement in accordance with Section 2.2(c) hereof, the applicable Swing

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Lender may at any time, require the applicable Canadian Lenders to fund their participations. From and after the date, if any, on which any Canadian Lender has funded its participation in any Canadian Swing Loan, Agent shall promptly distribute to such Canadian Lender, not less than weekly, such Lender's Pro Rata Share of all payments of principal and interest received by Agent in respect of such Canadian Swing Loan.
(iii)    Making of Luxembourg Swing Loans. Subject to the terms and conditions contained herein, Swing Lender agrees that it will make a Luxembourg Revolving Loan (any such Luxembourg Revolving Loan made solely by Swing Lender pursuant to this Section 2.2(b)(iii) being referred to as a "Luxembourg Swing Loan") to Luxembourg Borrower from time to time in amounts requested by Luxembourg Borrower (or Administrative Borrower on behalf of Luxembourg Borrower) up to the aggregate amount outstanding equal to the Luxembourg Swing Loan Limit, provided, that, after giving effect to any such Luxembourg Swing Loan, the aggregate principal amount of the Luxembourg Revolving Loans, Luxembourg Swing Loans and Luxembourg Letter of Credit Usage outstanding at any time shall not exceed the lesser of the Luxembourg Borrowing Base at such time or Luxembourg Maximum Credit at such time. Each Luxembourg Swing Loan shall be deemed to be a Luxembourg Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Luxembourg Revolving Loans, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.2(d)(ii), Swing Lender shall not make and shall not be obligated to make any Luxembourg Swing Loan if Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making any Luxembourg Swing Loan. The Luxembourg Swing Loans shall be secured by Agent's Liens, constitute Luxembourg Revolving Loans and Luxembourg Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are EURIBOR Rate Loans. Upon the making of a Luxembourg Swing Loan, without further action by any party hereto, each Luxembourg Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in such Luxembourg Swing Loan. To the extent that there is no Settlement in accordance with Section 2.2(c) hereof, the applicable Swing Lender may at any time, require the applicable Luxembourg Lenders to fund their participations. From and after the date, if any, on which any Luxembourg Lender has funded its participation in any Luxembourg Swing Loan, Agent shall promptly distribute to such Luxembourg Lender, not less than weekly, such Lender's Pro Rata Share of all payments of principal and interest received by Agent in respect of such Luxembourg Swing Loan.
(c)    Making of Revolving Loans.
(i)    Promptly after receipt of a request for a Borrowing ~~of~~for a Revolving Loan pursuant to Section ~~2.3~~2.2(a), Agent shall notify the applicable Lenders by telecopy, telephone, email or other ~~similar~~electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day, US Government Securities Business Day or Eurocurrency Banking Day, as applicable that is (A) in the case of a request for a Base Rate Loan to be made in US Dollars, prior to 11:00 a.m. on the Business Day that is the requested Funding Date, (B) in the case of a request for a Base Rate Loan to be made in Canadian Dollars, prior to 11:00 a.m. at least one Business Day prior to the requested Funding Date, (C) in the case of a request for a SOFR Loan, prior to 11:00 a.m. at least three US Government Securities Business Days prior to the requested Funding Date, or (D) in the case of a request for a BA Rate Loan or a EURIBOR Rate Loan, prior to 11:00 a.m. (and in the case of EURIBOR Rate Loans, London time) at least three Eurocurrency Banking Days prior to the requested

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Funding Date. Each applicable Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable Currency, to Agent's Account, Agent's Canadian Account or Agent's Luxembourg Account, as applicable, not later than 1:00 p.m. ~~on~~(and, in the case of EURIBOR Rate Loans, London time) on the Business Day that is the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Revolving Loans from the applicable Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds in the applicable Currency equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Section 2.2(d)(ii), ~~Agent shall not request any Lender to make any Revolving Loan if it has knowledge that, and~~ no Lender shall have the obligation to make, any Revolving Loan if (A) one or more of the applicable conditions precedent set forth in Section 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (B) the requested Borrowing would exceed the Availability on such Funding Date.
(ii)    Unless Agent receives notice from a Lender prior to 9:00 a.m. ~~on the date of a~~(and, in the case of EURIBOR Rate Loans, London time) on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing~~,~~  that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds in the applicable Currency on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers ~~on such date~~ a corresponding amount. If, on the requested Funding Date, any Lender shall not have ~~made its~~remitted the full amount that it is required to make available to Agent in immediately available funds in the applicable Currency and if Agent ~~in such circumstances~~has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable Currency, to the Agent's Account, the Agent's Canadian Account or the Agent's Luxembourg Account, as applicable, no later than 10:00 a.m. (and, in the case of EURIBOR Rate Loans, London time) on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender's portion of such Borrowing for the Funding Date shall be for Agent's separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds in the applicable Currency as and when required hereby and if Agent has made available to Borrowers such amount, ~~such~~then that Lender shall~~, no later than 1:00 p.m. on the Business Day following such Funding Date, make~~ be obligated to immediately remit such amount ~~available~~ to Agent, together with interest at the Defaulting Lender Rate for each day ~~during~~until the date on which such ~~period~~amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.2(c)(ii) shall be conclusive, absent manifest error. If ~~such~~the amount ~~is so~~that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender's Revolving Loan ~~on the date of Borrowing~~ for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify ~~Borrowers~~Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

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(d)    Protective Advances and Optional Overadvances.
(i)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.2(d)(iv), Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary (A) to preserve or protect the Collateral, or any portion thereof, or (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as "Protective Advances"), at any time (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) that any of the other applicable conditions precedent set forth in Section 3.2 are not satisfied. So long as no Event of Default exists or has occurred and is continuing, Agent shall use reasonable efforts to notify Administrative Borrower of the existence of any Protective Advances on or about the date when made.
(ii)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.2(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby. In any event: (A) if any such Overadvance remains outstanding for more than thirty (30) days, unless otherwise agreed to by the Required Lenders, Borrowers shall immediately repay Revolving Loans (including Swing Loans, if applicable) in an amount sufficient to eliminate all such Overadvances, provided, that, in the event that the Overadvance arises as a result of the establishment of a new category of reserves or the change in the methodology of the calculation of an existing reserve, or as a result of the making of a Loan other than at the request of a Borrower (or Administrative Borrower on behalf of any Borrower), whether a Protective Advance or by charging the Loan Account, Borrowers shall not be required to repay such Overadvance until ten (10) days after notice thereof by Agent to Administrative Borrower and (B) after the date all such Overadvances have been eliminated, there must be at least five (5) consecutive days without the existence of any such Overadvances before intentional Overadvances are made. The foregoing provisions relating to making Overadvances are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.3. Each Lender with a US Commitment shall be obligated to settle with Agent (or Swing Lender, as applicable) as provided in Section 2.2(e) (or Section 2.13, as applicable) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent (or Swing Lender) to US Borrowers reported to such Lender, any intentional Overadvances to US Borrowers made as permitted under this Section 2.2(d)(ii), and any Overadvances to US Borrowers resulting from the charging to the US Loan Account of interest, fees, or Lender Group Expenses to the extent permitted by Section 2.4(c). Each Lender with a Canadian Commitment shall be obligated to settle with Agent (or Swing Lender, as applicable) as provided in Section 2.2(e) (or Section 2.13, as applicable) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent (or Swing Lender) to Canadian Borrowers reported to such Lender, any intentional Overadvances to Canadian Borrowers made as permitted under this Section 2.2(d)(ii), and any Overadvances to Canadian Borrowers resulting from the charging to the Canadian Loan Account of interest, fees, or Lender Group Expenses to the extent permitted by Section 2.4(c). Each Lender with a Luxembourg Commitment shall be obligated to settle with Agent (or Swing Lender, as applicable) as provided in Section 2.2(e) (or Section 2.13, as applicable) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent (or Swing Lender) to Luxembourg Borrower reported to such Lender, any intentional Overadvances to Luxembourg Borrower made as permitted under this Section 2.2(d)(ii), and any Overadvances to Luxembourg Borrower resulting from the charging to

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the Luxembourg Loan Account of interest, fees, or Lender Group Expenses to the extent permitted by Section 2.4(c). The Required Lenders may by written notice to Agent revoke the authority of Agent and Swing Lender to make future Overadvances pursuant to this Section 2.2(d) at any time. So long as no Event of Default exists or has occurred and is continuing, Agent shall use reasonable efforts to notify Administrative Borrower of the existence of any Overadvance on or about the date when made.
(iii)    Any Protective Advance or Overadvance to Canadian Borrowers or Luxembourg Borrower may be made by Agent or by a Canadian Lender or a Luxembourg Lender, as applicable, in each case which is an Affiliate of Agent. Each Protective Advance and each Overadvance shall be deemed to be a Revolving Loan hereunder that is a Base Rate Loan (other than a Protective Advance or Overadvance made to Luxembourg Borrower which shall be a EURIBOR Rate Loan) and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent (or the Canadian Lender or Luxembourg Lender which made such Protective Advance) solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, be secured by Agent's Liens, constitute Obligations hereunder, and, subject to the preceding sentence, bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent's ability to make Protective Advances do not apply to Overadvances and the limitations on Agent's ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.2(d) relating to making Protective Advances and Overadvances are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way.
(iv)    Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Overadvance or Protective Advance may be made by Agent if such Revolving Loan would cause (A) the aggregate principal amount of Overadvances and Protective Advances outstanding to exceed an amount equal to ten percent (10%) of the Maximum Credit; (B) the US Revolver Usage (excluding amounts charged to the US Loan Account for interest, fees or Lender Group Expenses) to exceed the US Maximum Credit, (C) the Canadian Revolver Usage (excluding amounts charged to the US Loan Account for interest, fees or Lender Group Expenses) to exceed the Canadian Maximum Credit or (D) the Luxembourg Revolver Usage (excluding amounts charged to the US Loan Account for interest, fees or Lender Group Expenses) to exceed the Luxembourg Maximum Credit.
(e)    Settlement. It is agreed that each US Lender's funded portion of the US Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding US Revolving Loans. It is agreed that each Canadian Lender's funded portion of the Canadian Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Canadian Revolving Loans. It is agreed that each Luxembourg Lender's funded portion of the Luxembourg Revolving Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Luxembourg Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans, Overadvances and Protective Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)    Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender,

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with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances or Overadvances, and (3) with respect to the Loan Parties' Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (and in the case of any Settlements in of Euro Denominated Loans, London time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans, Overadvances and Protective Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.13): (A) if the amount of the Revolving Loans (including Swing Loans, Overadvances and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender's Pro Rata Share of the Revolving Loans (including Swing Loans, Overadvances and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (and in the case of any Settlements in of Euro Denominated Loans, London time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, Overadvances and Protective Advances), and (B) if the amount of the Revolving Loans (including Swing Loans, Overadvances and Protective Advances) made by a Lender is less than such Lender's Pro Rata Share of the Revolving Loans (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent's Account, Agent's Canadian Account or Agent's Luxembourg Account, as applicable, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, Overadvances and Protective Advances). Such amounts made available to Agent under clause (B) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans, Overadvances or Protective Advances and, together with the portion of such Swing Loans, Overadvances or Protective Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
(ii)    In determining whether a Lender's balance of the Revolving Loans, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Revolving Loans, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
(iii)    Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender or the Canadian Lender or Luxembourg Lender that is an Affiliate of Agent, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Protective Advances, Overadvances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances, Overadvances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender's Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, Collections or payments of Loan Parties received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro

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Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 13), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances and Overadvances, and each Lender with respect to the Revolving Loans other than Swing Loans, Overadvances and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.
(iv)    Anything in this Section 2.2(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to act in accordance with Section 2.13.
(f)    Register. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register (the "Register") showing the principal amount of (and stated interest on) the Revolving Loans, owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, the names and addresses of each Lender, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate. The Register shall include copies of each Assignment and Acceptance delivered to the Agent. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(g)    Independent Obligations. All Revolving Loans (other than Swing Loans, Overadvances and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.3.    Payments; Reductions of Commitments; Prepayments.
(a)    Payments by Borrowers.
(i)    Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Agent's Account, Agent's Canadian Account or Agent's Luxembourg Account, as applicable, for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m. on the date specified herein (and, in the case of Euro Denominated Loans, London time). Any payment received by Agent later than 1:00 p.m. (and, in the case of Euro Denominated Loans, London time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until (but not including) such following Business Day.
(ii)    Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not

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be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(iii)    All payments in respect of the Canadian Obligations of Canadian Loan Parties shall be applied first to Canadian Obligations denominated in the same currency as the payments received and second to the Canadian Obligations denominated in the other currency; provided, that, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which the Canadian Obligations are denominated at the Spot Rate calculated by Agent in good faith on such date and Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the Loan Account of any Borrower maintained by such Agent).
(b)    Apportionment and Application.
(i)    So long as no Application Event has occurred and is continuing and except as otherwise provided herein, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) entitled to such payments and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent's separate account or for the separate account of the Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied (subject to the Term Loan Intercreditor Agreement), so long as no Application Event has occurred and is continuing, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable Law (subject to Section 2.3(b)(vi) and Section 2.3(e)).
(ii)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Term Loan Intercreditor Agreement, all payments remitted to Agent in respect of the US Obligations and all proceeds of US Collateral received by Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(B)    second, to pay any fees then due to Agent (in its capacity as Agent and not as Lender) under the Loan Documents until paid in full,
(C)    third, to pay interest due in respect of all Protective Advances made for the account of US Loan Parties until paid in full,
(D)    fourth, to pay principal due in respect of all Protective Advances made for the account of US Borrowers until paid in full,

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(E)    fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the US Lenders under the Loan Documents, until paid in full,
(F)    sixth, ratably, to pay any fees then due to any of the US Lenders under the Loan Documents until paid in full,
(G)    seventh, to pay interest accrued in respect of the US Swing Loans until paid in full,
(H)    eighth, to pay the principal of all US Swing Loans until paid in full,
(I)    ninth, ratably, to pay interest accrued in respect of the US Revolving Loans (other than Protective Advances) until paid in full,
(J)    tenth, ratably (1) to Agent, for the account of Agent and Lenders, to pay the principal of all US Revolving Loans until paid in full, and (2) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the US Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to one hundred three percent (103%) of the US Letter of Credit Usage (to the extent permitted by applicable Law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a US Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such US Letter of Credit shall, during the continuation of an Application Event, to the extent permitted by applicable Law, be reapplied pursuant to this Section 2.3(b)(ii), beginning with clause (A) hereof),
(K)    eleventh, to pay any other US Obligations other than Bank Product Obligations,
(L)    twelfth, to pay Canadian Obligations other than Bank Product Obligations in the order and priority set forth in clause (iii) below,
(M)    thirteenth, to pay Luxembourg Obligations other than Bank Product Obligations in the order and priority set forth in clause (iv) below,
(N)    fourteenth, to pay any other US Obligations, including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(ii), beginning with clause (A) hereof),

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(O)    fifteenth, to pay Canadian Obligations in respect of Bank Product Obligations as set forth in clause (M) of clause (iii) below,
(P)    sixteenth, to pay Luxembourg Obligations in respect of Bank Product Obligations as set forth in clause (M) of clause (iv) below, and
(Q)    seventeenth, to US Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable Law.
(iii)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to Section 2.3(b)(ix) below, all payments remitted to Agent in respect of the Canadian Obligations and all proceeds of Canadian Collateral received by Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(B)    second, to pay any fees then due to Agent under the Loan Documents until paid in full,
(C)    third, to pay interest due in respect of all Protective Advances made for the account of Canadian Borrowers until paid in full,
(D)    fourth, to pay the principal of all Protective Advances made for the account of Canadian Borrowers until paid in full,
(E)    fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Canadian Lenders under the Loan Documents, until paid in full,
(F)    sixth, ratably, to pay any fees then due to any of the Canadian Lenders under the Loan Documents until paid in full,
(G)    seventh, to pay interest accrued in respect of the Canadian Swing Loans until paid in full,
(H)    eighth, to pay the principal of all Canadian Swing Loans until paid in full,
(I)    ninth, ratably, to pay interest accrued in respect of the Canadian Revolving Loans (other than Protective Advances) until paid in full,
(J)    tenth, ratably (i) to Agent, for the account of Agent and Canadian Lenders, to pay the principal of all Canadian Revolving Loans until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Canadian Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to one hundred three percent (103%) of the Canadian Letter of Credit Usage (to the extent permitted by applicable Law, such cash collateral shall be applied to the reimbursement of any

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Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Canadian Letter of Credit shall, during the continuation of an Application Event, to the extent permitted by applicable Law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with clause (A) hereof),
(K)    eleventh, to pay any other Canadian Obligations other than Bank Product Obligations,
(L)    twelfth, to pay Luxembourg Obligations other than Bank Product Obligations in the order and priority set forth in clause (iv) below,
(M)    thirteenth, to pay any other Canadian Obligations, including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with clause (A) hereof),
(N)    fourteenth, to pay Luxembourg Obligations in respect of Bank Product Obligations as set forth in clause (M) of clause (iv) below, and
(O)    fifteenth, to Canadian Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable Law.
(iv)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to Section 2.3(b)(ix) below, all payments remitted to Agent in respect of the Luxembourg Obligations and all proceeds of Luxembourg Collateral received by Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,
(B)    second, to pay any fees then due to Agent under the Loan Documents until paid in full,
(C)    third, to pay interest due in respect of all Protective Advances made for the account of Luxembourg Borrower until paid in full,
(D)    fourth, to pay the principal of all Protective Advances made for the account of Luxembourg Borrower until paid in full,

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(E)    fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Luxembourg Lenders under the Loan Documents, until paid in full,
(F)    sixth, ratably, to pay any fees then due to any of the Luxembourg Lenders under the Loan Documents until paid in full,
(G)    seventh, to pay interest accrued in respect of the Luxembourg Swing Loans until paid in full,
(H)    eighth, to pay the principal of all Luxembourg Swing Loans until paid in full,
(I)    ninth, ratably, to pay interest accrued in respect of the Luxembourg Revolving Loans (other than Protective Advances) until paid in full,
(J)    tenth, ratably (i) to Agent, for the account of Agent and Luxembourg Lenders, to pay the principal of all Luxembourg Revolving Loans until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Luxembourg Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Luxembourg Letter of Credit Disbursement), as cash collateral in an amount up to one hundred three percent (103%) of the Luxembourg Letter of Credit Usage (to the extent permitted by applicable Law, such cash collateral shall be applied to the reimbursement of any Luxembourg Letter of Credit Disbursement as and when such disbursement occurs and, if a Luxembourg Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Luxembourg Letter of Credit shall, during the continuation of an Application Event, to the extent permitted by applicable Law, be reapplied pursuant to this Section 2.4(b)(iv), beginning with clause (A) hereof),
(K)    eleventh, to pay any other Luxembourg Obligations other than Bank Product Obligations,
(L)    twelfth, to pay Canadian Obligations other than Bank Product Obligations in the order and priority set forth in clause (iii) above,
(M)    thirteenth, to pay any other Luxembourg Obligations, including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(iv), beginning with clause (A) hereof),

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(N)    fourteenth, to pay Canadian Obligations in respect of Bank Product Obligations as set forth in clause (M) of clause (iii) above, and
(O)    fifteenth, to Luxembourg Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable Law.
(v)    Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(e).
(vi)    In each instance, so long as no Application Event has occurred and is continuing and subject to Section 2.3(e), Section 2.3(b)(i) shall not apply to any payment made by any Borrower to Agent and specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(vii)    For purposes of Section 2.3(b)(ii), (iii) or (iv) or Section 2.3(e), "paid in full" of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, fees and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(viii)    In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.13 and this Section 2.3, then the provisions of Section 2.13 shall control and govern, and if otherwise, then the terms and provisions of this Section 2.3 shall control and govern.
(ix)    Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents to the contrary, (i) Canadian Loan Parties and Luxembourg Borrower shall not be liable for any US Obligations, (ii) no Liens granted by Canadian Loan Parties or Luxembourg Borrower under any of the Loan Documents shall secure any US Obligations, (iii) no amounts payable on account of the Canadian Obligations or Luxembourg Obligations shall be payable to Agent's Account, and (iv) no US Obligations shall be charged to the Canadian Loan Account or Luxembourg Loan Account.
(c)    Reduction of Commitments.
(i)    The US Commitments, the Canadian Commitments and the Luxembourg Commitments shall terminate on the Maturity Date.
(ii)    US Borrowers may reduce the US Commitments to an amount not less than the sum of (A) the US Revolver Usage as of such date, plus (B) the principal amount of all US Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.2(a), plus (C) the amount of all US Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.9(a); provided that at any time the US Commitments are reduced to zero the Canadian Commitments and Luxembourg Commitments shall automatically be reduced to zero.

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(iii)    Canadian Borrowers may reduce the Canadian Commitments to an amount not less than the sum of (A) the Canadian Revolver Usage as of such date, plus (B) the principal amount of all Canadian Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.2(a), plus (C) the amount of all Canadian Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.9(a).
(iv)    Luxembourg Borrower may reduce the Luxembourg Commitments to an amount not less than the sum of (A) the Luxembourg Revolver Usage as of such date, plus (B) the principal amount of all Luxembourg Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.2(a), plus (C) the amount of all Luxembourg Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.9(a).
(v)    Each such reduction shall be in an amount which is not less than $10,000,000, unless the Commitments are being reduced to zero and the amount of the Commitments in effect immediately prior to such reduction are less than $10,000,000, shall be made by providing not less than five (5) Business Days prior written notice (or such shorter period as agreed to by Agent) to Agent, which notice shall specify whether such reduction is in respect of the US Commitments, the Canadian Commitments or the Luxembourg Commitments and shall be irrevocable. Once reduced, the Commitments may not be increased. Each such reduction of the Commitments shall reduce the Commitments of each Lender proportionately in accordance with its ratable share thereof.
(d)    Optional Prepayments. Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty (other than breakage and related costs associated with ~~LIBOR Rate~~SOFR Loans and BA Funding Losses).
(e)    Mandatory Prepayments.
(i)    Borrowing Base. If, at any time, (A) the US Revolver Usage on such date exceeds the lesser of the US Borrowing Base or the US Maximum Credit, (B) the Canadian Revolver Usage on such date exceeds the lesser of the Canadian Borrowing Base or the Canadian Maximum Credit or (C) the Luxembourg Revolver Usage on such date exceeds the lesser of the Luxembourg Borrowing Base or the Luxembourg Maximum Credit (any such excess being referred to as the "Overadvance"), then the US Borrowers, Canadian Borrowers or Luxembourg Borrower, as applicable, shall promptly, but in any event, within one (1) Business Day, prepay the Obligations in accordance with Section 2.3(f) in an aggregate amount equal to any such excess, as applicable, except as otherwise provided in Section 2.2(d). Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents, Administrative Borrower and the other Borrowers shall not request, and Agent and Lenders shall not be required to make or provide, Revolving Loans or Letters of Credit, at any time that there exists an Overadvance (but without limiting the obligations of Lenders to have participations or to settle in respect of Overadvances or Protective Advances permitted hereunder).
(ii)    Indebtedness. Subject to the Term Loan Intercreditor Agreement, at any time during a Cash Dominion Event, within one (1) Business Day of the date of incurrence by any Loan Party of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.3(e)(ii) shall not be deemed to constitute consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement.

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(iii)    Reserved.
(iv)    Reserved.
(v)    Cash Dominion Event; Luxembourg Cash Dominion Event.
(A)    Upon the occurrence and during the continuance of a Cash Dominion Event, subject to the Term Loan Intercreditor Agreement, Borrowers will apply the proceeds of Collateral and Collections to the Obligations as set forth in Section 2.3(b)(i) with (A) proceeds of Collateral and Collections of US Loan Parties applied first to US Revolving Loans until paid in full, second to Canadian Revolving Loans until paid in full and third to Luxembourg Revolving Loans and (B) proceeds of Collateral and Collections of Canadian Loan Parties applied first to Canadian Revolving Loans until paid in full and second to Luxembourg Revolving Loans, or if applicable, pursuant to Section 2.3(b)(ii) or Section 2.3(b)(iii).
(B)    Upon the occurrence and during the continuance of a Luxembourg Cash Dominion Event, Borrowers will apply the proceeds of Collateral and Collections of Luxembourg Borrower to the Luxembourg Obligations as set forth in Section 2.3(b)(i) first to the Luxembourg Revolving Loans until paid in full and second to Canadian Revolving Loans, or if applicable, pursuant to Section 2.3(b)(iv).
(vi)    Generally. The mandatory prepayments required under Section 2.3(e) shall not result in a permanent reduction in the Commitments.
2.4.    Interest Rates: Rates, Payments, and Calculations.
(a)    Interest Rates. Except as provided in Section 2.4(b) and subject to the provisions of Section 2.10(d) and Section 2.15(d), as applicable, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:
(i)    if the relevant Obligation is a ~~LIBOR Rate~~SOFR Loan, at a per annum rate equal to ~~the LIBOR Rate~~Adjusted Term SOFR plus the Applicable Margin for ~~LIBOR Rate~~SOFR Loans,
(ii)    if the relevant Obligation is a BA Rate Loan, at a rate per annum equal to the BA Rate plus the Applicable Margin for BA Rate Loans,
(iii)    if the relevant Obligation is a EURIBOR Rate Loan, at a rate per annum equal to EURIBOR plus the Applicable Margin for EURIBOR Rate Loans,
(iv)    if the relevant Obligation is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin for the Base Rate Loans, and
(v)    otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

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(b)    Default Rate. If all or a portion of (i) the principal amount of any Loan, or (ii) any interest payable thereon or any other amount payable hereunder, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall (y) automatically upon the occurrence and during the continuation of an Event of Default under Section 8.6, and (z) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.6), upon the written direction of Agent or the Required Lenders bear interest at a rate per annum that is (A) in the case of overdue principal of any Loan, the rate that would otherwise be applicable thereto plus two percentage points per annum, (B) in the case of any other overdue amount, including overdue interest, but excluding overdue Letter of Credit fees, to the extent permitted by applicable Law, the rate described in Section 2.4(a)(v) plus two percentage points per annum, and (C) in the case of overdue Letter of Credit fees, the rate described in Section 2.8(b) plus two percentage points per annum, in each case, from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(c)    Payment. (i) Except to the extent expressly provided to the contrary, all interest (including interest on EURIBOR Rate Loans) and all fees (other than Letter of Credit fees payable hereunder and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.9(i)) payable hereunder or under any of the other Loan Documents and all costs and expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding, and (ii) all Letter of Credit fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.9(i) shall be due and payable, in arrears, on the first Business Day of each month. Each Borrower hereby authorizes Agent to (i) without prior notice, charge to the Loan Account all interest and recurring fees when due and payable hereunder or under any of the other Loan Documents or (ii) charge to the Loan Account costs, expenses and other amounts when due and payable, upon two (2) Business Days' prior notice to Administrative Borrower, provided, that such notice shall not be required at any time during a Cash Dominion Event. All such items properly charged to (i) the US Loan Account shall thereupon constitute US Revolving Loans hereunder and shall initially accrue interest at the rate then applicable to US Revolving Loans that are Base Rate Loans (unless and until converted into ~~LIBOR Rate~~SOFR Loans in accordance with the terms of this Agreement), (ii) the Canadian Loan Account shall thereupon constitute Canadian Revolving Loans hereunder and shall initially accrue interest at the rate applicable to Canadian Revolving Loans that are Base Rate Loans (unless and until converted into ~~LIBOR Rate~~SOFR Loans or BA Rate Loans, as applicable, in accordance with the terms of this Agreement) or (iii) the Luxembourg Loan Account shall thereupon constitute Luxembourg Revolving Loans hereunder and shall accrue interest at the rate applicable to Luxembourg Revolving Loans that are EURIBOR Rate Loans.
(d)    Computation. Interest and fees shall be calculated on the basis of (i) in the case of ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans and fees, a three hundred sixty (360) day year, (ii) in the case of BA Rate Loans, a three hundred and sixty-five (365) day year, and (iii) in the case of Base Rate Loans, a three hundred and sixty-five (365) or three hundred and sixty-six (366) day year, as applicable, and in each case based on actual days elapsed. The interest rate on non-contingent Obligations (other than ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans and BA Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the date any change in such Base Rate is effective. For the purposes of ~~disclosure under~~ the Interest Act (Canada), ~~where~~(i) whenever a rate of interest or fee rate hereunder is calculated ~~pursuant hereto at a rate based upon a year of three hundred sixty (360), three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be (the "First Rate"), the~~on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate ~~or percentage~~ of interest ~~on~~or fee rate shall be expressed as a yearly ~~basis is equivalent to such First Rate multiplied~~rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year ~~divided by three hundred sixty (360), three hundred and sixty-five (365) or three hundred and sixty-six (366), as the case may be.~~of calculation and

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dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
(e)    Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable Law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(f)    Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Agent will have the right, in consultation with the Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
(g)    Alternative Currencies. If, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which an Alternative Currency is issued, and such change results, in the reasonable opinion of Agent (i) such currency no longer being readily available, freely transferable and convertible into US Dollars, (ii) a US Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Revolving Loans (each of clauses (i), (ii), (iii) and (iv), a "Disqualifying Event"), then Agent shall promptly notify the Lenders and Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after the Administrative Borrower’s receipt of such notice from Agent, such Loans shall automatically convert into the US Dollar Equivalent in US Dollars, bearing interest at (x) Adjusted Term SOFR with the applicable Interest Period elected by Administrative Borrower in the SOFR Notice delivered by Administrative Borrower with respect thereto to the extent that Administrative Borrower timely delivers a SOFR Notice with respect to such converted Loans in accordance with the terms hereof and Adjusted Term SOFR and such Interest Period is then available hereunder, and (y) if no such SOFR Notice is so given by Administrative Borrower, the Base Rate (it being understood that Borrowers may thereafter convert such Loans to Loans bearing interest at Adjusted Term SOFR subject to and in accordance with the terms of this Agreement), unless the Borrowers shall have repaid such Loans within two (2) Business Days of receipt of such notice, subject to the other terms contained herein.
2.5.    Crediting Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent's Account, Agent's Canadian Account or Agent's Luxembourg Account, as applicable, or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent's Account, Agent's Canadian Account or Agent's Luxembourg Account, as applicable, on a Business Day on or before 1:00 p.m. If any payment item is received into Agent's Account, Agent's

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Canadian Account or Agent's Luxembourg Account, as applicable, on a non-Business Day or after 1:00 p.m. on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.6.    Designated Account. Agent is authorized to make the Revolving Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person and reasonably believed by Agent to be an Authorized Person or, without instructions, if pursuant to Section 2.4(c). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.
2.7.    Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of US Borrowers (the "US Loan Account") on which US Borrowers will be charged with all US Revolving Loans (including Protective Advances, Overadvances and Swing Loans) made by Agent, Swing Lender, or the Lenders to US Borrowers or for US Borrowers' account, the US Letters of Credit issued or arranged by Issuing Lender for US Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents due and owing by US Loan Parties, including, accrued interest, fees and expenses, and Lender Group Expenses. Agent shall maintain an account on its books in the name of Canadian Borrowers (the "Canadian Loan Account") on which Canadian Borrowers will be charged with all Canadian Revolving Loans (including Protective Advances and Overadvances) made by Agent or the Lenders to Canadian Borrowers or for Canadian Borrowers' account, the Canadian Letters of Credit issued or arranged by Issuing Lender for Canadian Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents due and owing by Canadian Loan Parties, including, accrued interest, fees and expenses, and Lender Group Expenses. Agent shall maintain an account on its books in the name of Luxembourg Borrower (the "Luxembourg Loan Account") on which Luxembourg Borrower will be charged with all Luxembourg Revolving Loans (including Protective Advances and Overadvances) made by Agent or the Lenders to Luxembourg Borrower or for Luxembourg Borrower's account, the Luxembourg Letters of Credit issued or arranged by Issuing Lender for Luxembourg Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents due and owing by Luxembourg Borrower, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.5, the US Loan Account shall be credited with all payments received by Agent from US Borrowers or for any US Borrower's account, the Canadian Loan Account shall be credited with all payments received by Agent from Canadian Borrowers or for any Canadian Borrower's account, and the Luxembourg Loan Account shall be credited with all payments received by Agent from Luxembourg Borrower or for Luxembourg Borrower's account. Agent shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, Overadvances and Protective Advances and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.
2.8.    Fees.
(a)    Agent Fees. Borrowers shall pay to Agent the fees set forth in the Fee Letter as and when due and payable under the terms thereof.

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(b)    Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.9(i)) which shall accrue at a per annum rate equal to the Applicable Margin for ~~LIBOR Rate~~SOFR Loans, BA Rate Loans or EURIBOR Rate Loans, as applicable, times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
(c)    Unused Line Fee. US Borrowers shall pay to Agent, for the account of Lenders, a monthly unused line fee payable in arrears on the first day of each month and on the Payoff Date, as follows:
(i)    if Monthly Average Excess Availability is greater than 50% of the Maximum Credit, in an amount equal to 0.30% per annum multiplied by (A) the aggregate amount of the Maximum Credit minus (B) the average Daily Balance of the US Revolver Usage (other than Swing Loans) plus the Canadian Revolver Usage during the immediately preceding calendar month (or portion thereof) plus the Luxembourg Revolver Usage during the immediately preceding calendar month (or portion thereof), and
(ii)    if Monthly Average Excess Availability is less than or equal to 50% of the Maximum Credit, in an amount equal to 0.25% per annum multiplied by (A) the aggregate amount of the Maximum Credit minus (B) the average Daily Balance of the US Revolver Usage (other than Swing Loans) plus the Canadian Revolver Usage during the immediately preceding calendar month (or portion thereof) plus the Luxembourg Revolver Usage during the immediately preceding calendar month (or portion thereof).
2.9.    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, upon the request of Administrative Borrower made in accordance herewith, and prior to the Maturity Date, the Issuing Lender agrees to issue, or to cause an Underlying Issuer (including, as Issuing Lender's agent) to issue, a requested standby Letter of Credit or a commercial Letter of Credit for the account of any Borrower, which Letter of Credit may be related to the business of or to benefit any Subsidiary of Parent; provided that no Letter of Credit shall be required to be issued to a specified beneficiary if Issuing Lender would be precluded by applicable law, regulation or Issuing Lender's internal procedures from issuing a Letter of Credit to such beneficiary. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a "Reimbursement Undertaking") with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by each Borrower that Borrowers are and shall be deemed to be applicants (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, or extension of any outstanding Letter of Credit, shall be (1) irrevocable and made in writing by an Authorized Person, and delivered to Agent and the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably acceptable to the Issuing Lender and reasonably in advance of the requested date of issuance, amendment, or extension, and (2) subject to Issuing Lender's authentication procedures with results satisfactory to Issuing Lender. Each such request shall be in form and substance reasonably satisfactory to Agent and the Issuing Lender and

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(i) shall specify (A) the amount of such Letter of Credit and whether such Letter of Credit shall be a US Letter of Credit, a Canadian Letter of Credit or a Luxembourg Letter of Credit, (B) in the case of (x) a US Letter of Credit, whether such US Letter of Credit shall be denominated in US Dollars or Euro, (y) a Canadian Letter of Credit, whether such Canadian Letter of Credit shall be denominated in US Dollars or Canadian Dollars, and (z) a Luxembourg Letter of Credit, whether such Luxembourg Letter of Credit shall be denominated in US Dollars or Euro, (C) the date of issuance, amendment or extension of such Letter of Credit, (D) the proposed expiration date of such Letter of Credit, (E) the name and address of the beneficiary of the Letter of Credit, and (F) such other information (including, the conditions of drawing, and in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or the Issuing Lender may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Lender generally requests for Letters of Credit in similar circumstances. Issuing Lender's records of the content of any such request will be conclusive absent manifest error. Each US Letter of Credit shall be denominated in US Dollars or Euro. Each Canadian Letter of Credit shall be denominated in US Dollars or Canadian Dollars. Each Luxembourg Letter of Credit shall be denominated in US Dollars or Euro.
(b)    The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:
(i)    the US Letter of Credit Usage would exceed the US Borrowing Base less the outstanding amount of US Revolving Loans (including Swing Loans),
(ii)    the US Letter of Credit Usage would exceed $50,000,000 minus the sum of the amount of Canadian Letter of Credit Usage and the amount of Luxembourg Letter of Credit Usage at such time,
(iii)    the US Letter of Credit Usage would exceed the US Maximum Credit less the outstanding amount of US Revolving Loans (including Swing Loans),
(iv)    the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base less the outstanding amount of Canadian Revolving Loans,
(v)    the Canadian Letter of Credit Usage would exceed $5,000,000,
(vi)    the Canadian Letter of Credit Usage would exceed the Canadian Maximum Credit less the outstanding amount of Canadian Revolving Loans,
(vii)    the Luxembourg Letter of Credit Usage would exceed the Luxembourg Borrowing Base less the outstanding amount of Luxembourg Revolving Loans,
(viii)    the Luxembourg Letter of Credit Usage would exceed $~~5,000,000~~10,000,000, or
(ix)    the Luxembourg Letter of Credit Usage would exceed the Luxembourg Maximum Credit less the outstanding amount of Luxembourg Revolving Loans.
(c)    In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender's Fronting Exposure with respect to such Letter of Credit may

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not be reallocated pursuant to Section 2.13(a)(iv), or (ii) Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Lender's risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender's Fronting Exposure in accordance with Section 2.13(a)(v). Additionally, Issuing Lender shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Lender from issuing such Letter of Credit, or any law applicable to Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Lender shall prohibit or request that Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular, ~~or~~ (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Lender applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not be in US Dollars or the applicable Alternative Currency.
(d)    Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Lender issues any Letter of Credit. In addition, each Issuing Lender (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Lender during the prior calendar week. Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute US Letters of Credit, Canadian Letters of Credit or Luxembourg Letters of Credit (as applicable) under this Agreement on and after the Effective Date with the same effect as if such Existing Letters of Credit were issued by Issuing Lender or an Underlying Issuer at the request of US Borrowers, Canadian Borrowers or Luxembourg Borrower (as applicable) on the Effective Date. Without limiting any of their respective rights or remedies, the Issuing Lender with respect to any such Existing Letter of Credit, and Agent and the other Lenders, shall have recourse to (a) Parent in connection with such Existing Letters of Credit that are US Letters of Credit to the same extent as if Parent had been the original applicant and/or account party with respect thereto, (b) Canadian Borrowers in connection with such Existing Letters of Credit that are Canadian Letters of Credit to the same extent as if Canadian Borrowers had been the original applicants and/or account parties with respect thereto and (c) Luxembourg Borrower in connection with such Existing Letters of Credit that are Luxembourg Letters of Credit to the same extent as if Luxembourg Borrower had been the original applicants and/or account parties with respect thereto. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in US Dollars or the applicable Alternative Currency. If Issuing Lender makes a payment under a US Letter of Credit or an Underlying Issuer makes a payment under a US Underlying Letter of Credit, US Borrowers shall pay to Agent an amount equal to the applicable US Letter of Credit Disbursement on (i) the date such US Letter of Credit Disbursement is made, if Administrative Borrower has received notice of such US Letter of Credit Disbursement prior to 11:00 a.m. on such date, or (ii) the next Business Day if such notice is not received prior to 11:00 a.m. on such date and in the absence of such payment, the amount of the US Letter of Credit Disbursement immediately and automatically shall be deemed to be a US Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent

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set forth in Section 3) and, initially, unless later converted to ~~LIBOR Rate~~SOFR Loans shall bear interest at the rate then applicable to US Revolving Loans that are Base Rate Loans. If Issuing Lender makes a payment under a Canadian Letter of Credit or an Underlying Issuer makes a payment under a Canadian Underlying Letter of Credit, Canadian Borrowers shall pay to Agent an amount equal to the applicable Canadian Letter of Credit Disbursement on (i) the date such Canadian Letter of Credit Disbursement is made, if Administrative Borrower has received notice of such Canadian Letter of Credit Disbursement prior to 11:00 a.m. on such date, or (ii) the next Business Day if such notice is not received prior to 11:00 a.m. on such date and, in the absence of such payment on the date when due, the amount of the Canadian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Canadian Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), made in the ~~currency~~Currency in which such Letter of Credit was issued to the applicable Canadian Borrower acting as applicant for such Letter of Credit and, initially, unless later converted to BA Rate Loans, shall bear interest at the rate then applicable to Canadian Revolving Loans that are Base Rate Loans. If Issuing Lender makes a payment under a Luxembourg Letter of Credit or an Underlying Issuer makes a payment under a Luxembourg Underlying Letter of Credit, Luxembourg Borrower shall pay to Agent an amount equal to the applicable Luxembourg Letter of Credit Disbursement on (i) the date such Luxembourg Letter of Credit Disbursement is made, if Administrative Borrower has received notice of such Luxembourg Letter of Credit Disbursement prior to 11:00 a.m. on such date, or (ii) the next Business Day if such notice is not received prior to 11:00 a.m. on such date and, in the absence of such payment on the date when due, the amount of the Luxembourg Letter of Credit Disbursement immediately and automatically shall be deemed to be a Luxembourg Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and shall bear interest at the rate then applicable to Luxembourg Revolving Loans that are EURIBOR Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), Borrowers' obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.9(d) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.
(e)    Promptly following receipt of a notice of a US Letter of Credit Disbursement pursuant to Section 2.9(d), each Lender with a US Commitment agrees to fund its Pro Rata Share of any US Revolving Loan deemed made pursuant to Section 2.9(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a US Letter of Credit or a Reimbursement Undertaking related thereto (or an amendment or extension of a US Letter of Credit or a Reimbursement Undertaking related thereto) and without any further action on the part of the Issuing Lender or the Lenders with Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a US Commitment, and each Lender with a US Commitment shall be deemed to have purchased, a participation in each US Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking related thereto, in an amount equal to its Pro Rata Share of such US Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any US Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable US Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a US Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each US Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.9(d), or of any reimbursement payment required to be refunded (or that Agent or Issuing Lender elects, based upon the advice or counsel to refund) to US Borrowers for any reason. Promptly following receipt of a notice of a Canadian Letter of Credit Disbursement pursuant to Section 2.9(d), each Lender with a Canadian Commitment agrees to fund its Pro Rata Share of any Canadian Revolving Loan deemed made pursuant to Section 2.9(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to
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Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Canadian Letter of Credit or a Reimbursement Undertaking related thereto (or an amendment or extension of a Letter of Credit or a Reimbursement Undertaking related thereto) and without any further action on the part of the Issuing Lender or the Lenders with Canadian Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Canadian Commitment, and each Lender with a Canadian Commitment shall be deemed to have purchased, a participation in each Canadian Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking related thereto, in an amount equal to its Pro Rata Share of such Canadian Letter of Credit or Reimbursement Undertaking related thereto, and each such Canadian Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any Canadian Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Canadian Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, an amount in the applicable ~~currency~~Currency equal to such Lender's Pro Rata Share of each Canadian Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.9(d), or of any reimbursement payment required to be refunded (or that Agent or Issuing Lender elects, based upon the advice or counsel to refund) to Canadian Borrowers for any reason. Promptly following receipt of a notice of a Luxembourg Letter of Credit Disbursement pursuant to Section 2.9(d), each Lender with a Luxembourg Commitment agrees to fund its Pro Rata Share of any Luxembourg Revolving Loan deemed made pursuant to Section 2.9(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Luxembourg Letter of Credit or a Reimbursement Undertaking related thereto (or an amendment or extension of a Letter of Credit or a Reimbursement Undertaking related thereto) and without any further action on the part of the Issuing Lender or the Lenders with Luxembourg Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Luxembourg Commitment, and each Lender with a Luxembourg Commitment shall be deemed to have purchased, a participation in each Luxembourg Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking related thereto, in an amount equal to its Pro Rata Share of such Luxembourg Letter of Credit or Reimbursement Undertaking related thereto, and each such Luxembourg Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any Luxembourg Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Luxembourg Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Luxembourg Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each Luxembourg Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.9(d), or of any reimbursement payment required to be refunded (or that Agent or Issuing Lender elects, based upon the advice or counsel to refund) to Luxembourg Borrower for any reason. Each Lender with a Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount in the applicable currency equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.9(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)    Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Underlying Issuer including Issuing Lender and its branches, Affiliates~~,~~  and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable and documented attorneys' fees ~~of~~, in each case asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to this Agreement, any Letter of Credit, any Issuer Document or any drawing document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); provided, that, the obligation to indemnify for reasonable and documented attorneys' fees shall be limited to: (i) one US counsel to Agent, (ii) one Canadian counsel to Agent, (iii) one Luxembourg counsel to Agent, (iv) one regulatory counsel to Agent (if necessary) and (v) one local
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counsel in each appropriate jurisdiction selected by Agent (if necessary) and, if an Event of Default has occurred and is continuing (and such additional counsel is necessary as a result of conflicts of interest), one additional counsel to the Lender Group or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, further that, (i) no Borrower shall be obligated hereunder to indemnify the Lender Group, Issuing Lender or any Underlying Issuer for any loss, cost, expense, or liability that results from the bad faith, gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer as determined pursuant to a final, non-appealable order of a court of competent jurisdiction and (ii) Canadian Borrowers and Luxembourg Borrower shall not be obligated to indemnify for any such loss, cost, expense or liability arising under or in connection with a US Letter of Credit. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Letter of Credit or by Issuing Lender's interpretations of any Reimbursement Undertaking, and each Borrower agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those in the Letter of Credit or any modifications, amendments, or supplements thereto, except to the extent resulting from the bad faith, gross negligence or willful misconduct of such person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Each Borrower understands that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by a Borrower against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys' fees and expenses), or liability (other than Taxes, which shall be governed by Section 16) incurred by them as a result of the Issuing Lender's indemnification of an Underlying Issuer; provided, that, (i) no Borrower shall be obligated hereunder to indemnify any such person for any such loss, cost, expense, or liability to the extent that it is caused by the bad faith, gross negligence or willful misconduct of such person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction and (ii) Canadian Borrowers and Luxembourg Borrower shall not be obligated to indemnify for any such loss, cost, expense or liability arising under or in connection with a US Letter of Credit. Each Borrower hereby acknowledges and agrees that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.
(g)    The obligation of Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or another Loan Document,
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that Parent or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee maybe acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

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(iv)    any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Borrowers or any of their Subsidiaries,
(vi)    any adverse change in the relevant exchange rates or in the availability of the relevant currency to any Borrower or any Subsidiary or in the relevant currency markets generally, or
(vii)    any Event of Default shall have occurred and be continuing.
(h)    Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.
(i)    Borrowers shall pay to the Issuing Lender, for its own account, a fronting fee equal to (0.125%) per annum, which fee shall be paid monthly in arrears on the first Business Day of each month. Each Borrower acknowledges and agrees that any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within one (1) Business Day by Borrowers to Agent for the account of the Issuing Lender.
(j)    If by reason of (i) any Change in Law, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the ~~Federal Reserve~~ Board of Governors as from time to time in effect (and any successor thereto):
(i)    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby or any Loans or obligations to make Loans hereunder or hereby, or
(ii)    there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, Loans or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, participating in, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Agent may specify to be necessary to compensate

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the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder (provided that, for purposes of the foregoing, any such amount denominated in Euro shall be deemed to be an amount denominated in US Dollars and shall bear interest at the Base Rate); provided, that, (A) no Borrower shall be required to provide any compensation pursuant to this Section 2.9(j) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to Borrowers and (B) if an event or circumstance giving rise to such amounts is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.9(j), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(k)    Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.
(l)    If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Lenders whose Pro Rata Share of the outstanding Letters of Credit represent greater than 50% of the total outstanding Letters of Credit) demanding Letter of Credit Collateralization pursuant to this Section 2.11(l), Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers are required to provide Letter of Credit Collateralization hereunder as a result of this clause (l), any cash collateral held by Agent as a result of such Letter of Credit Collateralization shall be returned by Agent to Borrowers promptly, but in no event later than five (5) Business Days, after the date such condition no longer exists. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(l), the Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans in the applicable Currency or Currencies in which such Letters of Credit were issued the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).
(m)    Unless otherwise expressly agreed by Issuing Lender and Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(n)    Issuing Lender shall be deemed to have acted with due diligence and reasonable care if Issuing Lender's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(o)    In the event of a direct conflict between the provisions of this Section 2.9 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of

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any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.9 shall control and govern.
(p)    The provisions of this Section 2.9 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.
(q)    At Borrowers' costs and expense, Borrowers shall execute and deliver to Issuing Lender such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Lender to enable Issuing Lender to issue, or cause an Underlying Issuer to issue, any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Lender's rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Lender as its attorney-in-fact and authorizes Issuing Lender, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.
2.10.    ~~LIBOR~~SOFR Option; EURIBOR.
(a)    Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, US Borrowers and Canadian Borrowers shall have the option, subject to Section 2.10(b) below (the "~~LIBOR~~SOFR Option") to have interest on all or a portion of the Revolving Loans denominated in US Dollars to be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan, or upon continuation of a ~~LIBOR Rate~~SOFR Loan as a ~~LIBOR Rate~~SOFR Loan) at a rate of interest based upon ~~the LIBOR Rate~~Adjusted Term SOFR. Interest on ~~LIBOR Rate~~SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto (provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period); (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers properly have exercised the ~~LIBOR~~SOFR Option with respect thereto, the interest rate applicable to such ~~LIBOR Rate~~SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon ~~the LIBOR Rate~~Adjusted Term SOFR.
(b)    ~~LIBOR~~SOFR Election.
(i)    Borrowers may, at any time and from time to time, so long as Administrative Borrower has not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Lenders to terminate the right of Borrowers to exercise the ~~LIBOR~~SOFR Option during the continuance of such Event of Default, elect to exercise the ~~LIBOR~~SOFR Option by notifying Agent prior to 1:00 p.m. at least three (3) US Government Securities Business Days prior to the commencement of the proposed Interest Period (the "~~LIBOR~~SOFR Deadline"). Notice of Borrowers' election of the ~~LIBOR~~SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a ~~LIBOR~~SOFR Notice received by Agent before the ~~LIBOR~~

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~~Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. on the same day)~~SOFR Deadline. Promptly upon its receipt of each such ~~LIBOR~~SOFR Notice, Agent shall provide a copy thereof to each of the affected Lenders. Subject to Section 2.10(d)(iii), in the event Borrowers no longer have the option to request ~~LIBOR Rate~~SOFR Loans, then any outstanding affected ~~LIBOR Rate~~SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. If the Borrowers request a conversion to, or continuation of, a SOFR Loan, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
(ii)    Each ~~LIBOR~~SOFR Notice shall be irrevocable and binding on each Borrower. In connection with each ~~LIBOR Rate~~SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any ~~LIBOR Rate~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any ~~LIBOR Rate~~SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any ~~LIBOR Rate~~SOFR Loan on the date specified in any ~~LIBOR~~SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses"). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.10 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate. If a payment of a ~~LIBOR Rate~~SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable ~~LIBOR Rate~~SOFR Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any ~~LIBOR Rate~~SOFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.
(iii)    Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than ten (10) ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans and/or BA Rate Loans in effect at any given time. Borrowers ~~only~~ may exercise the ~~LIBOR~~SOFR Option for proposed ~~LIBOR Rate~~SOFR Loans of at least $1,000,000.
(c)    Conversion; Prepayment. Borrowers may convert ~~LIBOR Rate~~SOFR Loans to Base Rate Loans or prepay ~~LIBOR Rate~~SOFR Loans or EURIBOR Rate Loans at any time; provided, that, in the event that ~~LIBOR Rate~~SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of proceeds of Loan Parties' Collections in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, ~~each Borrower shall~~Borrowers shall (A) pay all accrued interest on the principal amount converted, repaid or prepaid on the date of such conversion, repayment or prepayment and (B) indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.10 (b)(ii).
(d)    Special Provisions Applicable to ~~LIBOR Rate~~SOFR and EURIBOR.
(i)    ~~The LIBOR Rate~~Adjusted Term SOFR and EURIBOR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any ~~eurodollar~~ deposits in any Currency

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or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable Law occurring subsequent to the commencement of the then applicable Interest Period (or in the case of EURIBOR, occurring subsequent to the funding date for a EURIBOR Rate Loan), including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors ~~of the Federal Reserve System (or any successor)~~, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at ~~the LIBOR Rate~~Adjusted Term SOFR or EURIBOR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting ~~such LIBOR Rate~~Adjusted Term SOFR or EURIBOR and the method for determining the amount of such adjustment, or (B) repay the ~~LIBOR Rate~~SOFR Loans or EURIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.10(b)(ii)).
(ii)    Subject to the provisions ~~of~~set forth in Section 2.10(d)(iii) below, in ~~the event that any change in market conditions or~~connection with any SOFR Loan or any EURIBOR Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (A) Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Term SOFR or EURIBOR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining EURIBOR pursuant to the definition thereof or Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan, on or prior to the first day of such Interest Period, (B) Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in foreign exchange or interbank markets with respect to the applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) with respect to any EURIBOR Rate Loan, Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Loan or (D) any Change in Law any time after the Second Amendment Effective Date, in the reasonable opinion of any Lender, ~~make~~makes it unlawful or impractical for such Lender to fund or maintain ~~LIBOR Rate Loans or~~ any applicable EURIBOR Rate Loans or any SOFR Loans or to continue such funding or maintaining, or to determine or charge interest rates at ~~the LIBOR Rate or~~ EURIBOR or Adjusted Term SOFR, as applicable, and, in the case of clause (D), such Lender ~~shall give~~has provided notice of such ~~changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (A) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, (B) in the case of EURIBOR Rate Loans of such Lender that are outstanding, commencing on the date of such notice, such EURIBOR Rate Loans shall~~determination to Agent, Agent shall promptly give notice to Administrative Borrower. Upon notice thereof by Agent to Administrative Borrower, any obligation of the Lenders to make SOFR Loans or EURIBOR Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as a SOFR Loan or a EURIBOR Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected EURIBOR Rate Loans or, in the case of SOFR Loans, the affected Interest Periods) until Agent (with respect to clause (D), at the instruction of all affected Lenders) revokes such notice. Upon receipt of such notice, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of

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SOFR Loans or EURIBOR Rate Loans in each such affected Currency (to the extent of the affected EURIBOR Rate Loans or, in the case of SOFR Loans, the affected Interest Periods) or, failing that, (1) in the case of any request for a borrowing of an affected SOFR Loan, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (2) in the case of any request for a borrowing of an affected EURIBOR Rate Loan, then such request shall be ineffective and (II)(1) any outstanding affected SOFR Loans will either (x) be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or immediately (or, if acceptable to Agent, promptly, and in any event within one (1) Business Day) if it is unlawful for any such Loan to be outstanding until such time), or (y) be prepaid in full at the end of the applicable Interest Period (or immediately (or, if acceptable to Agent, promptly, and in any event within one (1) Business Day) if it is unlawful for any such Loan to be outstanding at such time); provided, that if no election is made by the Borrowers by the date that is two (2) Business Days after receipt by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (x) above; and (2) any outstanding affected EURIBOR Rate Loans, at the Borrowers' election, shall either (1) be converted into Base Rate Loans denominated in US Dollars (in an amount equal to the US Dollar Equivalent ~~thereof), and (C) Borrowers shall not be entitled to elect the LIBOR Option or request Euro Denominated Loans until such Lender determines that it would no longer be unlawful or impractical to do so.~~of such Alternative Currency) promptly, and in any event within one (1) Business Day or (2) be prepaid in full promptly, and in any event within one (1) Business Day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.10(b)(ii).
(iii)    Benchmark Replacement Setting for Obligations Denominated in US Dollars or Euro.
(A)    Benchmark Replacement.
~~(1)~~    Notwithstanding anything to the contrary herein or in any other Loan Document ~~if~~, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in~~, with respect ~~of~~to any ~~setting of the then-current~~ Benchmark with respect to Obligations denominated in or calculated in US Dollars or Euro, ~~then (x) if~~Agent and Administrative Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement ~~is determined in accordance with clause (a)(i) or (a)(ii) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after ~~the date notice of such Benchmark Replacement is provided to the~~Agent has posted such proposed amendment to all affected Lenders and ~~the~~ Administrative Borrower ~~without any amendment to, or further action or consent of any other party to, this Agreement~~
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~~or any other Loan Document~~ so long as Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. ~~If an Unadjusted Benchmark Replacement Rate is SOFR Average, all interest payments will be on a monthly basis.~~ No replacement of ~~the LIBOR Rate or EURIBOR, as applicable,~~a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
~~(2)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (2) shall not be effective unless Agent has delivered to the Lenders and Administrative Borrower a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~
(B)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement for a Benchmark with respect to Obligations denominated in or calculated in US Dollars or Euro, Agent will have the right to ~~amend this Agreement to make Benchmark Replacement~~, in consultation with the Administrative Borrower, make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of~~, in each case for a Benchmark with respect to Obligations denominated in or calculated in Dollars or Euro, (1) any occurrence of a Benchmark Transition Event, a Term SOFR Event or an Early Opt-In Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the~~ (1) the implementation of any Benchmark Replacement~~,~~ and (~~3~~2) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (4)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(d)(iii)(D) ~~below and~~or (~~5~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable~~,~~  any Lender (or group of Lenders) pursuant to this Section 2.10(d)(iii)~~,~~  including

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any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~to this Agreement~~hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10(d)(iii).
(D)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if ~~the~~any then-current Benchmark is a term rate (including the Term SOFR~~, the LIBOR~~ Reference Rate or EURIBOR) and either (~~x~~I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (~~y~~II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (~~x~~I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (~~y~~II) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)    Benchmark Unavailability Period. Upon Administrative Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period for a Benchmark with respect to with respect to Obligations denominated in or calculated in US Dollars or Euro, ~~Administrative Borrower~~(I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans ~~determined with respect to such Benchmark~~or EURIBOR Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, ~~Administrative Borrower~~(1) in the case of any request for any affected SOFR Loans, Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans ~~(with Loans denominated in or calculated in Euro immediately~~in the amount specified therein and (2) in the case of any request for any affected EURIBOR Rate Loan, then such request shall be ineffective and (II)(1) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (2) any outstanding affected EURIBOR Rate Loans, at the Borrowers' election, shall either (x) be converted into Base Rate Loans denominated in US Dollars (in an amount equal to the US Dollar Equivalent ~~thereof). During any~~of such Currency) promptly, and in any event within one (1) Business Day, or (y) be prepaid in full promptly, and in any event within one (1) Business Day; provided, further that, with respect to any EURIBOR Rate Loan, if no election is made by the Borrowers by the earlier of the date that is two (2) Business Days after receipt

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by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.10(b)(ii). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for ~~the~~any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
~~(F)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the "IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for: (i) Euros will be December 31, 2021, (ii) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (iii) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for each of the aforementioned currencies pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of any such Benchmark Transition Event pursuant to Section 2.10(d)(iii)(C) shall be deemed satisfied.~~
(e)    No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire ~~eurodollar~~ deposits in the applicable Currency to fund or otherwise match fund any Obligation as to which interest accrues at ~~the LIBOR Rate~~Adjusted Term SOFR or EURIBOR.
2.11.    Capital Requirements.
(a)    If, after the date hereof, any Issuing Lender or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Lender or ~~its~~such Lender or their respective parent bank holding ~~company~~companies with any guideline, request or directive of any ~~such entity~~Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Lender's or such Lender's, or such holding ~~company's~~companies' capital or liquidity as a consequence of such Issuing Lender's ~~Commitments~~or such Lender's commitments, Loans, participations or other obligations hereunder to a level below that which such Issuing Lender, such Lender or such holding ~~company~~companies could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Lender's, such Lender's or such holding ~~company's~~companies' then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity's capital) by any amount deemed by such Issuing Lender or such Lender to be material, then such Issuing Lender or such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Issuing Lender or such Lender on demand the amount

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of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Issuing Lender or such Lender of a statement in the amount and setting forth in reasonable detail such Issuing Lender's or such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Issuing Lender or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Issuing Lender or Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Issuing Lender's or such Lender's right to demand such compensation; provided, that, (A) no Borrower shall be required to compensate an Issuing Lender or a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Issuing Lender or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Issuing Lender's or such Lender's intention to claim compensation ~~therefore~~therefor and (B) if such claim arises by reason of a Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. For purposes of this Section 2.11 (a), the Dodd-Frank Wall Street Reform and Consumer Protection, the Basel Committee on Banking Supervision (or any successor or similar authority), the Bank for International Settlements and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this Agreement.
(b)    If any Issuing Lender or any Lender requests additional or increased costs referred to in Section 2.10(d)(i) or amounts under Section 2.15(d)(i) or sends a notice under Section 2.10(d)(ii) or Section 2.15(d)(ii) relative to changed circumstances (any such Issuing Lender or Lender, an "Affected Lender"), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.10(d)(i) or Section 2.15(d)(i), as applicable, or would eliminate the illegality or impracticality of funding or maintaining ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans or BA Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers' obligation to pay any future amounts to such Affected Lender pursuant to Section 2.10(d)(i) or Section 2.15(d)(i), as applicable, or to enable Borrowers to obtain ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans or BA Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.10(d)(i) or Section 2.15(d)(i), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.10(d)(i) or Section 2.15(d)(i), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain ~~LIBOR Rate~~SOFR Loans, EURIBOR Rate Loans or BA Rate Loans, may ~~seek a substitute Lender~~designate a different Issuing Lender or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender's ~~Commitments~~commitments hereunder (a "Replacement Lender"), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and ~~Commitments, pursuant to an Assignment and Acceptance~~commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be an "Issuing Lender" or a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be an "Issuing Lender" or a "Lender" (as the case may be) for purposes of this Agreement.
(c)    Notwithstanding anything herein to the contrary, the protection of Sections 2.9(j), 2.10(d), and 2.11 shall be available to each Issuing Lender and each Lender (as applicable) regardless of

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any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for Issuing Lenders or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Lender nor any Lender shall demand compensation pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of Issuing Lender or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
2.12.    Increase in US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit.
(a)    Administrative Borrower may, at any time, deliver a written request to Agent to increase the US Maximum Credit, the Canadian Maximum Credit or the Luxembourg Maximum Credit, as applicable (each, an "Incremental Facility"). Any such written request shall specify the amount of the increase in the US Maximum Credit, the Canadian Maximum Credit or the Luxembourg Maximum Credit, as applicable, that Borrowers are requesting, provided, that, (i) the aggregate amount of all Incremental Facilities which result in an increase to the US Maximum Credit or the Maximum Credit shall not exceed the lesser of (x) $150,000,000 and (y) the Term Loan Debt Limit (for the sake of clarity, it is understood that increases solely to the Canadian Maximum Credit or the or the Luxembourg Maximum Credit shall not count against the foregoing cap), (ii) any such request shall be for an increase of not less than $10,000,000, (iii) any such request shall be irrevocable, (iv) in no event shall there be more than four (4) such increases during the term of this Agreement, (v) no Event of Default shall exist or have occurred and be continuing, and (vi) at the election of Administrative Borrower, up to $50,000,000 in the aggregate of such increases may be a FILO Tranche, subject to the additional requirements set forth in Section 2.12(h) below.
(b)    Upon the receipt by Agent of any such written request, Agent shall notify each of the US Lenders, each of the Canadian Lenders or each of the Luxembourg Lenders, as applicable, of such request and each US Lender, each Canadian Lender and each Luxembourg Lender, as applicable, shall have the option (but not the obligation) to increase the amount of its US Commitment, Canadian Commitment or Luxembourg Commitment, as applicable, by an amount up to its Pro Rata Share of the amount of the increase thereof requested by Administrative Borrower as set forth in the notice from Agent to such US Lender, Canadian Lender or Luxembourg Lender. Each US Lender, each Canadian Lender or each Luxembourg Lender, as applicable, shall notify Agent within fifteen (15) days after the receipt of such notice from Agent whether it is willing to so increase its US Commitment, Canadian Commitment or Luxembourg Commitment, as applicable, and if so, the amount of such increase; provided, that, (i) the minimum increase in the US Commitments of each such US Lender providing the additional US Commitments, or in the Canadian Commitments of each such Canadian Lender providing the additional Canadian Commitments, or in the Luxembourg Commitments of each such Luxembourg Lender providing the additional Luxembourg Commitments, shall equal or exceed $2,500,000, and (ii) no US Lender, Canadian Lender or Luxembourg Lender, as applicable, shall be obligated to provide such increase in its US Commitment, Canadian Commitment or Luxembourg Commitment and the determination to increase the US Commitment of a US Lender, the Canadian Commitment of a Canadian Lender or the Luxembourg Commitment of a Luxembourg Lender shall be within the sole and absolute discretion of such US Lender, Canadian Lender or Luxembourg Lender. If the aggregate amount of the increases in the US Commitments received from the US Lenders, the aggregate amount of the increases in the Canadian Commitments received from the Canadian Lenders, or the aggregate amount of the increases of the Luxembourg Commitments received from the Luxembourg Lenders, as applicable, does not equal or exceed the amount of the increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit, as applicable, requested by Borrowers, Borrowers may seek additional increases from US Lenders, Canadian Lenders or Luxembourg Lenders, as applicable, or US Commitments, Canadian Commitments

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or Luxembourg Commitments, as applicable, from such Eligible Transferees as they may determine, subject to the consent of Agent to the extent required by Section 13.1. In the event US Lenders, Canadian Lenders or Luxembourg Lenders, as applicable (or US Lenders, Canadian Lenders or Luxembourg Lenders, as applicable, and any such Eligible Transferees, as the case may be), have committed in writing to provide increases in their US Commitments, Canadian Commitments or Luxembourg Commitments, as applicable, or new US Commitments, new Canadian Commitments or new Luxembourg Commitments in an aggregate amount in excess of the increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit requested by Administrative Borrower or permitted hereunder, Agent shall then have the right to allocate such commitments, first to US Lenders, Canadian Lenders or Luxembourg Lenders, as applicable, and then to Eligible Transferees, in such amounts and manner as Agent and Borrowers may determine.
(c)    The US Maximum Credit, the Canadian Maximum Credit or the Luxembourg Maximum Credit, as applicable, shall be increased by the amount of the increase in the applicable US Commitments, Canadian Commitments or Luxembourg Commitments from Lenders or new US Commitments, Canadian Commitments or Luxembourg Commitments, as applicable, from Eligible Transferees, in each case selected in accordance with Section 2.12(b) above, for which Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in US Commitments and new US Commitments, as the case may be, or in Canadian Commitments and new Canadian Commitments, as the case may be, or in Luxembourg Commitments and new Luxembourg Commitments, as the case may be, less than, equal or exceed the amount of the increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit, as applicable, requested by Administrative Borrower in accordance with the terms hereof (provided, that, in the event that the aggregate amount of the increase in Commitments and/or new Commitments offered by Lenders or Eligible Transferees in response to the request of Agent as described above is greater than the aggregate amount requested, Administrative Borrower may, at its option, elect to increase the Commitments to such greater amount, so long as Administrative Borrower gives prompt and timely written notice to Agent of the exercise of such option), effective on the date that each of the following conditions have been satisfied:
(i)    Agent shall have received from each US Lender, Canadian Lender or Luxembourg Lender, as applicable, or Eligible Transferee that is providing an additional US Commitment, Canadian Commitment or Luxembourg Commitment as part of the increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit, an Assignment and Acceptance duly executed by such US Lender, Canadian Lender or Luxembourg Lender, as applicable, or Eligible Transferee and Borrowers, provided, that, the aggregate US Commitments, Canadian Commitments or Luxembourg Commitments set forth in such Assignment and Acceptance(s) shall be not less than $1,000,000;
(ii)    the conditions precedent to the making of Revolving Loans set forth in Section 3.2 shall be satisfied as of the date of the increase in the US Maximum Credit, the Canadian Maximum Credit or the Luxembourg Maximum Credit, both before and after giving effect to such increase;
(iii)    such increase in the US Maximum Credit, the Canadian Maximum Credit or the Luxembourg Maximum Credit, as applicable, on the date of the effectiveness thereof, shall not violate any applicable Law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently;

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(iv)    there shall have been paid to each US Lender, Canadian Lender or Luxembourg Lender, as applicable, and Eligible Transferee providing an additional US Commitment, Canadian Commitment or Luxembourg Commitment in connection with such increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase; and
(v)    there shall have been paid to Agent, for the account of the Agent and US Lenders, Canadian Lenders or Luxembourg Lenders, as applicable (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Loan Documents on or before the effectiveness of such increase.
(d)    As of the effective date of any such increase in the US Maximum Credit, Canadian Maximum Credit or Luxembourg Maximum Credit, each reference to the term US Commitments and US Maximum Credit herein, as applicable, or the term Canadian Commitments and Canadian Maximum Credit, as applicable, or the term Luxembourg Commitments and Luxembourg Maximum Credit, as applicable, and in any of the other Loan Documents shall be deemed amended to mean the amount of the US Commitments and US Maximum Credit, or the amount of the Canadian Commitments and Canadian Maximum Credit, or the amount of Luxembourg Commitments and Luxembourg Maximum Credit, as applicable, specified in the most recent written notice from Agent to Administrative Borrower of the increase in the US Commitments and US Maximum Credit, as applicable, or in the increase in the Canadian Commitments and Canadian Maximum Credit, or the increase in the Luxembourg Commitments and Luxembourg Maximum Credit, as applicable.
(e)    Effective on the date of each increase in the US Maximum Credit pursuant to this Section 2.12, each reference in this Agreement to (i) an amount of US Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of the amount of US Excess Availability to the amount of the US Maximum Credit after such increase in the US Maximum Credit remains the same as the ratio of such the amount of US Excess Availability to the amount of the US Maximum Credit prior to such increase in the US Maximum Credit, and (ii) a percentage of US Excess Availability shall, automatically and without any further action, be deemed to refer to such percentage of US Excess Availability after giving effect to such increase in the US Maximum Credit.
(f)    Effective on the date of each increase in the Canadian Maximum Credit pursuant to this Section 2.12, each reference in this Agreement to (i) an amount of Canadian Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of the amount of Canadian Excess Availability to the amount of the Canadian Maximum Credit after such increase in the Canadian Maximum Credit remains the same as the ratio of such the amount of Canadian Excess Availability to the amount of the Canadian Maximum Credit prior to such increase in the Canadian Maximum Credit, and (ii) a percentage of Canadian Excess Availability shall, automatically and without any further action, be deemed to refer to such percentage of Canadian Excess Availability after giving effect to such increase in the Canadian Maximum Credit.
(g)    Effective on the date of each increase in the Luxembourg Maximum Credit pursuant to this Section 2.12, each reference in this Agreement to (i) an amount of Luxembourg Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of the amount of Luxembourg Excess Availability to the amount of the Luxembourg Maximum Credit after such increase in the Luxembourg Maximum Credit remains the same as the ratio of such the amount of Luxembourg Excess Availability to the amount of the Luxembourg Maximum Credit prior to such increase in the Luxembourg Maximum Credit, and (ii) a percentage of Luxembourg Excess Availability shall,

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automatically and without any further action, be deemed to refer to such percentage of Luxembourg Excess Availability after giving effect to such increase in the Luxembourg Maximum Credit.
(h)    At the election of Administrative Borrower, up to $50,000,000 of all Incremental Facilities may be in the form of a separate “first-in, last-out” or “last-out” tranche (the “FILO Tranche”) with interest rate margins, rate floors, upfront fees, funding discounts, advance rates (so long as such advance rates, when combined with the aggregate advance rates set forth in the definition of “US Borrowing Base”, "Canadian Borrowing Base" or "Luxembourg Borrowing Base", as applicable, do not exceed 100%), premiums, unused fees, original issue discounts and eligibility criteria (which eligibility criteria may be different from the eligibility criteria with respect to the Borrowing Bases applicable to the Revolving Loan Facility (other than the FILO Tranche)), in each case reasonably satisfactory to the Agent and the Lenders providing the FILO Tranche (it being understood to the extent that any financial maintenance covenant is added for the benefit of any FILO Tranche, no consent shall be required from the Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Loan Facility), and other terms to be agreed upon among the Borrowers and the Lenders providing the FILO Tranche so long as (1) any loans and related obligations in respect of the FILO Tranche are not guaranteed by any Person other than the Loan Parties and shall rank equal (or, at the option of the Administrative Borrower, junior) in right of priority to the Agent’s Liens; (2) if availability under the FILO Tranche exceeds $0, any extension of credit under the Revolving Loan Facility thereafter requested shall be made under the FILO Tranche until the FILO Tranche availability no longer exceeds $0; (3) as between (x) the Revolving Loan Facility (other than the FILO Tranche) and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral (including Revolving Loan Priority Collateral) shall be applied, first to repay the obligations owing under, or with respect to, the Revolving Loan Facility (other than the FILO Tranche) including the cash collateralization of Letters of Credit, and second to repay the obligations owing under, or with respect to, the FILO Tranche (it being understood such liquidation or other realization may be applied to repay the FILO Tranche prior to any Bank Products Obligations that are not covered by a Bank Product Reserve Amount); (4) no Borrower may prepay Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans (including Swing Loans) are outstanding; (5) no changes affecting the priority status of the Revolving Loan Facility (other than the FILO Tranche) vis-à-vis the FILO Tranche may be made without the consent of each of the Lenders under the Revolving Loan Facility (other than the FILO Tranche) and no changes affecting any other term or condition of the Revolving Loan Facility (other than the FILO Tranche) or any Lender that is not a Lender in respect of the FILO Tranche may be made without the consent of the applicable Lenders (as provided under Section 14.1) under the Revolving Loan Facility (other than the FILO Tranche); and (6) the Required Lenders (calculated as including Lenders under the Incremental Facilities and the FILO Tranche) shall, subject to the terms of the Term Loan Intercreditor Agreement, control exercise of remedies in respect of the Collateral.
(i)    This Section shall supersede any provisions in Section 14.1 and Section 15.12 to the contrary.
2.13.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders and Supermajority Lenders and as set forth in Section 14.1(e).

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(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 16.1 shall be applied at such time or times as may be determined by Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to Issuing Lender or Swing Lender hereunder; third, to provide cash collateral for the Issuing Lender's Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13(e) below; fourth, as Administrative Borrower may request (so long as no Default or Event of Default exists or has occurred and is continuing), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and Administrative Borrower, to be held in a Deposit Account and released pro rata in order to (A) satisfy such Defaulting Lender's potential future funding obligations with respect to Revolving Loans (including Swing Loans, Protective Advances and Overadvances) under this Agreement and (B) provide cash collateral for the benefit of Issuing Lender with respect to future Fronting Exposure of Issuing Lender; sixth, to the payment of any amounts owing to Lenders, the Issuing Lender or Swing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall exist or have occurred and be continuing, to the payment of any amounts owing to Parent as a result of any judgment of a court of competent jurisdiction obtained by Parent against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (A) such payment is a payment of the principal amount of any Revolving Loans or Letter of Credit Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied and waived, such payment shall be applied solely to pay the Revolving Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Obligations in respect of Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.13(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.13(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any unused line fee under Section 2.8(c) for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit fees under Section 2.8(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.13(e).

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(C)    With respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, Borrowers shall (A) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in Obligations in respect of Letters of Credit or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (c) below, (B) pay to Issuing Lender and Swing Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to Issuing Lender's or Swing Lender's Fronting Exposure to such Defaulting Lender, and (C) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in Letters of Credit and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Commitment) but only to the extent that (A) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified the Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate outstanding Revolving Loans and participations in Letters of Credit, Swing Loans and Overadvances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swing Loans in an amount equal to Swing Lender's Fronting Exposure and (B) second, provide cash collateral for the Issuing Lender's Fronting Exposure in accordance with Section 2.13(e).
(b)    Defaulting Lender Cure. If Borrowers, Agent, Swing Lender and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.13(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
(c)    New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) Swing Lender shall not be required to fund any Swing Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no Issuing Lender or Underlying Issuer shall be required to issue, extend or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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(d)    Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a counterparty with respect to any Hedge Agreement which gives rise to a Hedge Obligation entered into while such Lender was a Defaulting Lender.
(e)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Agent or Issuing Lender (with a copy to Agent), Borrowers shall provide cash collateral to secure the Fronting Exposure of the Issuing Lender with respect to such Defaulting Lender (determined after giving effect to Section 2.13(a)(iv) above and any cash collateral provided by such Defaulting Lender) in an amount not less than one hundred three percent (103%) of the Fronting Exposure of the Issuing Lender.
(i)    Grant of Security Interest. Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such cash collateral as security for such Defaulting Lender's obligation to fund participations in respect of Obligations in connection with Letters of Credit, to be applied pursuant to clause (e)(ii) below. If at any time Agent determines that such cash collateral is subject to any right or claim of any Person other than Agent and Issuing Lender as herein provided (other than the Permitted Liens), or that the total amount of such cash collateral is less than the amount specified above, Borrowers shall, promptly upon demand by Agent, pay or provide to Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of Obligations in connection with Letters of Credit (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash collateral (or the appropriate portion thereof) provided to reduce Issuing Lender's Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by Agent and Issuing Lender that there exists excess cash collateral; provided that, (1) the Person providing cash collateral and Issuing Lender may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations and (2) to the extent that such cash collateral was provided by Borrowers, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
2.14.    Joint and Several Liability of US Borrowers.
(a)    Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the Obligations.
(b)    Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers to the extent required hereunder, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.14), it being the intention of the parties hereto that

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all the Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them.
(c)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers (solely to the extent they are US Borrowers) will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
(d)    The Obligations of each US Borrower under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of such US Borrower enforceable against such US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.14(d)) or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided in this Agreement, each US Borrower hereby waives notice of acceptance of its joint and several liability to the extent provided in this Section 2.14, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations for which it may become liable under this Section 2.14, the acceptance of any payment of any of the Obligations for which it may become liable under this Section 2.14, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations for which it may become liable under this Section 2.14, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations for which it may become liable under this Section 2.14 or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each US Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of each US Borrower that, so long as any of the Obligations (or Canadian Obligations in the case of Canadian Borrowers or Luxembourg Obligations in the case of Luxembourg Borrower) hereunder remain unsatisfied, the Obligations of such US Borrower under this Section 2.14 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each US Borrower under this Section 2.14 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.
(f)    Each US Borrower represents and warrants to Agent and Lenders that such US Borrower is currently informed of the financial condition of the US Borrowers, the Canadian Borrowers or the Luxembourg Borrower, as applicable, and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations for which such US Borrower may become liable under this Section 2.14. Each US Borrower further represents and warrants to Agent and

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Lenders that such US Borrower has read and understands the terms and conditions of the Loan Documents. Each US Borrower hereby covenants that such US Borrower will continue to keep informed of the financial condition of the US Borrowers, the Canadian Borrowers or the Luxembourg Borrower, as applicable, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations for which such US Borrower may become liable under this Section 2.14.
(g)    The provisions of this Section 2.14 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all US Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any US Borrower or to exhaust any remedies available to it or them against any US Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.
(h)    Each US Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other US Borrower, the Canadian Borrowers or the Luxembourg Borrower, as applicable, with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any US Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(i)    Each US Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such US Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such US Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such US Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such US Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.3(b).
(j)    For the avoidance of doubt, each member of the Lender Group and each Borrower acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, and notwithstanding that each US Borrower may be jointly and severally liable for all Obligations (including the Canadian Obligations and the Luxembourg Obligations), the Obligations of the Canadian Borrowers and the Luxembourg Borrower under the Loan Documents shall be separate and distinct from the US Obligations and are expressly limited to the Canadian Obligations plus the Luxembourg Obligations. In furtherance of the foregoing, each member of the Lender Group and each Borrower acknowledges and agrees that the liability of any Canadian Borrower or the Luxembourg Borrower for the payment and performance of its covenants, representations and warranties set forth in this

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Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the US Borrowers; the Canadian Borrowers and the Luxembourg Borrower shall not guarantee any US Obligations; and the Canadian Collateral and the Luxembourg Collateral shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the US Obligations.
2.15.    BA Rate Option.
(a)    Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Canadian Borrowers shall have the option, subject to Section 2.15(b) below (the "BA Rate Option") to have interest on all or a portion of the Canadian Revolving Loans to be made in Canadian Dollars be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a BA Rate Loan, or upon continuation of a BA Rate Loan as a BA Rate Loan) at a rate of interest based upon the BA Rate. Interest on BA Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations ~~become due and payable~~are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Canadian Borrowers properly have exercised the BA Rate Option with respect thereto, the interest rate applicable to such BA Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans in Canadian Dollars. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Canadian Revolving Loans made in Canadian Dollars bear interest at a rate based upon the BA Rate.
(b)    BA Rate Election.
(i)    Canadian Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Lenders to terminate the right of Canadian Borrowers to exercise the BA Rate Option during the continuance of such Event of Default, elect to exercise the BA Rate Option by notifying Agent prior to 1:00 p.m., at least three (3) ~~Business~~Eurocurrency Banking Days prior to the commencement of the proposed Interest Period (the "BA Rate Deadline"). Notice of Canadian Borrowers' election of the BA Rate Option for a portion of the Revolving Loans to be made in Canadian Dollars and an Interest Period pursuant to this Section 2.15(b) shall be made by delivery to Agent of a BA Rate Notice received by Agent before the BA Rate Deadline~~, or by telephonic notice received by Agent before the BA Rate Deadline (to be confirmed by delivery to Agent of a BA Rate Notice received by Agent prior to 5:00 p.m., on the same day)~~. Promptly upon its receipt of each such BA Rate Notice, Agent shall provide a copy thereof to each of the affected Lenders. If Borrowers no longer have the option to request BA Rate Loans, then any outstanding affected BA Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. If the Borrowers request a conversion to, or continuation of, a BA Rate Loan, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
(ii)    Each BA Rate Notice shall be irrevocable and binding on Borrowers. In connection with each BA Rate Loan, Borrowers shall, jointly and severally (subject to Section 2.14(j)) indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any BA Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any BA Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any BA Rate Loan on the date specified in any BA Rate Notice delivered pursuant hereto (such losses, costs, or expenses, "BA Funding Losses"). A certificate of Agent or a Lender delivered to Administrative Borrower setting forth in

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reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.15 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate. If a payment of a BA Rate Loan on a day other than the last day of the applicable Interest Period would result in a BA Funding Loss, Agent may, in its sole discretion at the request of Administrative Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable BA Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any BA Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting BA Funding Losses.
(iii)    Borrowers shall have not more than ten (10) BA Rate Loans,  ~~LIBOR Rate~~SOFR Loans and/or EURIBOR Rate Loans in effect at any given time. Borrowers may only exercise the BA Rate Option for proposed BA Rate Loans of at least C$1,000,000.
(c)    Conversion. Borrowers may convert Base Rate Loans in Canadian Dollars to BA Rate Loans at any time by exercising the BA Rate Option. Borrowers may convert BA Rate Loans to Base Rate Loans at any time; provided, that, in the event that BA Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers' and their Restricted Subsidiaries' Collections in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrowers shall, jointly and severally (subject to Section 2.14(j)) indemnify, defend, and hold Agent and the Lenders harmless against any and all BA Funding Losses in accordance with Section 2.15(b)(ii).
(d)    Special Provisions Applicable to BA Rate.
(i)    The BA Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining ~~any funding~~deposits for BA Rate Loans or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable Law occurring subsequent to the commencement of the then applicable Interest Period, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the BA Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (A) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such BA Rate and the method for determining the amount of such adjustment, or (B) repay the BA Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.15(b)(ii)).
(ii)    ~~In the event that any change in market conditions or~~Subject to the provisions set forth in Section 2.15(d)(iii) below, in connection with any BA Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (A) Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that (x) if the BA Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining the BA Rate for the applicable Interest Period with respect to a proposed BA Rate Loan on or prior to the first day of such Interest Period, (B) Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest

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error) that a fundamental change has occurred in foreign exchange or interbank markets with respect to the applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) with respect to any BA Rate Loan, Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Loan or (D) any Change in Law~~, shall at~~  any time after the date hereof, in the reasonable opinion of any Lender, ~~make~~makes it unlawful or impractical for such Lender to fund or maintain any applicable BA Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the BA Rate and, in the case of clause (D), such Lender ~~shall give~~has provided notice of such ~~changed circumstances~~determination to Agent ~~and~~, Agent shall promptly give notice to Administrative Borrower ~~and Agent promptly shall transmit the notice to each other Lender~~. Upon notice thereof by Agent to Administrative Borrower, any obligation of the Lenders to make BA Rate Loans, and any right of the Borrowers to convert any Canadian Dollar Denominated Loan to or continue any Canadian Dollar Denominated Loan as a BA Rate Loan, shall be suspended (to the extent of the affected Interest Periods) until Agent (with respect to clause (D), at the instruction of all affected Lenders) revokes such notice. Upon receipt of such notice, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of BA Rate Loans (to the extent of the affected Interest Periods) or, failing that, (1) the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (~~A~~2) in the case of any ~~BA Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such BA Rate Loans, and interest upon the BA Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (B) Borrowers shall not be entitled to elect the BA Rate Option until such Lender determines that it would no longer be unlawful or impractical to do so~~request for a borrowing of any affected BA Rate Loans, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein, and (II) any outstanding affected BA Rate Loans, at the Borrowers’ election, will either (1) be converted into Base Rate Loans at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding at such time) or (2) be prepaid in full at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding at such time); provided, that if no election is made by the Borrowers by the date that is two (2) Business Days after receipt by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (1) above. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15(b)(ii).
(iii)    Benchmark Replacement Setting for Obligations Denominated in Canadian Dollars.
(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document ~~if~~, upon the occurrence of a Benchmark Transition Event ~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark~~, with respect to ~~Obligations~~any Benchmark denominated in or calculated in Canadian Dollars, ~~then such Benchmark Replacement will~~Agent and Administrative Borrower may amend this Agreement to replace such Benchmark ~~for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after~~with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after ~~the date notice of such~~
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~~Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. No replacement of ~~the BA Rate, as applicable,~~a Benchmark with a Benchmark Replacement pursuant to this Section 2.15(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(B)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement for a Benchmark with respect to Obligations denominated in or calculated in Canadian Dollars, Agent will have the right ~~to amend this Agreement to make Benchmark Replacement~~, in consultation with Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders ~~of~~, in each case for a Benchmark with respect to Obligations denominated in or calculated in Canadian Dollars, of (1) ~~any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (2)~~ the implementation of any Benchmark Replacement~~,~~ and (~~3~~2) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (4)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d)(iii)(D) ~~below and~~or (~~5~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable~~,~~  any Lender (or group of Lenders) pursuant to this Section 2.15(d)(iii)~~,~~  including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~to this Agreement~~hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15(d)(iii).
(D)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if ~~the~~any then-current Benchmark is a term rate (including a BA Rate Loan) and either (~~x~~I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (~~y~~II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then Agent may modify the definition of "Interest Period" (or any

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similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (~~x~~I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (~~y~~II) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)    Benchmark Unavailability Period. Upon Administrative Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period for a Benchmark with respect to Obligations denominated in or calculated in Canadian Dollars, ~~Administrative Borrower~~(I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of BA Rate Loans ~~determined with respect to such Benchmark~~, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, ~~Administrative Borrower~~Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans~~. During any~~  in the amount specified therein and (II) any outstanding affected BA Rate Loans, if applicable, at the Borrowers' election, will either (1) be converted into Base Rate Loans at the end of the applicable Interest Period, or (2) be prepaid in full at the end of the applicable Interest Period; provided further, that if no election is made by Borrowers by the earlier of the date that is two (2) Business Days after receipt by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (I) above. Upon any such conversion or prepayment, the Borrowers shall also pay accrued interest on the amount so converted or prepaid, together with any additional amounts required pursuant to Section 2.15(b)(ii). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for ~~the~~any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~the~~ Base Rate.
(e)    No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to ~~issue bills of exchange or depository notes~~acquire deposits to fund or otherwise match fund any Obligation as to which interest accrues at the BA Rate.
2.16.    Circumstances Affecting Euro. In connection with any request for a Euro Denominated Loan or Letter of Credit denominated in Euros ("Euro Letters of Credit" and, together with the Euro Denominated Loans, the "Euro Extensions") or a continuation or extension thereof, if the introduction of, or any change in, any Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Luxembourg Lender (or the lending office of such Luxembourg Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, shall make it
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unlawful or impossible for any Luxembourg Lender (or any of their applicable lending office) to honor its obligations to make or maintain any Euro Extensions, then Agent shall promptly give notice thereof to the

Administrative Borrower and the other Lenders. Thereafter, until Agent notifies the Luxembourg Borrower that such circumstances no longer exist, the obligation of such Luxembourg Lender to make Euro Extensions or any continuation or extension thereof, as applicable, shall be suspended until such Luxembourg Lender determines that it would no longer be unlawful or impractical to do so, provided that the Borrowers shall continue to be entitled to make elections for Euro Extensions from any other Luxembourg Lenders; and Luxembourg Borrower shall have the option, in its sole discretion and regardless of whether it can meet the conditions set forth in Section 3.2, to either (i) repay in full (or cause to be repaid in full) the then outstanding principal amount of such Euro Denominated Loans, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Euro Denominated Loans, or (ii) request that the Agent convert the then outstanding principal amount of each such Euro Denominated Loan to its US Dollar Equivalent which shall accrue interest at the rate then applicable to Base Rate Loans but may be converted to a ~~LIBOR Rate~~SOFR Loan pursuant to Section 2.10; by way of clarification, such conversion shall not constitute a making of a Loan or extension of credit hereunder; provided that if Luxembourg Borrower elects to make such conversion, Luxembourg Borrower shall pay to Agent and Lenders any and all costs, fees and other expenses, if any, incurred by Agent and Lenders in effecting such conversion.
2.17.    Designated Borrowers.
(a)     Designated US Borrowers. Administrative Borrower may at any time, upon not less than thirty (30) Business Days’ notice from Administrative Borrower to the Agent (or such shorter period as agreed to by the Agent), designate one or more wholly-owned US Subsidiaries of Parent (each, an “Applicant US Borrower”), as a US Borrower by delivering written notice thereof to the Agent (which shall promptly deliver such notice to each Lender). The parties hereto acknowledge and agree that prior to any Applicant US Borrower becoming a US Borrower, Agent and the Lenders shall have received, (i) to the extent such Applicant US Borrower is not currently a Guarantor, each applicable document described in Schedule 3.1 modified as appropriate to relate to such US Borrower, together with such other documents or information as may be reasonably required by the Agent and any Lender, (ii) to the extent such Applicant US Borrower is not currently a Guarantor, each applicable document required to be delivered with respect to Applicant US Borrower pursuant to Section 5.11, and (iii) a Beneficial Ownership Certification and such other documentation and information with respect to such US Borrower required under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act as may be reasonably required by the Agent and any Lender. Promptly following receipt of all such documents or information, the Agent shall send a notice to Administrative Borrower and the Lenders specifying the effective date upon which the Applicant US Borrower shall constitute a US Borrower for purposes hereof, whereupon such US Borrower shall be permitted to receive US Revolving Loans hereunder, on the terms and conditions set forth herein, and shall be a US Borrower for all purposes of this Agreement.
(b)     Designated Canadian Borrowers. Administrative Borrower may at any time, upon not less than thirty (30) Business Days’ notice from Administrative Borrower to the Agent (or such shorter period as agreed to by the Agent), designate one or more wholly-owned Canadian Subsidiaries of Parent (each, an “Applicant Canadian Borrower”), as a Canadian Borrower by delivering written notice thereof to the Agent (which shall promptly deliver such notice to each Lender). The parties hereto acknowledge and agree that prior to any Applicant Canadian Borrower becoming a Canadian Borrower, Agent and the Lenders shall have received, (i) to the extent such Applicant Canadian Borrower is not currently a Guarantor, each applicable document described in Schedule 3.1 modified as appropriate to relate to such Canadian Borrower, together with such other documents or information as may be reasonably required by the Agent and any Lender, (ii) to the extent such Applicant Canadian Borrower is not currently a
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Guarantor, each applicable document required to be delivered with respect to Applicant Canadian Borrower pursuant to Section 5.11, and (iii) such documentation and information with respect to such Canadian Borrower required under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act as may be reasonably required by the Agent and any Lender. Promptly following receipt of all such documents or information, the Agent shall send a notice to Administrative Borrower and the Lenders specifying the effective date upon which the Applicant Canadian Borrower shall constitute a Canadian Borrower for purposes hereof, whereupon such Canadian Borrower shall be permitted to receive Canadian Revolving Loans hereunder, on the terms and conditions set forth herein, and shall be a Canadian Borrower for all purposes of this Agreement.
3.    CONDITIONS; TERM OF AGREEMENT.
3.1.    Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the delivery to Agent of an executed signature page to this Agreement by a Lender being conclusively deemed to be its satisfaction with, or waiver of, the conditions precedent).
3.2.    Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to issue any Letter of Credit or amend or extend any Letter of Credit) at any time shall be subject to the following conditions precedent:
(a)    as of the date of any such Revolving Loan (or other extension of credit) and after giving effect thereto, the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);
(b)    as of the date of any such Revolving Loan (or other extension of credit) and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;
(c)    as of the date of any such Revolving Loan (or other extension of credit) and after giving effect thereto, the (i)  outstanding principal amount of US Revolving Loans and US Swing Loans plus the US Letter of Credit Usage shall not exceed the lesser of the US Borrowing Base or the US Maximum Credit, (ii) outstanding principal amount of Canadian Revolving Loans and Canadian Swing Loans plus the Canadian Letter of Credit Usage shall not exceed the lesser of the Canadian Borrowing Base or the Canadian Maximum Credit and (iii) outstanding principal amount of Luxembourg Revolving Loans and Luxembourg Swing Loans plus the Luxembourg Letter of Credit Usage shall not exceed the lesser of the Luxembourg Borrowing Base or the Luxembourg Maximum Credit; and
(d)    as of the date of any such Revolving Loan (or other extension of credit) and after giving effect thereto, the outstanding principal amount of the Loans plus the Letter of Credit Usage shall not exceed the Term Loan Debt Limit and upon Agent's request, Agent shall have received such certificate in form and substance reasonably satisfactory to Agent, from an Authorized Person so stating (provided, that, in the event of an Overadvance as a result of the establishment of a new category of reserves or a change in the methodology of the calculation of an existing reserve, or as a result of the making of a Loan other than at the request of a Borrower (or Administrative Borrower on behalf of any Borrower), whether a Protective Advance or by charging the Loan Account, such amounts shall only be required to be included in the certificate to the extent Agent has provided notice thereof to Administrative Borrower or Administrative Borrower otherwise has knowledge thereof).

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3.3.    Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date, subject to the rights of the Lender Group to terminate the Commitments as provided in Section 9 and the rights of Borrowers as provided in Section 3.5.
3.4.    Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent's Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent's Liens in the Collateral will be automatically released and Agent will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to evidence such release, as of record, Agent's Liens and all notices of Liens previously filed by Agent.
3.5.    Early Termination by Borrowers. Borrowers have the option, at any time upon reasonable prior written notice to Agent (but in any event not less than three (3) Business Days), to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full. Notwithstanding anything to the contrary contained in this Agreement, any notice under this Section 3.5 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or delayed by the Borrowers (by written notice to the Agent on or prior to the specified effective date) if such condition is not satisfied or delayed.
3.6.    Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.    REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of First Amendment Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

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4.1.    Due Organization and Qualification; Subsidiaries.
(a)    Each Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; in each case referred to in clause (ii)(A) or (iii), where the failure to do so has, or could reasonably be expected to have, a Material Adverse Effect; provided, however, that the foregoing shall not apply to the Luxembourg Borrower until the earlier of (x) December 31, 2021 (or such later date approved by the Agent in its sole discretion), and (y) the first date after the First Amendment Closing Date that the Luxembourg Borrower makes a Borrowing request.
(b)    As of the First Amendment Closing Date, Parent has no Subsidiaries other than those specifically disclosed in Schedule 4.1, and as of the First Amendment Closing Date all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (in each case, to the extent such concept is applicable under applicable Law) and are owned by the Persons and in the amounts specified on Schedule 4.1 free and clear of all Liens except those created under the Loan Documents, the Term Loan Documents and Permitted Liens.
4.2.    Due Authorization; No Conflict.
(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.
(b)    Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the Transactions, nor compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in (a) any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement, partnership agreement, certificate of formation, limited liability company agreement or other Governing Documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, where such conflict or default has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) the creation or enforcement of any Lien upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than those created under the Loan Documents, the Term Loan Documents and any agreement governing Incremental Equivalent Debt or any agreements governing any Refinancing Indebtedness thereof).
4.3.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Loan Documents, or (c) the perfection of the Liens created under the Loan Documents (including, subject to Permitted Liens, the first priority nature thereof to the extent required by the Loan Documents) except (i) for those registrations, exemptions, orders, authorizations, consents, approvals, notices or other actions that have been made, obtained, given or taken, (ii) notices, filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing and/or recordation or to third parties pursuant to the

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Luxembourg Security Documents or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.4.    Binding Obligations; Perfected Liens.
(a)    Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
(b)    The Liens in the Canadian Collateral and the US Collateral granted to Agent pursuant to the Loan Documents constitute, to the extent required by the Loan Documents, valid and perfected first priority Liens, subject to the Permitted Liens. Except for filings contemplated on the Effective Date or such later date as is contemplated by this Agreement and the Loan Documents, no filings are required to perfect such Liens.
(c)    When the actions specified in the Luxembourg Security Documents have been taken, the Liens in the Luxembourg Collateral granted to the Agent pursuant to such Luxembourg Security Documents to the extent described therein and to the extent required by the Loan Documents, shall constitute valid and perfected Liens, subject to the Permitted Liens and the terms of the Luxembourg Security Documents.
4.5.    Title to Assets; No Encumbrances.
(a)    Each of the Loan Parties and its Restricted Subsidiaries has (i) with respect to interests in owned Real Property, good record and marketable legal and insurable fee simple title, subject only to the Permitted Liens, (ii) with respect to leasehold interests in real or personal property, valid leasehold interests, subject only to the Permitted Liens, and (iii) with respect to all other property, good and marketable title to such assets, except (A) as to Real Property for minor defects in title that do not materially interfere with such Loan Party's or Subsidiary's ability to conduct its business and to utilize such assets for their intended purposes and (B) as to any property, the failure to have such title or other property interests does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    The property of each Loan Party is subject to no Liens, other than Permitted Liens.
(c)    Schedule 4.5(c) sets forth as of the First Amendment Closing Date a complete and accurate list of all Real Property owned by each Loan Party, showing as of the First Amendment Closing Date the street address, county or other relevant jurisdiction, state, record owner and, with respect to any Real Property having a book value in excess of $5,000,000, the book value (or, if available, fair market value) thereof.
(d)    Schedule 4.5(d) sets forth as of the First Amendment Closing Date a complete and accurate list of all leases and subleases of Real Property, where Eligible Inventory of the Loan Parties having value in excess of $5,000,000 is located, under which Parent or any other Loan Party is the lessee or comparable party, showing as of First Amendment Closing Date the street address, county or other relevant jurisdiction, state, lessor and lessee.

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4.6.    Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number.
(a)    The name (within the meaning of the Code or PPSA, as applicable) and jurisdiction of organization of each Loan Party and each of its Subsidiaries, as of the First Amendment Closing Date, is set forth on Schedule 4.6(a).
(b)    The chief executive office of each Loan Party (and the registered office of each Canadian Loan Party and of Luxembourg Borrower) as of the First Amendment Closing Date, is located at the address indicated on Schedule 4.6(b).
(c)    Each Loan Party's tax identification or business numbers (or in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or residence for tax purposes) and organizational identification numbers, if any, are identified on Schedule 4.6(c) as of the First Amendment Closing Date.
4.7.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against a Loan Party or any of its Subsidiaries that (a) individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement, any other Loan Document, or the consummation of the transactions contemplated under this Agreement, other than any proceeding brought by a Loan Party against a Defaulting Lender in respect of such Defaulting Lender's action or inaction under this Agreement.
4.8.    Compliance with Laws. Other than with respect to Anti-Corruption Laws, each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, (a) except in such instances where such requirement of Law or order, writ, injunction or decree is subject to a Permitted Protest or (b) where the failure to comply therewith, either individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect. With respect to Anti-Corruption Laws, orders, writs, injunctions and decrees, including without limitation, those described in Section 4.18 below, each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all such Laws and all such orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances where such requirement of Law or order, writ, injunction or decree is subject to a Permitted Protest.
4.9.    Financial Statements; No Material Adverse Effect.
(a)    The audited financial statements of Parent and its Subsidiaries for the fiscal year ending December 31, 2020 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required by GAAP.
(b)    Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

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4.10.    Solvency.
(a)    Each Borrower, individually, is Solvent and Parent and its Subsidiaries, on a consolidated basis, are Solvent.
(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.11.    Employee Benefits.
(a)    Each Plan is in compliance with the applicable provisions of ERISA, the IRC and other federal or state laws, where the failure to so comply has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the IRC and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the IRC, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of Borrowers, nothing has occurred that would prevent or cause the loss of such tax qualified status where any such occurrence has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    Except as set forth in Schedule 4.11, hereto, (i) no ERISA Event has occurred, and neither Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained in respect of any Pension Plan; and (iii) neither Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA with respect to any Pension Plan, except, with respect to subsections (i) through (iii) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)    As of the First Amendment Closing Date, no Loan Party nor any of its Subsidiaries maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Specified Canadian Pension Plan, nor has any such Person ever maintained, sponsored, administered, contributed or participated in any Specified Canadian Pension Plan. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other applicable Laws which require registration, have been administered in accordance with the Income Tax Act (Canada) and such other applicable Law and no event has occurred which could cause the loss of such registered status, (ii) all obligations of the Loan Parties and their Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis, and (iii) all contributions, premiums or payments required to be made or paid by the Loan Parties and their Subsidiaries to the
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Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all applicable Laws.
4.12.    Environmental Condition.
(a)    Parent, for itself and the other Loan Parties, conducts in the ordinary course of business a review of the effect of existing Environmental Laws relating to remedial obligations and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such effect of existing Environmental Laws relating to remedial actions and claims alleging potential liability or responsibility for violation of any Environmental Law that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including for this purpose taking into account any reserves).
(b)    Except as otherwise set forth in Schedule 4.12 or where such status or condition could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) none of the properties currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and have never been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries; (v) neither any Loan Party nor any of its Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (vi) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that would not reasonably expected to result in liability to any Loan Party.
4.13.    Foreign Plans. To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the applicable Loan Party or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
4.14.    Reserved.
4.15.    Reserved.

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4.16.    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and will not omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. As of the date on which any Projections are delivered to Agent, such Projections represent, Borrowers' good faith estimate, on the date such Projections are delivered, of the Loan Parties' and their Subsidiaries' future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections). As of the date of each delivery thereof, the information included in the Beneficial Ownership Certification is true and correct in all respects.
4.17.    Reserved.
4.18.    Patriot Act; Anti-Corruption Laws. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the "Patriot Act"); and (c) Canadian AML Legislation. No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, or (ii) in any other manner that would cause a violation in any material respect of any applicable anti-bribery, anti-corruption or anti-money laundering laws. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, any Loan Party or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of any applicable anti-bribery, anti-corruption or anti-money laundering law. Furthermore, each Loan Party and, to the knowledge of each Loan Party, its employees, agents and Affiliates have conducted their businesses in compliance in all material respects with the UK Bribery Act, the FCPA and similar laws, rules or regulations, in each case, to the extent applicable to the Loan Parties and, in their reasonable business judgment, have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
4.19.    Reserved.
4.20.    Taxes. All material federal, state, provincial, local and other tax returns required to have been filed with respect to each Loan Party and each Restricted Subsidiary of each Loan Party have been filed (or extensions have been obtained), and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns and all other material taxes and assessments owing by a Loan Party except (a) to the extent that such returns, taxes, fees, assessments or other charges are being contested in good faith by appropriate

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proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (b) where the failure to do so could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
4.21.    Margin Stock. ~~No~~Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors ~~of the United States Federal Reserve~~.
4.22.    Investment Company Act. None of Parent, any Person controlling Parent, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or is subject to regulation under the Investment Company Act.
4.23.    OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)    Subject to Section 4.23(d), no Loan Party nor any of its Subsidiaries is in violation of any Sanctions applicable to the Loan Parties. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, any Loan Party or any of its Subsidiaries (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has its assets located in Sanctioned Entities, or (iii) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.
(b)    Subject to Section 4.23(d), each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, and material compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is (i) in compliance with all Sanctions, and (ii) in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.
(c)    No proceeds of any Revolving Loan (including any Swing Loan, Protective Advance or Overadvance) or any Letter of Credit will be used directly or indirectly (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or (ii) in any other manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including without limitation any Person participating in Revolving Loans or Letters of Credit).
(d)    The representations and warranties provided for in Sections 4.23(a) and (b) shall only apply to any Loan Party and its respective Subsidiaries which is bound by any Anti-Boycott Regulations insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Anti-Boycott Regulations.
4.24.    Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against Parent or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Parent or its Restricted Subsidiaries which arises out of or under any collective bargaining agreement and that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, (ii) no strike, labor

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dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Parent or its Subsidiaries that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar Laws, which remains unpaid or unsatisfied except as could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Parent or its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, where such violations have or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material payments due from Parent or its Restricted Subsidiaries on account of wages and employee health and welfare insurance, employer and employee deductions and premiums and other benefits have been paid or accrued as a liability on the books of Parent, where the failure to do so, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.
4.25.    Reserved.
4.26.    Eligible Accounts. As to each Account that is identified by any Borrower as an Eligible Account in a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate or a Luxembourg Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Loan Parties' business, (b) owed to one or more of the Loan Parties, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
4.27.    Eligible Inventory. As to each item of Inventory that is identified by any Borrower as Eligible Inventory in a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate or a Luxembourg Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
4.28.    Locations of Inventory. As of the First Amendment Closing Date, Eligible Inventory of the Loan Parties having an aggregate value in excess of $5,000,000 is not stored with a bailee, warehouseman, or similar party other than those identified on Schedule 4.28(a) and is otherwise located only at, or in-transit between or to, the locations identified on Schedule 4.28(b).
4.29.    Inventory Records. Each Loan Party keeps correct and accurate records in all material respects itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.
4.30.    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
4.31.    Insurance. The properties of the Loan Parties are insured with financially sound insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent or the applicable Loan Party operates.
4.32.    Common Enterprise. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Certain Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors,

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as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers and Guarantors have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.
4.33.    COMI. Luxembourg Borrower has its place of central administration and, for the purpose of the Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) in Luxembourg.
4.34.    Luxembourg Domiciliation. Luxembourg Borrower is in compliance with all the legal requirements of the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended (and the relevant regulations).
4.35.    No Withholding Tax. As at the First Amendment Closing Date, no Loan Party is required to make any deduction for or on account of Luxembourg Tax from any payment it may make under any Loan Document.
4.36.    No Stamp Duty. Under the regulations of Luxembourg, it is not necessary that the Loan Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar tax or fee be paid on or in relation to the Loan Documents or the transactions contemplated by the Loan Documents; except if the Loan Documents are (i) voluntarily presented to the registration formalities (including where the Loan Documents are deposited in the minutes of a notary) or (ii) appended to a document that requires mandatory registration, a registration duty (droit d’enregistrement) will be due, the amount of which will depend on the nature of the Loan Documents to be registered.
5.    AFFIRMATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Restricted Subsidiaries to comply with each of the following:
5.1.    Financial Statements, Reports, Certificates.
(a)    (i) Deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (ii) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent or such Subsidiary, as the case may be, and (iii) cause each Subsidiary of a Loan Party to have the same fiscal year as Parent.
(b)    Documents required to be delivered pursuant to this Section 5.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent's website on the Internet at the website address listed on Schedule 5.1; or (ii) on which such documents are posted on Parent's behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website

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or whether sponsored by Agent); provided, that: (i) upon the written request of Agent, Parent shall deliver paper copies of such documents to Agent or any Lender that requests Parent to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) Parent shall notify Agent (by telecopier or electronic mail) of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Parent shall be required to provide copies (which may be electronic) of the Compliance Certificates required by this Section 5.1 to Agent. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(c)    Each Loan Party hereby acknowledges that (i) Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (ii) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities. Parent hereby agrees that so long as Parent is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (B) by marking Borrower Materials "PUBLIC," Parent shall be deemed to have authorized Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Parent or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 17.9); (C) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information;" and (D) Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information."
5.2.    Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and establish a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.
5.3.    Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business where the failure to do so has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that, no Loan Party or any of its Restricted Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if such Person's Board of Directors (or similar governing body) shall determine that the failure to preserve it could not reasonably be expected to result in a Material Adverse Effect; provided, further, that the foregoing shall not apply to the Luxembourg Borrower until the earlier of (i) December 31, 2021 (or such later date approved by the Agent in its sole discretion), and (ii) the first date after the First Amendment Closing Date that the Luxembourg Borrower makes a Borrowing request.

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5.4.    Maintenance of Properties. Except as otherwise permitted under Section 6.3 or Section 6.4, maintain and preserve all of its assets that are necessary for the proper conduct of its business in good working order and condition, except for (a) ordinary wear, tear, and casualty, (b) Permitted Dispositions, or (c) in the case of assets other than the Revolving Loan Priority Collateral where the failure to do so has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and comply with the provisions of all leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, (i) unless such provisions are the subject of a Permitted Protest, or (ii) where the failure to so comply has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.5.    Taxes. Cause all material assessments and Taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (a) to the extent that the validity of such assessment or Tax shall be the subject of a Permitted Protest or (b) where the failure to do so could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
5.6.    Insurance.
(a)    Property, Business Interruption and Liability Insurance. At Borrowers' expense, maintain insurance respecting each of the Loan Parties' assets wherever located, covering liabilities, losses or damage as customarily are insured against by other Persons engaged in the same or similar businesses. All such policies of insurance shall be with financially sound insurance companies and in such amounts (after giving effect to any self-insurance maintained consistent with the standards provided for herein) as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event, as to any Revolving Loan Priority Collateral, in amounts, adequacy and scope reasonably satisfactory to Agent (and Agent acknowledges that based on the information provided to it on or prior to the date hereof with respect thereto, as to insurance coverage for the Revolving Loan Priority Collateral in effect on the date hereof, the amounts, adequacy and scope are reasonably satisfactory to it). Subject to the Term Loan Intercreditor Agreement, all property insurance policies covering the Collateral are to be made payable to Agent, as its interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory "lender" or "secured party" clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at such Borrower's expense and without any responsibility on Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss of (i) Revolving Loan Priority Collateral exceeding $5,000,000 and (ii) Collateral exceeding $15,000,000, in each case, covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default and subject to the Term Loan Intercreditor Agreement, upon exercise by Agent of its rights pursuant to Article 9, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under any Flood Law, then

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Parent shall, or shall cause each Loan Party to, maintain, or cause to be maintained, with a financially sound insurer, flood insurances with respect to Mortgaged Property, as required by applicable Laws.
(b)    [Reserved.]
5.7.    Inspection, Field Examinations, and Appraisals. Permit Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Event of Default exists and is continuing, with reasonable prior notice to Administrative Borrower, all at Borrower's expense, in each case subject to Section 17.9; provided, that, (a) as to field examinations and inventory appraisals, there shall be: (i) no more than one (1) field examination and one (1) inventory appraisal in any twenty-four (24) month period at the expense of Borrowers if Revolver Usage does not exceed zero at any time during such period; (ii) no more than one (1) field examination and one (1) inventory appraisal in any twelve (12) month period at the expense of Borrowers if Revolver Usage exceeds zero at any time during such period; (iii) no more than two (2) field examinations and two (2) inventory appraisals in any twelve month period at the expense of Borrowers if an Enhanced Reporting Trigger occurs at any time during such period; and (iv) such other field examinations and inventory appraisals as Agent may request at any time an Event of Default exists or has occurred and is continuing at the expense of Borrowers or otherwise at any other times during usual business hours and upon reasonable prior notice at the expense of Agent and Lenders to conduct such field examinations and inventory appraisals in accordance with Agent's customary practices and procedures; provided, however, that if Borrowers request a Revolving Loan or Letter of Credit and Agent has not conducted a field examination or inventory appraisal in the immediately preceding twelve (12) month period, Agent may elect, in its Permitted Discretion, to conduct a field examination or inventory appraisal, as applicable, at Borrowers' expense; and (b) such other appraisals (including with respect to other types of Collateral, in addition to Inventory) as Agent may request at any time an Event of Default exists or has occurred and is continuing at the expense of Borrowers or otherwise at any other times during usual business hours and upon reasonable prior notice at the expense of Agent and Lenders, with such appraisals to be performed in accordance with Agent's customary practices and procedures. Notwithstanding anything to the contrary in this Section 5.7, none of the Borrowers nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (z) that is subject to attorney client or similar privilege or constitutes attorney work product.
5.8.    Compliance with Laws.
(a)    Comply in all material respects with the requirements of all applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and any rules, regulations, and orders of any Governmental Authority with respect thereto, except in such instances where any such requirement is subject to a Permitted Protest.
(b)    With respect to Laws other than Anti-Corruption Laws and Anti-Money Laundering Laws, comply with the requirements of all applicable Laws, rules, regulations, and orders of any Governmental Authority, other than, Laws, the non-compliance with which, individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

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5.9.    Environmental.
(a)    Keep any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens where the failure to do so, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect,
(b)    Comply with Environmental Laws where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, and provide to Agent documentation of such compliance which Agent reasonably requests,
(c)    Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries where any such release, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law where the failure to do so, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, and
(d)    Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority in each case of the foregoing clauses (i) through (iii) that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.
5.10.    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)    Subject to Section 5.10(b), each Loan Party will, and will cause each of its Subsidiaries to comply (a) with all applicable Sanctions, and (b) in all material respects with all Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall ~~in its reasonable business judgment~~ implement and maintain in effect policies and procedures designed in its reasonable business judgment to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with (i) all Sanctions and (ii) all Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.
(b)    The covenants provided for in Section 5.10(a) shall only apply to any Loan Party and its respective Subsidiaries which is bound by any Anti-Boycott Regulations insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Anti-Boycott Regulations.
5.11.    Further Assurances~~.~~ .
(a)    At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary organized or incorporated under the laws of a State of the United States, the United States, the District of Columbia (each, a "US Subsidiary") or a Province or Territory of Canada or Canada (each, a "Canadian Subsidiary") (other than any Excluded Subsidiary or an Unrestricted Subsidiary) after the Effective Date, such Loan Party shall (i) within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder agreement to this Agreement (to the extent such new Subsidiary will be a Borrower hereunder), the Guaranty and the Security Agreement, together with such other security

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documents (and concurrently with the delivery of any mortgages provided to the Term Loan Agent to secure the Indebtedness under the Term Loan Credit Agreement (other than the ~~Avon Lake~~Excluded Real Property), mortgages with respect to any such Real Property owned by such new Subsidiary and securing such Indebtedness, together with flood certification documentation or other documentation with respect thereto that may be reasonably required by Agent to comply with Flood Laws) as well as appropriate financing statements (and with respect to all Real Property subject to a Mortgage, fixture filings), and supplements and amendments hereto, all in form and substance reasonably satisfactory to Agent, including being sufficient to grant Agent (x) with respect to any newly formed or acquired US Subsidiary, a first priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary constituting Revolving Loan Priority Collateral, and a second priority Lien (subject to Permitted Liens) in and to the assets of such Subsidiary constituting Collateral other than Revolving Loan Priority Collateral, and (y) with respect to any newly formed or acquired Canadian Subsidiary, a first priority Lien (subject to Permitted Liens) in and to all assets constituting Collateral or Charged Property (each as defined in the Canadian Security Documents) of such Subsidiary, in each case, including to make such Subsidiary a party to this Agreement and the other Loan Documents as a "Borrower" if so agreed by Administrative Borrower and Agent~~, and otherwise as a "Guarantor";~~  (provided, that, ~~(A) the foregoing shall not be required to be provided to Agent with respect to any Subsidiary of any Loan Party that is an Excluded Subsidiary or an Unrestricted Subsidiary, and (B)~~ it shall be a condition precedent to the joinder of any ~~Subsidiary~~Subsidiaries as a "Borrower" to this Agreement and the other Loan Documents that Agent and each Lender shall have confirmed compliance with the Patriot Act or any other "know your customer" laws applicable to Agent and Lenders with respect to such Subsidiary), and otherwise as a "Guarantor", (ii) with respect to any US Loan Party or Canadian Loan Party, within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement or Canadian Security Documents) and, subject to the Term Loan Intercreditor Agreement, appropriate certificates and powers (which may be delivered to the Term Loan Agent as bailee for Agent pursuant to and to the extent required by the terms of the Term Loan Intercreditor Agreement) or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided, that, only sixty-five percent (65%) of the total outstanding voting Equity Interests of any Subsidiary of any Loan Party that is a CFC or CFC Holding Company (and none of the Equity Interests of any Subsidiary of such CFC or CFC Holding Company) shall be required to be pledged, and (iii) within sixty (60) days of such formation or acquisition (or such later date as permitted by Agent in its discretion) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document.
(b)    At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust opinions of counsel, and all other documents (the "Additional Documents") that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to perfect Agent's Liens in all of the assets of Parent and its Subsidiaries constituting Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), other than Excluded Subsidiaries and Unrestricted Subsidiaries, to create and perfect Liens in favor of Agent in any Real Property acquired by Parent or its Subsidiaries (other than an Excluded Subsidiary or an Unrestricted Subsidiary) to the extent the Term Loan Agent is granted a Lien on such Real Property (other than the ~~Avon Lake~~Excluded Real Property) and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable Law, if Parent or any of its Subsidiaries (other than Excluded Subsidiaries and Unrestricted Subsidiaries) refuses or fails to execute or deliver any reasonably requested Additional Documents related to any Revolving Loan Priority Collateral within a reasonable period of time following the request to do so, Parent (on behalf of itself and such Subsidiaries)
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hereby authorizes Agent to execute any such Additional Documents to the extent related to Revolving Loan Priority Collateral in the applicable Loan Party's or such Subsidiary's name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time so that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the Collateral of Parent and its Subsidiaries (other than the Excluded Subsidiaries and Unrestricted Subsidiaries) to the extent of, and in any event subject to, the exceptions and limitations provided for herein. Notwithstanding the foregoing or anything contained herein or in any other Loan Document to the contrary, ~~no Mortgage will be provided with respect to any real property, until each Lender (i) has received a life of loan flood zone determination for the applicable real property and, if applicable, flood insurance and a borrower notice in compliance with applicable Law and (ii) has confirmed to Agent in writing satisfactory completion of its flood insurance compliance and due diligence.~~(x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days prior written notice thereof from Agent and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender (such Real Property for so long as it is not subject to a Mortgage due to the requirements of this Section 5.11(b)(x), a "Designated Real Property"); provided, however, that the failure to execute and deliver any Mortgage as a result of this Section 5.11(b)(x) shall not constitute a breach by the Loan Parties or a Default or Event of Default hereunder or under any other Loan Document, and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent; provided, however, that the failure to execute and deliver any joinder as a result of this Section 5.11(b)(y) shall not constitute a breach by the Loan Parties or a Default or Event of Default hereunder or under any other Loan Document.
(c)    Notwithstanding the foregoing or anything contained herein or in any other Loan Document to the contrary, it is understood and agreed that to the extent that the Term Loan Agent is satisfied with or agrees to any deliveries in respect of Term Loan Priority Collateral, Agent shall be deemed to be satisfied with such deliveries that are substantially the same as those delivered to the Term Loan Agent and the Loan Parties shall not be required to deliver any Additional Documents with respect thereto other than those documents or certificates required to be delivered to Agent or a Lender under any applicable Law or regulation. Furthermore, in the event the Term Loan Credit Agreement has not been terminated, notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if there is a delivery or control obligation with respect to any Term Loan Priority Collateral and such delivery or grant of control cannot be made by the applicable Loan Party to both Agent and Term Loan Agent, such delivery requirement shall be satisfied by delivery by the applicable Grantor to Term Loan Agent.
(d)    Notwithstanding the foregoing or anything contained herein or in any other Loan Document to the contrary, it is understood and agreed that (i) as of the Effective Date, Agent and Lenders shall be deemed to be satisfied with the Luxembourg Security Documents with respect to the Liens over Luxembourg Borrower delivered on such date or as otherwise provided pursuant to Section 3.6 (Post-Closing Deliveries) and the Loan Parties shall not be required to deliver any Additional Documents with respect thereto until the occurrence of a Luxembourg Security Event, and (ii) at no time shall Agent's Liens encumber any assets of the Luxembourg Borrower other than assets constituting Luxembourg Collateral. Upon and after the occurrence of a Luxembourg Security Event, the Loan Parties shall promptly (but in any event within 30 Business Days (or such later date as agreed to by the Agent)) comply with Section 5.11(b) with respect to the delivery of Luxembourg Security Documents covering bank accounts of Luxembourg Borrower located in European jurisdictions outside of Luxembourg.

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5.12.    Reserved.
5.13.    Location of Eligible Inventory. Other than (a) Eligible Inventory having a value at any location of less than $5,000,000, and (b) Eligible Inventory that is in-transit, keep each Loan Parties' Eligible Inventory only at the locations identified on Schedule 4.28(a), 4.28(b) and such other locations for which Agent has received written notice and their chief executive offices only at the locations identified on Schedule 4.6(b) or such other locations for which Agent has received written notice; provided, that, (i) with respect to any location where Eligible Inventory with a value in excess of $5,000,000 is or is to be located, Administrative Borrower shall provide written notice to Agent promptly after (but in any event no later than the date the next Borrowing Base Certificate is required to be delivered pursuant to Section 5.2) the date on which such Eligible Inventory is moved to such new location or such chief executive office is relocated, and (ii) at the time of such written notification, such Borrower uses its commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect thereto.
5.14.    Applications under Insolvency Statutes. Each Loan Party acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the CCAA or make any proposal under the BIA which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor as an "affected" creditor for purposes of such plan or proposal or otherwise.
5.15.    Reserved.
5.16.    Center of Main Interests. Each Loan Party incorporated in Luxembourg shall maintain its place of central administration and, for the purpose of the Insolvency Regulation, the centre of its main interests (centre des intérêts principaux) in Luxembourg.
5.17.    Luxembourg Domiciliation. Luxembourg Borrower shall remain in compliance with all the legal requirements of the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended (and the relevant regulations).
6.    NEGATIVE COVENANTS.
Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Restricted Subsidiaries to do any of the following:
6.1.    Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2.    Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3.    Restrictions on Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    (A) any Non-Loan Party may merge, dissolve, liquidate, consolidate or amalgamate with or into another Non-Loan Party, whether to effect a corporation reorganization or

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otherwise and (B) any Non-Loan Party or any Loan Party may merge, dissolve, liquidate, consolidate or amalgamate with or into another Loan Party, including to effect a corporate reorganization or to change the jurisdiction of Parent or any Subsidiary, so long as (1) in the case of any merger, dissolution, liquidation, consolidation or amalgamation of a Loan Party with a Non-Loan Party, the Loan Party is the surviving Person and (2) in any merger, dissolution, liquidation, consolidation or amalgamation of a US Loan Party the survivor remains organized under the laws of a State within the United States, in the case of any Canadian Loan Party the survivor remains organized under the laws of a jurisdiction in Canada, and in the case of Luxembourg Borrower the survivor remains organized under the laws of a jurisdiction in Luxembourg, and in any case the Loan Parties are in compliance with, and comply with, the Loan Documents,
(b)    any Loan Party may sell or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Parent or to another Loan Party or to a Non-Loan Party so long as such sale or other disposition is permitted pursuant to Section 6.4 pursuant to clauses (a), (e), (f), (h), (k), (m), (r), (s), (t), (u), (v) or (x) of the definition of Permitted Dispositions,
(c)    any Non-Loan Party may dispose of all or substantially all its assets (including any disposition that is in the nature of a liquidation) to (A) another Non-Loan Party or (B) to a Loan Party, provided, that, other than Eligible Acquired Business Accounts and Eligible Acquired Business Inventory, any Accounts or Inventory acquired by a Borrower pursuant to such disposition shall not be Eligible Accounts or Eligible Inventory until such time as Agent shall have completed an Acceptable Field Exam with respect thereto and, in the case of Inventory of an Acquired Business, an Inventory appraisal, and such other due diligence reasonably requested by Agent, in a manner and with results reasonably satisfactory to Agent,
(d)    [reserved],
(e)    in connection with any Permitted Acquisition, any Subsidiary of Parent may merge into, or consolidate or amalgamate with, any other Person or permit any other Person to merge into, or consolidate or amalgamate with, it; provided that (A) the Person surviving such merger, consolidation or amalgamation shall be a Subsidiary of Parent and (B) in the case of any such merger, consolidation or amalgamation to which any Loan Party (other than Parent) is a party, such Loan Party is the surviving Person, and
(f)    Parent and its Subsidiaries may consummate any Permitted Disposition.
6.4.    Disposal of Assets. Convey, sell, lease, license, assign, transfer, or otherwise dispose of any assets (including by an allocation of assets among newly divided limited liability companies or partnerships pursuant to a "plan of division" if any assets become the assets of a different Person as a result of such allocation) of Parent or any of its Restricted Subsidiaries, except for Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.11.
6.5.    Nature of Business. Engage in any business or activity if as a result thereof, the general nature of the business of Parent and its Restricted Subsidiaries, taken as a whole, would be changed in any material respect from the general nature of the business engaged in by them as of the First Amendment Closing Date; provided, however, that the foregoing shall not prevent the acquisition by Parent or any of its Restricted Subsidiaries of, or the entry by Parent or any of its Restricted Subsidiaries into, any line of business that is related, complementary or a logical extension to the business in which they are engaged on the First Amendment Closing Date.

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6.6.    Certain Payments of Debt and Amendments.
(a)    Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (including by sinking fund payment or other acquisition for value), or otherwise set aside or deposit funds with a trustee therefor or hold restricted cash for such purpose before the date required for the purpose of paying any portion of such Indebtedness when due) any of its Funded Indebtedness, or make any payment in violation of any subordination terms of any such Indebtedness, except with respect to:
(i)    the Indebtedness hereunder or under the other Loan Documents,
(ii)    [reserved],
(iii)    the Indebtedness of any Non-Loan Party,
(iv)    [reserved],
(v)    optional prepayments, purchases, redemptions and defeasance of Indebtedness in an aggregate amount not to exceed $25,000,000 in any fiscal year,
(vi)    optional prepayments, purchases, redemptions and defeasance of Indebtedness in any fiscal year in an aggregate amount in excess of the amount permitted under clause (v) above of this Section 6.6(a); provided, that, as to any such optional prepayment or redemption, the Payment Conditions (Restricted Payments) are satisfied,
(vii)    [reserved],
(viii)    [reserved],
(ix)    optional prepayments, purchases, redemptions and defeasance in respect of Indebtedness with proceeds of Refinancing Indebtedness as permitted in the definition of the term Permitted Indebtedness,
(x)    optional prepayments, purchases, redemptions and defeasance of Indebtedness solely with the proceeds of the issuance and sale of Equity Interests of Parent, and
(xi)    optional prepayments, purchases, redemptions and defeasance of Indebtedness owing to a Loan Party or any Subsidiary if such payment is permitted at such time under the subordination terms and conditions set forth therein or applicable thereto.
(b)    directly or indirectly, to amend, modify, or change (or permit the amendment, modification or other change in any manner of) any of the terms or provisions of:
(i)    any agreements, documents or instruments in respect of any Subordinated Debt or any agreements related to the Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness, except (A) to the extent permitted under any intercreditor or subordination agreement applicable thereto or (B) with written notice to Agent prior to or contemporaneously therewith, any amendment, modification or other change to the terms thereof that is not materially adverse to Agent or Lenders taken as a whole (it being understood that if the Weighted Average Life to Maturity of such Indebtedness after giving effect thereto is less than the Weighted Average Life to Maturity immediately prior to giving effect thereto in any material respect, or if the change

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is to make the covenants and events of default more restrictive or burdensome, in each case in any material respect taken as a whole as to any such amendments effective at or about the same time, or to adversely affect the ability of a Loan Party to borrow hereunder or to amend, modify, renew or supplement the terms of this Agreement or any of the other Loan Documents, it shall in any event be so materially adverse) and in the case of Subordinated Debt, only after prior written notice to Agent, or
(ii)    the Governing Documents of any Loan Party, except for amendments, modifications or other changes that are not materially adverse to Agent and Lenders taken as a whole and do not adversely affect in any material respect the ability of a Loan Party to borrow hereunder or to amend, modify, renew or supplement the terms of this Agreement or any of the other Loan Documents.
6.7.    Burdensome Agreements. Enter into or permit to exist any encumbrance or restriction (other than this Agreement or any other Loan Document, the Term Loan Documents or documents governing the Current Notes, the 2025 Notes and any Incremental Equivalent Debt) that limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party, (ii) of any Subsidiary to guarantee the Indebtedness of any Loan Party or (iii) of Parent or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, that, this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Permitted Purchase Money Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; provided, that, this Section 6.7 shall not prohibit (i) restrictions contained in any agreement in effect (A) (1) on the First Amendment Closing Date and set forth on Schedule 6.7 and (2) to the extent the restrictions permitted by clause (1) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Refinancing Indebtedness in respect of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such agreement or (B) at the time any Subsidiary becomes a Subsidiary of Parent, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Parent and, if related to Indebtedness, any agreement evidencing any Refinancing Indebtedness in respect of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions existing at the time such Subsidiary became a Subsidiary of Parent, (ii) restrictions that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restriction was not entered into in contemplation of such Person becoming a Restricted Subsidiary and, if related to Indebtedness, any agreement evidencing any Refinancing Indebtedness in respect of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions existing at the time such Restricted Subsidiary became a Restricted Subsidiary, (iii) restrictions that arise in connection with any Permitted Disposition or Permitted Investment or any other disposition or Investment which, when consummated, would result in the payment in full of the Obligations, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments, (v) any restrictions imposed by any agreement related to Indebtedness constituting Permitted Indebtedness under clauses (g), (o), (q), (t) and (w) of the definition of such term or Refinancing Indebtedness with respect thereto, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement and in any event permit Liens on the Collateral to secure the Obligations, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) comprise restrictions or Liens imposed by any agreement relating to Permitted Purchase Money Indebtedness to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (viii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (ix) any restrictions imposed by any agreement related to Refinancing Indebtedness constituting Permitted Indebtedness, to the extent such

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restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement and in any event permit Liens on the Collateral to secure the Obligations.
6.8.    Restricted Payments. Declare or make, or pay, directly or indirectly, any Restricted Payment, except:
(a)    each Restricted Subsidiary of Parent may make Restricted Payments to a Loan Party or to a Non-Loan Party to the extent such Non-Loan Party makes a substantially concurrent (and, in any event, within three (3) Business Days) corresponding Restricted Payment to a Loan Party,
(b)    each Non-Loan Party may make Restricted Payments to another Non-Loan Party or to a Loan Party,
(c)    Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests of such Person (other than Disqualified Equity Interests),
(d)    Parent and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests,
(e)    any Subsidiary of Parent may pay or make distributions to Parent that are used to make substantially contemporaneous payments to, and Parent may make payments to, repurchase or redeem Equity Interests and options to purchase Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Parent pursuant to any management equity subscription agreement, employee agreement or stock option agreement or other agreement with such officer, director or employee or former officer, director or employee; provided, that, the aggregate cash consideration paid for all such payments, repurchases or redemptions shall not in any fiscal year of Parent exceed $2,000,000,
(f)    Parent may repurchase its Equity Interests to the extent such repurchase is deemed to occur upon (i) the non-cash exercise of stock options to the extent such Equity Interests represents a portion of the exercise price of such options and (ii) the withholding of a portion of such Equity Interests to pay taxes associated therewith,
(g)    the purchase of fractional shares of Equity Interests of Parent or any Subsidiary arising out of stock dividends, splits or combinations or business combinations,
(h)    Restricted Payments in an aggregate amount not to exceed $35,000,000 in any fiscal year,
(i)    other Restricted Payments not otherwise expressly provided for in this Section 6.8, provided, that, each of the following conditions is satisfied:
(i)    the Payment Conditions (Restricted Payments) are satisfied, and
(ii)    Agent shall have received prior written notice in a form reasonably satisfactory to Agent (or otherwise consistent with such historical written notices previously delivered to Agent prior to the Effective Date) of any such Restricted Payment specifying the amounts, the type of payment (such as dividend, repurchase of shares, redemption of shares or other type), the shares in respect of which the dividend is being paid or the shares that are being repurchased or redeemed and the anticipated date of the payment (or, if prior written notice is not

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required pursuant to the following proviso, Administrative Borrower shall use commercially reasonable efforts to provide Agent notice within five (5) Business Days after such Restricted Payment is made), provided, that, the prior written notice required under this clause (ii) shall not be applicable during any fiscal year of Parent so long as the aggregate amount of all such Restricted Payments made during such fiscal year under this Section 6.8(i) are less than $50,000,000; provided further, that any notice required to be delivered pursuant to this Section 6.8(i) (to the extent included in materials filed with the SEC) shall be deemed to have been delivered on the date on which Parent posts such materials and provides a link thereto to Agent;
provided, that if a Restricted Payment under this clause (i) would satisfy the foregoing conditions at the time such Restricted Payment is declared by Parent, it may be paid by Parent within 100 days of the date of declaration, regardless of whether the foregoing conditions would be satisfied at the time of payment, provided, that the full amount of such Restricted Payment has been the subject of a reserve thereof from the time of declaration through the time of payment, to the extent required under Section 2.1(f) of this Agreement, and
(j)    any transaction (or a transaction in a series of related transactions) permitted under Section 6.3 or a Permitted Disposition to the extent constituting a Restricted Payment.
6.9.    Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be permitted under, and in accordance with, GAAP); provided, that, in the event of any such modification or change to the method of accounting after the First Amendment Closing Date that affects the covenants in Section 7 hereof, Administrative Borrower may by notice to Agent, or Agent may, and at the request of Required Lenders shall, by notice to Administrative Borrower request that Agent and Administrative Borrower negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such modification or change (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with the method of accounting under GAAP prior to such modification or change and (b) Administrative Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such modification or change.
6.10.    Investments. Directly or indirectly, make or acquire any Investment, except for Permitted Investments.
6.11.    Transactions with Affiliates. Directly or indirectly, enter into any transaction of any kind with an Affiliate of Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to Parent or such Subsidiary than Parent or such Subsidiary would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, except for:
(a)    any employment, consulting, severance or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by Parent or any of its Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of such Parent or such Subsidiary,
(b)    transactions exclusively between or among Loan Parties (or any person becoming a Loan Party upon the consummation of such transaction), and transactions exclusively between or among

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Non-Loan Parties (or any Person becoming a Subsidiary of Parent upon the consummation of such transaction), provided that such transactions are not otherwise prohibited by this Agreement,
(c)    the direction by Parent of the environmental remediation activities with respect to certain Real Property of Altona Properties Pty Ltd., and including making arrangements for the payment of the costs of remediation with the proceeds of Permitted Investments by Parent and its Subsidiaries in such Person, and
(d)    transactions expressly permitted by Section 6.1, Section 6.2, Section 6.4, Section 6.6, Section 6.8 or Section 6.10 of this Agreement.
6.12.    Use of Proceeds. Use the proceeds of any Loan made hereunder for any purpose other than (a) on the Effective Date, (i) to replace by amendment and restatement the Existing Obligations, (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement and the other Loan Documents and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and general corporate purposes, including without limitation to finance Permitted Acquisitions and Permitted Investments; provided, that (x) no part of the proceeds of the Loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers' reasonable knowledge, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers' reasonable knowledge, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
6.13.    Specified Canadian Pension Plans. Maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.
6.14.    Designation of Senior Debt. Fail at any time to designate the Indebtedness under the Loan Documents as "Designated Senior Debt" (or any similar term) under, and as defined in, any Subordinated Debt.
6.15.    Current Notes and 2025 Notes. Permit or give rise to any Indebtedness or obligation that will require the granting of a Lien to holders of the Current Notes or the holders of the 2025 Notes, any Refinancing Indebtedness with respect to the Current Notes or the 2025 Notes, or any subsequent Refinancing Indebtedness relating to the Current Notes or the 2025 Notes.
7.    FINANCIAL COVENANT.
Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:
7.1.    Fixed Charge Coverage Ratio. During a Covenant Testing Period, Borrowers will maintain a Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) for the

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most recently ended period of four (4) consecutive fiscal quarters for which Agent has received financial statements of at least 1.00 to 1.00.
8.    EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
8.1.    Non-Payment. Borrowers or any other Loan Party fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the principal of the Obligations (b) pay within three (3) days after the same becomes due, any of the Obligations consisting of interest, or any fee due hereunder, or (iii) pay within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document.
8.2.    Specific Covenants. Any Loan Party or any of its Restricted Subsidiaries fails to perform or observe any covenant or other agreement contained in any of (a) Sections 5.1, 5.2, 5.3 (solely as it relates to good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower's properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss such Borrower's affairs, finances, and accounts with officers and employees of such Borrower as required by such Section), 5.10, 5.11(a) and 5.11(b) (solely as it relates to Luxembourg Security Documents after a Luxembourg Security Event) of this Agreement, (b) Section 6 of this Agreement, (c) Section 7 of this Agreement, (d) Sections 3.4, 6.2(b) and 6.2(d), 6.3 and 6.4 of the Security Agreement, or (e) Sections 3.4, 6.2(b) and 6.2(d), 6.3 and 6.4 of the Canadian Security Agreement, Clause 6 of the Luxembourg Account Pledge Agreement or Clause 6 of the Luxembourg Receivables Pledge Agreement.
8.3.    Other Defaults. Any Loan Party or any of its Restricted Subsidiaries fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of (a) an Authorized Officer of any Loan Party becoming aware of such default or (b) receipt by such Loan Party of notice from Agent or any Lender of such default.
8.4.    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that is qualified as to materiality or Material Adverse Effect shall be incorrect or misleading and any of the same that is not so qualified shall be incorrect or misleading in any material respect, in each case when made or deemed made.
8.5.    Cross-Default. Any Loan Party or any of its Restricted Subsidiaries (a) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (including the beneficiary or beneficiaries of any Indebtedness arising pursuant to a guarantee, or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (whether or not exercised), with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid,

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defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or otherwise to become payable or cash collateral in respect thereof to be demanded, provided, that, this Section shall not apply to secured Indebtedness that becomes due (and is paid in full and otherwise discharged within five (5) Business Days of initially becoming due) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.
8.6.    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any Insolvency Proceeding or any Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) and any of the following events occurs: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein.
8.7.    Inability to Pay Debts; Attachment. (a) Any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy or a stay of enforcement thereof is not in effect.
8.8.    Judgments. There is entered against any Loan Party or any of its Restricted Subsidiaries (a) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not deny or decline coverage), or (b) any one or more final judgments other than for the payment of money, that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order, (ii) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which the same is not discharged, satisfied, vacated, or bonded pending appeal, or (iii) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.
8.9.    ERISA. (a) An ERISA Event occurs which has resulted in liability of any Loan Party under Title IV of ERISA in an aggregate amount in excess of $50,000,000 and which remains unpaid for a period of 30 consecutive days or (b) any Loan Party or any ERISA Affiliate fails to pay, after the expiration of any applicable grace period, for a period of 30 consecutive days any installment payment with respect to its withdrawal liability under Section 4201 of ERISA in an aggregate amount in excess of $50,000,000.
8.10.    Invalidity of Loan Documents. The validity or enforceability of any provisions of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent or other than as a result of a transaction expressly permitted hereunder or after the payment in full of the Obligations) cease to be in full force and effect or be declared to be null and void, or any Loan Party or its Subsidiaries purport to revoke, terminate or rescind any provision of any Loan Document, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or

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unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document.
8.11.    Change of Control. There occurs any Change of Control.
8.12.    Collateral Documents. The Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent set forth in the Term Loan Intercreditor Agreement, and except to the extent of Permitted Liens that have priority, first priority Lien on any of (a) the Revolving Loan Priority Collateral purported to be covered thereby or (b) Collateral other than Revolving Loan Priority Collateral, in any one case or in the aggregate as to such Collateral under this clause (b), having a fair market value in excess of $50,000,000 (except in each case as a result of a transaction permitted under this Agreement), or the subordination provisions contained in any agreement related to any Subordinated Debt in an aggregate principal amount in excess of $50,000,000 shall cease to be in full force and effect or to give Agent or Lenders the rights, powers and privileges purported to be created thereby.
9.    RIGHTS AND REMEDIES.
9.1.    Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable Law, do any one or more of the following:
(a)    declare the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;
(b)    declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Revolving Loans, (ii) the obligation of Swing Lender to make Swing Loans, and (iii) the obligation of the Issuing Lender to issue Letters of Credit; and
(c)    exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents or applicable Law.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.6, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Loan Party.
9.2.    Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election,

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and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.3.    Appointment of a Receiver. Upon the occurrence and during the continuance of an Event of Default, Agent may seek the appointment of a receiver, manager or receiver and manager (a "Receiver") under the Laws of Canada or any province thereof to take possession of all or any portion of the Collateral of any Loan Party or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a Receiver without the requirement of prior notice or a hearing. Any such Receiver shall, to the extent permitted by law, so far as concerns responsibility for his/her acts, be deemed to be an agent of such Loan Party and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any such Receiver, or his/her servants or employees, absent the gross negligence, bad faith or willful misconduct of the Agent or the Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of any Loan Party, to preserve Collateral of such Loan Party or its value, to carry on or concur in carrying on all or any part of the business of such Loan Party and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of such Loan Party. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including a Loan Party, enter upon, use and occupy all premises owned or occupied by a Loan Party wherein Collateral of such Loan Party may be situated, maintain Collateral of a Loan Party upon such premises, borrow money on a secured or unsecured basis and use Collateral of a Loan Party directly in carrying on such Loan Party's business or as security for loans or advances to enable the Receiver to carry on such Loan Party's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.
9.4.    Collection Allocation Mechanism.
(a)    On the first date after the Effective Date on which there shall occur an Event of Default under Section 8.6 or the acceleration of Obligations pursuant to Section 9 (the "CAM Exchange Date"), (i) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.2(b) or 2.2(e)) participations in the Swing Loans, in an amount equal to such Lender's Pro Rata Share of each US Swing Loan outstanding on such date, (ii) each Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Agent in accordance with Section 2.9) participations in the Obligations with respect to each Letter of Credit in an amount equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit, and (iii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Revolving Loans and participations in the Swing Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Revolving Loan and the Obligations with respect to each Swing Loan and Letter of Credit in which it shall participate as of such date (including such Lender's interest in the Obligations, guarantees and Collateral of each Loan Party in respect thereof), such Lender shall hold an interest in every one of the Revolving Loans and a participation in all of the Obligations in respect of Swing Loans and Letters of Credit (including the Obligations, guarantees and Collateral of each Loan Party in respect thereof), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof (the foregoing exchange being referred to as the "CAM Exchange"). Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Revolving Loan or any participation in any Swing Loan or

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Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Agent all such promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Revolving Loans hereunder to the Agent against delivery of any promissory notes evidencing its interests in the Revolving Loans so executed and delivered; provided, that, the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of any of the Obligations related to the Revolving Loans, the Letters of Credit and the Swing Loans, and all fees, costs and expenses arising out of or related to any of the foregoing, in each case as provided in the Loan Documents, and each distribution made by the Agent in respect of such Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.
(c)    The provisions of this Section 9.4 are solely an agreement among the Lenders and Agent for the purpose of allocating risk and the Loan Parties have no additional obligations with respect thereto.
(d)    For purposes of this Section 9.4, "CAM Percentage" means, as to each Lender, a fraction, expressed as a percentage, of which (i) the numerator shall be the US Dollar Equivalent of the aggregate amount of any Obligations owed to such Lender pursuant to the Loan Documents in respect of Revolving Loans, Letters of Credit and Swing Loans (including, without duplication, as to participations in Letters of Credit and Swing Loans), and fees, costs and expenses with respect to any of the foregoing, whether or not then due and payable, in each case immediately prior to the CAM Exchange Date, and (ii) the denominator shall be the US Dollar Equivalent of the aggregate amount of any Obligations owed to Lenders pursuant to the Loan Documents in respect of Revolving Loans, Letters of Credit and Swing Loans (including, without duplication, as to participations in Letters of Credit and Swing Loans), and fees, costs and expenses with respect to any of the foregoing, whether or not then due and payable, in each case immediately prior to the CAM Exchange Date.
10.    WAIVERS; INDEMNIFICATION.
10.1.    Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group pursuant to the Loan Documents on which such Borrower may in any way be liable.
10.2.    The Lender Group's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code and the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
10.3.    Indemnification. Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations,

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proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of the following applicable counsel retained by Agent (other than as a result of conflicts of interest) for Indemnified Persons: (i) one US counsel, (ii) one Canadian counsel, (iii) one Luxembourg counsel, (iv) one regulatory counsel to Agent and (v) one local counsel in each appropriate jurisdiction selected by Agent and, if an Event of Default has occurred and is continuing (and such additional counsel is necessary as a result of conflicts of interest), one additional counsel to the Lender Group, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys' fees) of any Lender (other than WFCF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent's and its Subsidiaries' compliance with the terms of the Loan Documents (provided, that, the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders if not resulting from the action or inaction of any Loan Party or (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) claims primarily related to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction determines pursuant to a final non-appealable order to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents, (y) a material breach of any express obligations under any Loan Document by such Indemnified Person or its officers, directors, employees, attorneys, or agents or (z) any dispute that is solely among Indemnified Persons (other than any dispute involving claims against Agent or any Issuing Lender, in each case in their respective capacities as such) not involving any actions or omissions of Parent or its Subsidiaries. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON, SUBJECT TO THE PROVISIONS OF THIS SECTION 10.3. THE LOAN PARTIES HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT AND THE LENDERS AND EACH OTHER INDEMNIFIED PERSON FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.
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11.    NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Loan Parties or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Loan Parties:	Avient Corporation 33587 Walker Road Avon Lake, Ohio 44012 Attn: Treasurer Fax No. (440) 930-3830
With copies to:	Avient Corporation 33587 Walker Road Avon Lake, Ohio 44012 Attn: Secretary Fax No. (440) 930-3830 and PolyOne S.à r.l. 19, route de Bastogne L-9638 Pommerloch Luxembourg
If to Agent:	Wells Fargo Capital Finance, LLC
150 East 42nd Street, 40th Floor
New York, New York 10017
Attn: Portfolio Manager - Avient
Fax No. (855) 234-5783

and

Wells Fargo Capital Finance, LLC
1800 Century Park East, Suite 1100
Los Angeles, California 90067
Attn: Portfolio Manager – Avient
Fax No. (866) 443-3120
With copies to:	Goldberg Kohn Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: David L. Dranoff, Esq. Fax No. (312) 863-7439

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Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgment).
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
(a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE

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PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1.    Assignments and Participations.
(a)    Any Lender may at any time assign to one or more Eligible Transferees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Obligations at the time owing to it and its participation interests in Letters of Credit, Swing Loans and Overadvances), provided, that, any such assignment shall be subject to the following conditions:
(i)    The aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Obligations of the assigning Lender subject to such assignment shall be not less than $5,000,000, unless the Agent otherwise consents, except that such minimum amount shall not apply to (A) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender or an Related Fund or (B) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or (C) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or Obligations at the time owing to it;
(ii)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;
(iii)    No consent shall be required for any assignment except: (A) the consent of Administrative Borrower shall be required, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that (1) Administrative Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within ten (10) Business Days after having received notice thereof and (2) no consent of Administrative Borrower shall be required for an assignment to another Lender, an Affiliate of a Lender, a Related Fund or, if a Specified Event of Default has occurred and is continuing and (B) the consent of each of the Agent, Issuing Lender and Swing Lender shall be required (which consent shall not be unreasonably withheld, conditioned or delayed), other than for an assignment to another Lender, an Affiliate of a Lender or a Related Fund;
(iv)    The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing fee of $3,500, provided, that Agent may, in its discretion, elect to reduce or waive such processing fee in the case of any assignment, and the Assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in a form reasonably satisfactory to Agent;
(v)    No such assignment shall be made to (A) a Loan Party or an Affiliate of a Loan Party, (B) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its Subsidiaries, (C) a natural

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Person, (D) any holder of Subordinated Debt of a Loan Party to the extent Agent has written notice that such Person is a holder of such Subordinated Debt and (E) any Disqualified Lender; and
(vi)    Borrowers and Agent may continue to deal solely and directly with a Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (B) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with this Section 13.1(b) and the satisfaction of the other conditions herein.
(b)    No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register. From and after the date that Agent notifies the assigning Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and recorded the same in the Register and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a "Lender" and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that, nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15 and Section 17.9(a).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

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(e)    Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, that, (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guarantees (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, in each case of the foregoing clauses (A) through (E), to the extent the consent of the Originating Lender would be required under Section 14.1, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections of Loan Parties, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant's interest in the Loan or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Loan Document) to any Person except: (i) to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in "registered form" for the purpose of the IRC, including under Section 5f.103-1(c) of the United States Treasury Regulations, and (ii) with respect to the grant to any Participant of an interest in a Canadian Obligation, Originating Lender shall provide Administrative Borrower with such information as it may reasonably request in accordance with Section 16.2(c). For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(f)    In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent and its Subsidiaries and their respective businesses.

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(g)    Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.
(h)    In case of assignment, transfer or novation by a Lender to a new Lender or a Participant, of all or any part of its rights and obligations under this Agreement or any of the other Loan Documents, the Lenders and the new Lender or Participant shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of this Agreement or any agreement referred to herein to which Luxembourg Borrower is a party (including any Luxembourg Security Documents), any security created or the guarantee given under such Loan Document or in relation to such Loan Document shall be preserved and continue in full force and effect to the benefit of the new Lender or Participant.
13.2.    Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that, no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
14.    AMENDMENTS; WAIVERS.
14.1.    Amendments and Waivers.
(a)    No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that, (i) no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby (which, in the case of all clauses below except clauses (A), (B) and (C), will require the consent of all Lenders), and all of the Loan Parties that are party thereto, do any of the following:
(A)    increase the amount of or extend the expiration date of any Commitment of any Lender,
(B)    extend, postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to any Lender hereunder or under any other Loan Document,
(C)    reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable to any Lender hereunder or under any other Loan Document (except (1) in connection with the waiver of applicability of Section 2.4(b) (which waiver shall be effective with the written consent of the Required Lenders), and (2) that any amendment or modification of defined terms used in any financial covenants in this Agreement

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or in the calculation of Excess Availability, Quarterly Average Excess Availability or Monthly Average Excess Availability (or any defined terms used therein) shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (C)),
(D)    amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(E)    amend, modify, or eliminate Section 15.11 or Section 15.12(b),
(F)    release Agent's Lien in and to any of the Collateral, except as permitted by Section 15.11,
(G)    amend, modify, or eliminate the definition of "Supermajority Lenders", "Required Lenders" or "Pro Rata Share",
(H)    except as otherwise permitted by Section 15.11(a), contractually subordinate (1) any of Agent's Liens in and to the Revolving Loan Priority Collateral, or (2) Agent's Liens in and to all or substantially all of the other Collateral,
(I)    release any Borrower from any obligation for the payment of money or consent to the assignment or transfer by any Borrower of any of its rights or duties under this Agreement or the other Loan Documents, or release all or substantially all of the value of the guarantees, except in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents or, subject to Section 15.11 below, if such Person constitutes an Excluded Subsidiary or Unrestricted Subsidiary,
(J)    amend, modify, or eliminate any of the provisions of Section 2.2(d) or Section 2.3(b)(i), (ii), (iii), or (iv), Section 2.3(c)(i) or (v), or Section 3.1 or any other provision regarding the sharing of payment amongst the Lenders,
(K)    amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee, or
(ii)    no such waiver, amendment, or consent shall, unless in writing and signed by the Supermajority Lenders, amend, modify, or eliminate the definition of US Borrowing Base, Canadian Borrowing Base or Luxembourg Borrowing Base or any of the defined terms that are used in such definition (including the definitions of Eligible Accounts and Eligible Inventory) to the extent that any such change results in more credit being made available to Borrowers based upon the US Borrowing Base, Canadian Borrowing Base or Luxembourg Borrowing Base, but not otherwise, or change Sections 2.1(e) or (f) (but exclusive of the right of Agent to eliminate or reduce the amount of reserves).
(b)    No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this

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Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the consent of Loan Parties and Lenders shall not be required for the exercise by Agent of any of its rights under this Agreement in accordance with the terms of this Agreement with respect to reserves, or the US Borrowing Base, Canadian Borrowing Base or Luxembourg Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts and Eligible Inventory) that are used therein,
(c)    No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Lenders,
(d)    No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders,
(e)    Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i)(A), (B) or (C), (iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days' prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, ~~and~~ (iii) any amendment contemplated by Section 2.10(d)(iii) or Section 2.15(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.10(d)(iii) or Section 2.15(d)(iii), as applicable, hereof and (iv) any amendment contemplated by Section 2.4(f) of this Agreement in connection with the use or administration of any initial Benchmark shall be effective as contemplated by such Section 2.4(f).
14.2.    Replacement of Certain Lenders.
(a)    If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a "Non-Consenting Lender") or any Lender that made a claim for compensation (a "Tax Lender") with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)    Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and

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Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender's or Tax Lender's, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.
14.3.    No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by each Loan Party of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.    AGENT; THE LENDER GROUP.
15.1.    Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFCF as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising

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any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
15.2.    Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
15.3.    Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries.
15.4.    Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

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Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
15.5.    Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that, unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
15.6.    Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates' or representatives' possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

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15.7.    Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys' fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. To the extent any Loan Parties are required to reimburse Agent for such Lender Group Expenses, Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. Notwithstanding anything to the contrary contained herein, Lenders shall be liable and indemnify Agent-Related Persons only for Indemnified Liabilities and other costs and expenses that relate to or arise from an Agent-Related Person acting as or for Agent (in its capacity as Agent). The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
15.8.    Agent in Individual Capacity. WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFCF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF or its Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFCF in its individual capacity.
15.9.    Successor Agent. Agent may resign as Agent upon thirty (30) days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Specified Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be

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unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent's resignation is effective, it is acting as the Issuing Lender or Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent from among Lenders (unless no Lender is willing to accept such appointment, then otherwise as Agent determines). If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable Law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Specified Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
15.10.    Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
15.11.    Collateral Matters.
(a)    Agent’s Lien on any of the Collateral shall be automatically released, and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to evidence such release of any Lien on any of the Collateral, (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, (ii) constituting property being sold or disposed of if Administrative Borrower or any Loan Party certifies to Agent that the sale or disposition is not prohibited by Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) upon any Loan Party (x) becoming an Excluded Subsidiary or an Unrestricted Subsidiary, or (y) ceasing to be a Subsidiary in a transaction permitted by this Agreement, (iv) constituting property in which any Loan Party did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, (v) having a value in the aggregate in any twelve (12) month period of less than $5,000,000, and to the extent Agent may release its Lien on

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any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, (vi) if required or permitted under the terms of any of the other Loan Documents, including any intercreditor agreement, (vii) constituting property leased to a Loan Party under a lease that has expired or is terminated, or (viii) subject to Section 14.1 and the Security Agreement, if the release is approved, authorized or ratified in writing by the Lenders; provided that notwithstanding the foregoing, no Liens shall be released pursuant to the foregoing clause (iii), if an Event of Default exists or would be caused thereby. In no event shall the consent or approval of an Issuing Lender to any release of Collateral be required. Nothing contained herein shall be construed to require the consent of any Bank Product Provider to any release of any Collateral or termination of security interests in any Collateral. Upon request by Agent or any Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that, (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.
(b)    The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (A) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code or other bankruptcy or insolvency laws, including under Section 363 of the Bankruptcy Code, (B) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code or the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, or (C) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase).
(c)    Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by a Loan Party or is cared for, protected, or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is

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appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
~~(d)    Notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, no Mortgage shall be executed and delivered unless and until at least ten (10) Business Days in advance of such execution and delivery, Agent shall have delivered to each Lender (A) written notice thereof, and (B) such flood certification documentation or other documentation with respect thereto as may be required or reasonably requested by any Lender with respect to any Flood Laws; provided, however, that the failure to execute and deliver any Mortgage pursuant to this Section 15.11(d) shall not constitute a breach by the Loan Parties or a Default or Event of Default hereunder or under any other Loan Document.~~
15.12.    Restrictions on Actions by Lenders; Sharing of Payments.
(a)    Each of the Lenders agrees that it shall not, without the express written consent of Agent and only to the extent it is lawfully entitled to do so, set off against the Obligations, any amounts owing by such Lender to Parent or its Subsidiaries or any Deposit Accounts of Parent or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)    If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that, to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. Notwithstanding anything to the contrary contained herein, to the extent that cash collateral has been specifically pledged by a Borrower to a Lender prior to the date hereof to secure the Bank Product Obligations owing to such Lender, such Lender may apply such cash collateral to such Bank Product Obligations, after notice to Agent, and shall only be required to comply with this Section 15.12(b) as to such cash collateral to the extent that the amount of such cash collateral exceeds the applicable Bank Product Obligations.

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15.13.    Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or in accordance with the PPSA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.
15.14.    Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.15.    Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider). Each Lender hereby authorizes Agent, on behalf of such Lender, to execute the Reaffirmation of US Loan Documents, the Reaffirmation of Canadian Loan Documents, and each other amendment, supplement or modification to a Loan Document to be executed and delivered on the Effective Date.
15.16.    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.
(a)    By becoming a party to this Agreement, each Lender:
(i)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting Parent or its Subsidiaries (each, a "Report") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
(ii)    expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(iii)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent's and its Subsidiaries' books and records, as well as on representations of each Borrower's personnel,
(iv)    agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

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(v)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who obtains all or part of any Report through the indemnifying Lender.
(b)    In addition to the foregoing, any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent or any Subsidiary of Parent to Agent that has not been contemporaneously provided by Parent or its Subsidiaries to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (i) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent or its Subsidiaries, Agent promptly shall provide a copy of same to such Lender, and (ii) any time that Agent renders to any Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
15.17.    Agent May File Proofs of Claim.
(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding or other Insolvency Proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Obligations or amounts owing in respect of Letters of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations and all other Obligations (other than obligations under Bank Products to which Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, Issuing Lender and Agent, including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Issuing Lender and Agent and their respective agents and counsel and all other amounts due Lenders, Issuing Lender and Agent allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders and Issuing Lender, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent.
(iii)    Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of
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reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.
15.18.    Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
15.19.    Appointment for the Province of Quebec. Without prejudice to Section 15.1 above, each member of the Lender Group (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to) hereby irrevocably appoints the Agent as hypothecary representative (formerly referred to as the person holding the power of attorney or fondé de pouvoir) for the holders of each Bond (as hereinafter defined) or for each member of the Lender Group, as the case may be (in each case, collectively, the "Secured Parties"), as contemplated under Article 2692 of the Civil Code of Quebec, (i) to enter into, to take and to hold on behalf of the Secured Parties, and for their benefit, any deed of hypothec executed or to be executed at any time by a Loan Party under the laws of the Province of Quebec and creating a hypothec on the property of such Loan Party (as security for the Bond or the Obligations, as the case may be) and to exercise such powers and duties which are conferred upon the Agent under any such deed of hypothec and applicable Law, (ii) to hold as agent, mandatary, custodian and depositary for and on behalf of each of the Secured Parties and to be the sole registered holder of any bond, debenture or other title of indebtedness (each, a "Bond") issued under any deed of hypothec which contemplates the issuance of a Bond, as applicable, the whole notwithstanding Section 32 of the Act Respecting the Special Powers of Legal Persons (Quebec) or any other applicable Law, and (iii) to enter into, to take and to hold a pledge agreement in respect of each Bond (each, a "Pledge"), as applicable, executed at any time by such Loan Party under the laws of the Province of Quebec and evidencing the pledge of such Bond as security for the payment and performance of the applicable Obligations. In this respect, (a) Wells Fargo, as agent, mandatary, custodian and depositary of the Secured Parties, shall keep a record indicating the names and addresses of, and the pro rata portion of the Obligations secured by each Pledge, owing to the Persons for and on behalf of whom each Bond is so held from time to time, and (b) each Secured Party will be entitled to the benefits of any property charged under each deed of hypothec and each Pledge and will participate in the proceeds of realization of any such property, the whole in accordance with the terms hereof. Any Person who becomes a Secured Party shall be deemed to have consented to and confirmed the appointment of the Agent as hypothecary representative. The execution prior to the date hereof by the Agent of any deed of hypothec, Pledge or other security documents made pursuant to the applicable Laws of the Province of Quebec is hereby ratified and confirmed. In the event of the resignation or removal of the Agent and appointment of a successor Agent, such successor Agent shall also act as hypothecary representative without further formality, except (i) the execution of any documents necessary for the purposes of effecting the assignment and transfer of any related Bonds and Pledges (which may include the issuance and delivery of replacement

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Bonds and the amendment and restatement of the Pledges), as applicable, and (ii) the filing of a notice of replacement of hypothecary representative in the applicable registers (as contemplated by Article 2692 of the Civil Code of Québec). Without prejudice to Section 12(a) hereof, the provisions of this paragraph shall be governed and interpreted in accordance with the laws of the Province of Quebec to the extent necessary to give full force and effect thereto.
15.20.    Authorization.
(a)    [Reserved].
(b)    Each Lender hereby (i) consents to the subordination of Liens provided for in the Term Loan Intercreditor Agreement or any other intercreditor contemplated herein, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Term Loan Intercreditor Agreement or such other intercreditor, (iii) ratifies Agent's prior entry into the Term Loan Intercreditor Agreement or such other intercreditor on behalf of such Lender, authorizes and instructs Agent to deliver to Term Loan Agent the Acknowledgment of Term Loan Intercreditor Agreement on the date hereof, and agrees that Agent may take such actions on its behalf as is contemplated by the terms of the Term Loan Intercreditor Agreement or such other intercreditor, and (iv) acknowledges that a copy of the Term Loan Intercreditor Agreement and the Acknowledgment of Term Loan Intercreditor Agreement was delivered, or made available, to such Lender and it has received and reviewed such agreement and acknowledgment. Notwithstanding anything herein to the contrary, the Lien and security interest granted pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy hereunder are subject to the provisions of the Term Loan Intercreditor Agreement and any other intercreditor. In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and/or and any other intercreditor and any of the other Loan Documents, the terms of the Term Loan Intercreditor Agreement and any other intercreditor shall govern and control except as expressly set forth in the Term Loan Intercreditor Agreement. Furthermore, in the event the Term Loan Credit Agreement has not been terminated, notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if there is a delivery or control obligation with respect to any Term Loan Priority Collateral and such delivery or grant of control cannot be made by the applicable Loan Party to both Agent and Term Loan Agent, such delivery requirement shall be satisfied by delivery by the applicable Grantor to Term Loan Agent.
15.21.    [Reserved].
15.22.    Luxembourg Security. In the event that a transfer by any Lender of its rights and/or obligations under this Agreement (and any relevant Loan Documents) occurred or was deemed to occur by way of novation (it being understood that no such transfer shall be intended to occur by way of novation), the parties to this Agreement explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender, new secured party, participant or their successors or assignees in accordance with the provisions of article 1278 of the Luxembourg Civil Code.
16.    WITHHOLDING TAXES.
16.1.    No Setoff; Payments. All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes except as required by Law, and in the event any deduction or withholding of Taxes is required, the Loan Parties shall comply with the next sentence of this Section 16.1. If any Taxes are required to be deducted or withheld, (i) the applicable Loan Party or other withholding agent shall make the required withholding or deduction and timely pay the applicable Governmental Authority the withheld amounts, and (ii) if the Tax subject to withholding is an Indemnified Tax, the Loan Parties agree to pay the full amount

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of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein; provided, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable Law, certified copies of tax receipts evidencing such payment by Borrowers or such other evidence as is reasonably satisfactory to Agent. Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, similar charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender after the date hereof (other than an assignment made pursuant to Section 14.2(a) or otherwise at the request of a Loan Party during an Event of Default described in Sections 8.1, 8.6 or 8.10) ("Other Taxes") except for any Luxembourg registration duties (droits d’enregistrement) payable due to registration of any Loan Document when such registration is or was not required to maintain or preserve the rights of a Lender under that Loan Document. The Loan Parties shall jointly and severally (subject to the penultimate sentence of this Section 16.1) indemnify each of Agent, Lenders and Issuing Lender (collectively a "Tax Indemnitee") for the full amount of Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation under this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16.1) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including reasonable fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that, the Loan Parties shall not be required to increase any such amount if the increase in such amount payable results from such Tax Indemnitee's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Notwithstanding the foregoing, no Loan Party that is a CFC or CFC Holding Company (including the Canadian Borrowers and the Canadian Guarantors and Luxembourg Borrower) shall be liable under this Section 16.1 with respect to any taxes imposed on or with respect to any payment made by or on account of any obligation of a US Loan Party. The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.
16.2.    Exemptions.
(a)    If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:
(i)    if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (1) a "bank" as described in Section 881(c)(3)(A) of the IRC, (2) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (3) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or Form W-8IMY (with proper attachments);
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(ii)    if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or W-8BEN-E, as applicable;
(iii)    if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)    if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or
(v)    a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax, including under FATCA.
(b)    (i)    Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms, at the time or times prescribed by applicable Law and upon the reasonable request of the Agent or Administrative Borrower and shall promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. In addition, each Lender, if reasonably requested by the Administrative Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Administrative Borrower or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. The completion, execution and submission of such documentation (other than such documentation set forth in Section 16.2(a) above and this Section 16.2(b)) shall not be required if in such Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as many be prescribed by applicable Law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Administrative Borrower and Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Administrative Borrower or the Agent as may be necessary for the Borrowers and the Agent
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to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(c)    If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax, and such other documentation as may be reasonably requested by Administrative Borrower or Agent in connection with any such exemption or reduction, before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that, nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)    If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender's or such Participant's documentation provided pursuant to Section 16.2(b) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(b) or 16.2(c), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto; provided, however, that such Participant shall not be entitled to receive any greater payment under this Section 16 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such Participant acquired the applicable participation.
16.3.    Reductions.
(a)    If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16.2(c) or 16.2(d) are not delivered to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation), then Agent and Borrowers (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(b)    If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was

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not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys' fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
16.4.    Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Loan Parties or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the bad faith, willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16.4 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Borrower or any other Person.
17.    GENERAL PROVISIONS.
17.1.    Effectiveness. This Agreement shall be binding and deemed effective when executed by each Loan Party, Agent, and each Lender whose signature is provided for on the signature pages hereof.
17.2.    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3.    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4.    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5.    Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, as a result of entering into a Bank Product Agreement, the applicable Bank Product

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Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents; provided, that, the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in proceeds of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, as a result of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, reduce, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Any Borrower may obtain Bank Products from any Bank Product Provider, although no Borrower is required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
17.6.    Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.7.    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its Permitted Discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall, if reasonably requested or required by Agent in its Permitted Discretion, also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect
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the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
17.8.    Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code (or under any bankruptcy or insolvency laws of Canada, including the BIA and the CCAA or under any bankruptcy or insolvency laws of Luxembourg) relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
17.9.    Confidentiality.
(a)    Agent and Lenders each individually (and not jointly or jointly and severally) agree that information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans ("Confidential Information") shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), "Lender Group Representatives") on a "need to know" basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) [reserved], (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, or as may be requested by any Governmental Authority as a result therefrom; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees (except with respect to any audit or examination conducted by any governmental bank regulatory authority exercising examination or regulatory authority) to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, or request from the applicable regulatory authority, and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation or request from the applicable Governmental Authority, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (A) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender's interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding

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involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
(b)    Anything in this Agreement to the contrary notwithstanding, Agent may provide customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and Agent or any Lender may provide such information for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and may otherwise use the name, logos, and other insignia of Borrowers and Loan Parties and the Commitments provided hereunder in any "tombstone" or other advertisements, on its website or in other marketing materials of the Agent or such Lender, provided, that, the content of any "tombstones" will be reasonably acceptable to Parent.
(c)    The Platform is provided "as is" and "as available." Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's bad faith, gross negligence or willful misconduct.
17.10.    Lender Group Expenses. Borrowers agree to pay any and all Lender Group Expenses on the earlier of (a) the first day of the month following the date on which such Lender Group Expenses were first incurred (or in the case of out-of-pocket expenses for third parties, following the date that Agent provides the invoice or other notice of such charges to Administrative Borrower) or (b) five (5) days after the date on which demand therefor is made by Agent. Borrowers agree that their respective obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.
17.11.    Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
17.12.    Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name

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and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
17.13.    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
17.14.    Administrative Borrower as Agent for Borrowers.
(a)    Each Borrower hereby irrevocably appoints and constitutes Parent ("Administrative Borrower") as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender or Issuing Lender in the name or on behalf of such Borrower. Agent, Lenders and Issuing Lender may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
(b)    Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 17.14. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.
(c)    Each Loan Party hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent, Lenders and Issuing Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
(d)    Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Loan Party by Administrative Borrower shall be deemed for all purposes to have been made by such Loan Party, as the case may be, and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.
(e)    No resignation or termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) Business Days' prior written notice to Agent. If Administrative Borrower resigns under this Agreement, Borrowers shall be entitled to appoint a successor Administrative Borrower (which shall be a Borrower). Upon the acceptance of its appointment as successor Administrative Borrower hereunder, such successor Administrative Borrower shall succeed to all the rights, powers and duties of the retiring Administrative Borrower and the term "Administrative Borrower" shall mean such successor Administrative Borrower and the retiring or terminated Administrative Borrower's appointment, powers and duties as Administrative Borrower shall be terminated.

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17.15.    Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the Spot Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the Spot Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Loan Parties shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.
17.16.    Anti-Money Laundering Legislation.
(a)    Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" laws, under the laws of Canada (collectively, including any guidelines or orders thereunder, "Canadian AML Legislation"), Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. Administrative Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assignee or participant of a Lender or Agent, necessary in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence.
(b)    If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable Canadian AML Legislation, then the Agent:
(i)    shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a "written agreement" in such regard between each Lender and the Agent within the meaning of applicable Canadian AML Legislation; and
(ii)    shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
(c)    Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

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17.17.    Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) "personal property" shall include "movable property", (b) "real property" shall include "immovable property", (c) "tangible property" shall include "corporeal property", (d) "intangible property" shall include "incorporeal property", (e) "security interest", "mortgage" and "lien" shall include a "hypothec", "prior claim" and a "resolutory clause", (f) all references to filing, registering or recording under the Code or PPSA shall include publication under the Civil Code of Quebec, (g) all references to "perfection" of or "perfected" liens or security interest shall include a reference to an "opposable" or "set up" lien or security interest as against third parties, (h) any "right of offset", "right of setoff' or similar expression shall include a "right of compensation", (i) "goods" shall include corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall include a "mandatary", (k) "construction liens" shall include "legal hypothecs", (l) "joint and several" shall include solidary, (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault", (n) "beneficial ownership" shall include "ownership on behalf of another as mandatary", (o) "easement" shall include "servitude", (p) "priority" shall include "prior claim", (q) "survey" shall include "certificate of location and plan", and (r) "fee simple title" shall include "absolute ownership".
17.18.    English Language Only. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated hereby be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
17.19.    Hedging Liability. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Guarantor is not an "eligible contract participant" as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under a Hedge Obligations or (ii) such Person becomes a Guarantor hereunder, and the effect of the foregoing would be to render a Guaranty by such Guarantor violative of the Commodity Exchange Act, the Obligations of such Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Hedge Obligations as of the date such Guarantor becomes a Guarantor hereunder.
17.20.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(c)    a reduction in full or in part or cancellation of any such liability;
(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in the applicable financial institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be

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accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(e)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
17.21.    Luxembourg Guaranty Limitation Language.
(a)    For the purpose of this section "Luxembourg Guarantor" means any Guarantor (including with respect to Luxembourg Borrower, Luxembourg Borrower's guaranty of the Canadian Obligations pursuant to the Luxembourg Guaranty) whose registered office/place of central administration is in Luxembourg and whose center of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in Luxembourg.
(b)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, the aggregate obligations and exposure of a Luxembourg Guarantor in respect of the obligations of a member of the group of companies which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 95% of the greater of (without double counting):
(i)    an amount equal to the sum of the Luxembourg Guarantor's Net Assets and its subordinated debt (dettes subordonnées) excluding subordinated debt towards third parties which are not member of the corporate group of such Luxembourg Guarantor, as reflected in the financial information of the Luxembourg Guarantor available to the Agent as at the date of this Agreement, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants) (or, if no financial information is available with respect to any Luxembourg Guarantor as at the date of this Agreement, the first financial information available with respect to such Luxembourg Guarantor after the date of this Agreement); and
(ii)    an amount equal to the sum of the Luxembourg Guarantor's Net Assets and its subordinated debt (dettes subordonnées) excluding subordinated debt towards third parties which are not member of the corporate group of such Luxembourg Guarantor, as reflected in the financial information of the Luxembourg Guarantor available to Agent as at the date the guarantee is called, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants).
(c)    For purposes of this Section 17.21, "Net Assets" shall mean all the assets (actifs) of the Luxembourg Guarantor minus its liabilities (provisions et dettes) (excluding for purposes of this definition, any liabilities with respect to subordinated debt owing to members of the corporate group of such Luxembourg Guarantor) as valued in accordance with Luxembourg generally accepted accounting principles (Lux GAAP) or International Financial Reporting Standards (IFRS), as applicable, and the relevant provisions of the Luxembourg Act of 19 December 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies, as amended.
(d)    The limitation set forth in paragraph (b) above shall not apply to any amounts borrowed under the Loan Documents and made available, in any form whatsoever, to such Luxembourg Guarantor or any of its direct or indirect subsidiaries.

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17.22.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "US Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
17.23.    Erroneous Payments.
(a)    Each Lender, each Issuing Lender, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Lender or Bank Product Provider) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or Bank Product Provider (each such recipient, a "Payment Recipient") that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.23(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an "Erroneous Payment"), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment

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with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an "Erroneous Payment Return Deficiency"), then at the sole discretion of the Agent and upon the Agent's written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Loans") to the Agent or, at the option of the Agent, the Agent's applicable lending affiliate (such assignee, the "Agent Assignee") in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the "Erroneous Payment Deficiency Assignment") plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13 and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 17.23 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrowers or any other Loan Party, except,

-cxxvii-

in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or such other Person from the Borrowers, any other Loan Party or any of their respective Affiliates for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (for the sake of clarity, the foregoing will not reinstate such Obligations vis-à-vis the Borrowers, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers, any other Loan Party or any of their respective Affiliates for the purpose of making a payment on the Obligations).
(f)    Each Payment Recipient’s obligations under this Section 17.23 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    The provisions of this Section 17.23 to the contrary notwithstanding, (i) nothing in this Section 17.23 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient's receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment thereof in immediately available funds, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).
17.24.    Applicable Designees
. Agent, Issuing Lender, Underlying Issuer, each Swing Lender and each Borrower hereby agree that each Lender at its option may make any Revolving Loan (including purchasing participations in any Letter of Credit and Fronting Exposure) and each Issuing Lender or Underlying Issuer may issue any Letter of Credit, in each case, by causing any domestic or foreign office, branch or Affiliate of such Lender, Issuing Lender or Underlying Issuer (each, an ~~“~~"Applicable Designee~~”~~") to make such Revolving Loan (including purchasing participations in any Letter of Credit and Fronting Exposure) or issue such Letter of Credit, as applicable; provided that any exercise of such option shall not affect the obligation of any Borrower to repay the Obligations in accordance with the terms of this Agreement. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Revolving Loans or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement, and (d) reserves, capital adequacy or other provisions, each reference to Agent or a Lender shall be deemed to include Agent’s or such Lender’s Applicable Designee. Notwithstanding the designation by Agent or any Lender of an Applicable Designee, Borrowers, Agent and the Lenders shall deal solely and directly with Agent or such Lender in connection with Agent’s or such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Agent or Lenders, as applicable, under this Agreement.

[Signature pages to follow.]
-cxxviii-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

U.S. BORROWERS: POLYONE CORPORATION By Name Title

NEU SPECIALTY ENGINEERED MATERIALS, LLC By Name Title

CANADIAN BORROWER: POLYONE CANADA INC. By Name Title

LUXEMBOURG BORROWER: POLYONE S.A.R.L. By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO CAPITAL FINANCE, LLC, as Agent, Swing Lender and a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender By Name Title WELLS FARGO BANK N.A., LONDON BRANCH By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A., as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. BANK NATIONAL ASSOCIATION, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. BANK NATIONAL ASSOCIATION, Canada Branch, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PNC BANK, NATIONAL ASSOCIATION, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PNC BANK CANADA BRANCH, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITIBANK, N.A., as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

KEYBANK NATIONAL ASSOCIATION, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SUNTRUST BANK, as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

HSBC BANK USA, N.A., as a Lender By Name Title

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Third Amended and Restated Credit Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender By Name Title

Signature Page to Third Amended and Restated Credit Agreement

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:
"2025 Notes" means the 5.750% Senior Notes due 2025 issued by Parent pursuant to that certain Indenture dated as of May 13, 2020, by and between Parent and U.S. Bank National Association, in its capacity as trustee thereunder.
"Acceptable Field Exam" means a field examination with respect to specified assets or an Acquired Business that is completed in accordance with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of such assets or the business of the Acquired Business, as applicable, the scope and results of which are satisfactory to Agent in its Permitted Discretion.
"Account" means an account (as that term is defined in the Code or the PPSA, as applicable) and shall include any substantially similar asset under Luxembourg law, including a book debt.
"Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.
"Acknowledgment of Term Loan Intercreditor Agreement" means that certain Acknowledgement Regarding ABL Intercreditor Agreement, dated as of the date hereof, made by Agent, on behalf of Lenders, and acknowledged by the Loan Parties.
"Acquired Business" means any business and assets subject to an Acquisition hereunder.
"Acquired Business Availability Period" means, (i) with respect to any Acquired Business (other than the Acquired Clariant Business), the period commencing on the date such Acquired Business was acquired in a Permitted Acquisition or a Permitted Investment and ending on the earlier of (a) the 90th day thereafter or (b) the date that an Acceptable Field Exam is completed with respect to such Acquired Business and, in the case of Inventory of an Acquired Business, an Inventory appraisal with respect to such Acquired Business, and (ii) with respect to the Acquired Clariant Business, the period commencing on the First Amendment Closing Date and ending on the earlier of (a) the 90th day thereafter or (b) the date that an Acceptable Field Exam is completed with respect to the Acquired Clariant Business and, in the case of Inventory of the Acquired Clariant Business, an Inventory appraisal with respect to such Acquired Clariant Business.
"Acquired Clariant Business" means the business of Avient Colorants USA LLC, f/k/a Clariant Plastics & Coatings USA, LLC.
"Acquired Indebtedness" means Indebtedness of a Person whose assets or Equity Interests are acquired by Parent or a Restricted Subsidiary in a Permitted Acquisition; provided, that, such Indebtedness (a) was in existence prior to the date of such Permitted Acquisition, and (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.
"Acquisition" means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than of a Subsidiary), or (b) the purchase or other acquisition (whether by means of a merger, consolidation, amalgamation or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person (other than of a Subsidiary).

Signature Page to Third Amended and Restated Credit Agreement

"Additional Advance Conditions" means, (a) in respect of the incurrence of any Additional Term Loans, that (i) the amount thereof incurred at any time shall not exceed the Incremental Cap in effect at such time, (ii) such Additional Term Loans shall comply in all respects with the applicable terms of Section 2.14 of the Term Loan Credit Agreement (as in effect on the Term Loan Closing Date) and (iii) no Event of Default shall be in existence at the time of issuance thereof or be caused by such issuance and (b) in respect of the incurrence of Incremental Equivalent Debt, that (i) the amount thereof incurred at any time shall not exceed the Incremental Cap in effect at such time, (ii) such Incremental Equivalent Debt shall comply in all respects with the applicable terms of Section 2.14(e) of the Term Loan Credit Agreement (as in effect on the Term Loan Closing Date), other than clauses (i) and (vi) thereof, (iii) such Incremental Equivalent Debt shall mature no earlier than 91 days after the Maturity Date, (iv) no Event of Default shall be in existence at the time of issuance thereof or be caused by such issuance, (v) the Fixed Charge Coverage Ratio (calculated based on the preceding four (4) consecutive quarter period ending on the fiscal quarter end for which Agent has received financial statements immediately prior to the date of the incurrence of such Indebtedness), on a pro forma basis, immediately after giving effect to such incurrence, shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied, (vi) after giving effect to such incurrence, Excess Availability shall be at least $100,000,000 and (vii) Agent shall have received a subordination or intercreditor agreement relating to such Incremental Equivalent Debt that is reasonably satisfactory to Agent (it being agreed that the form of the Term Loan Intercreditor Agreement entered into on the Term Loan Closing Date is satisfactory to Agent).
"Additional Documents" has the meaning specified therefor in Section 5.11(b) of the Agreement.
"Additional Term Loans" has the meaning specified therefor in the Term Loan Credit Agreement, as in effect on the Term Loan Closing Date.
"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
"Administrative Borrower" has the meaning specified therefor in Section 17.14 of the Agreement.
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Lender" has the meaning specified therefor in Section 2.11(b) of the Agreement.
"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.11 of the Agreement (a) any Person which owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
"Agent" has the meaning specified therefor in the preamble to the Agreement.

"Agent-Related Persons" means Agent, together with its Affiliates, Applicable Designees, officers, directors, employees, attorneys, and agents.
"Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.
"Agent's Canadian Account" means the Deposit Accounts of Agent identified on Schedule A-2.
"Agent's Liens" means the Liens granted by any Loan Party to Agent under the Loan Documents.
"Agent's Luxembourg Account" means the Deposit Accounts of Agent identified on Schedule A-4.
"Agreement" means the Third Amended and Restated Credit Agreement to which this Schedule 1.1 is attached.
"Alternative Currency" means each of Canadian Dollars and Euros.
"Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Agent or the applicable Issuing Lender, as the case may be, in its sole discretion by reference to the Spot Rates (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with US Dollars; provided, however, that if no such rate is available, the "Alternative Currency Equivalent" shall be determined by Agent or the applicable Issuing Lender, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
"Anti-Boycott Regulations" means any anti-boycott laws or regulations legally binding on Subsidiaries of Parent that maintain their chief executive office in the European Union or the United Kingdom or are organized under the laws of a European Union member state or the United Kingdom, including, without limitation, under section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, "AWV") (in conjunction with sections 4, 19 paragraph 3 no. 1a) of the German Foreign Trade Act (Außenwirtschaftsgesetz) and section 81 paragraph 1 no. 1 AWV), any provision of Council Regulation (EC) 2271/96 and any provision of Commission Delegated Regulation (EC) No 2018/1100.
"Anti-Corruption Laws" means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable Laws and regulations or ordinances concerning or relating to bribery~~, money laundering~~  or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or is doing business.
"Anti-Money Laundering Laws" means the applicable Laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including without limitation, the Canadian AML Legislation.
"Applicable Designee" has the meaning specified therefor in Section 17.24 of the Agreement.
"Applicable Margin" means, with respect to Base Rate Loans, BA Rate Loans, ~~LIBOR Rate~~SOFR Loans and EURIBOR Rate Loans, the applicable percentage (on a per annum basis) set forth below based on the Quarterly Average Excess Availability for the immediately preceding three (3) month period:

Tier	Quarterly Average Excess Availability	Applicable ~~LIBOR Rate~~SOFR Margin	Applicable Base Rate Margin	Applicable BA Rate Margin	Applicable EURIBOR Margin
1	Equal to or greater than 50% of the Maximum Credit	1.25%	0.25%	1.25%	1.25%
2	Less than 50% of the Maximum Credit	1.50%	0.50%	1.50%	1.50%

provided, that, (i) the Applicable Margin shall be calculated and established once every three (3) months and shall remain in effect until adjusted for the next three (3) month period, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such three (3) month period based on the Quarterly Average Excess Availability for the immediately preceding three (3) month period and (iii) in the event that Borrowers fail to provide any US Borrowing Base Certificate, Canadian Borrowing Base Certificate, Luxembourg Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such US Borrowing Base Certificate, Canadian Borrowing Base Certificate, Luxembourg Borrowing Base Certificate or other information was otherwise required, at Agent's option, the Applicable Margin shall be based on the highest rate above until the next Business Day after a US Borrowing Base Certificate, Canadian Borrowing Base Certificate, Luxembourg Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein. In the event that at any time after the end of any three (3) month period the Quarterly Average Excess Availability for such three (3) month period used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Excess Availability for such period as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Excess Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent or Lenders with respect to the amount of interest payable after an Event of Default whether based on such recalculated percentage or otherwise.
"Application Event" means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(ii), (iii) or (iv) of the Agreement.
"Arrangers" means, collectively, Wells Fargo Capital Finance, LLC and Bank of America, N.A.
"Assignee" has the meaning specified therefor in Section 13.1(a) of the Agreement.
"Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
"Authorized Person" means any one of the individuals identified on Schedule A-3, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

"Available Tenor" means, as of any date of determination and with respect to any then-current Benchmark, for any Currency, as applicable, (~~x~~a) if such ~~then-current~~ Benchmark is a term rate, any tenor for such Benchmark (or ~~(y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 2.10(d)(iii)(D) or Section 2.15(d)(iii)(D)~~; provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors~~.
"Availability" means, as of any date of determination, (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Credit minus (b) the Revolver Usage.
"Avon Lake Real Property" means that certain fee owned Real Property in Avon Lake, Ohio further described on Schedule 4.5(c).
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bank Product" means any one or more of the following financial products or accommodations extended to Parent or its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards")), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.
"Bank Product Agreements" means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
"Bank Product Collateralization" means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers), except as Agent may otherwise agree, in an amount determined by Agent as reasonably sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).
"Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries; provided, that, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute "Bank Product Obligations", the applicable Bank Product must have been provided on or after the Original Closing Date and Agent shall have received a Bank Product Provider Agreement with respect to the applicable Bank Product (for the sake of clarity, it is understood that no Bank Product shall constitute a "Bank Product Obligation" hereunder until Agent has received such Bank Product Provider Agreement in accordance with the foregoing proviso).
"Bank Product Provider" means any Lender or any of its Affiliates; provided, that, no such Person shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Agreement from such Person and with respect to the applicable Bank Product.
"Bank Product Provider Agreement" means an agreement in substantially the form attached hereto as Exhibit B-2, duly executed by the applicable Bank Product Provider, Administrative Borrower, and Agent.
"Bank Product Reserve Amount" means, as of any date of determination, the Dollar amount of reserves that Agent has determined in its Permitted Discretion to establish (based upon the Bank Product Providers' reasonable determination of their credit exposure to Parent and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding (taking into account any cash collateral then in the possession of a Bank Product Provider).
"Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.
"BA Funding Losses" has the meaning specified therefor in Section 2.15 of the Agreement.
"BA Rate" means ~~the average rate per annum as reported on the Reuters Screen CDOR Page (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for~~, with respect to an Interest Period, the greater of (a) the rate per annum equal to the rate determined by Agent on the basis of the rate applicable to Canadian Dollar bankers~~'~~’ acceptances as ~~the Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers' acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the BA Rate Loan requested (whether as an initial BA Rate Loan or as a continuation of a BA Rate Loan or as a conversion of a Canadian Dollar Denominated Loan that is a Base Rate Loan to a BA Rate Loan) by Canadian Borrower in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero)~~administered by Refinitiv Benchmark Services (UK) Limited, or, subject to Section 2.15(d)(iii), a comparable or successor administrator approved by Agent, for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. Eastern (Toronto) time (or such other time at which such rate customarily is published, including if corrected, as recalculated and republished by the relevant administrator) on the applicable Rate Determination Date, and (b) the Floor. Each determination of the BA Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
"BA Rate Deadline" has the meaning specified therefor in Section 2.15(b) of the Agreement.
"BA Rate Loan" means each portion of the Canadian Revolving Loans that bears interest at a rate determined by reference to the BA Rate (other than clause (b) of the definition of "Canadian Base Rate").

"BA Rate Notice" means a notice substantially in the form of Exhibit L-2.
"BA Rate Option" has the meaning specified therefor in Section 2.15 of the Agreement.
"Base Rate" means (a) for Base Rate Loans consisting of Canadian Revolving Loans in Canadian Dollars, the Canadian Base Rate, and (b) for Base Rate Loans consisting of US Revolving Loans and for all other purposes, the greatest of (i) the Federal Funds Rate plus one-half percent (1/2%), (ii) ~~the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis), plus one percent (1%)~~Adjusted Term SOFR for a one-month tenor as in effect on such day, plus 1% (1 percentage point) (provided that clause (ii) shall not be applicable during any period in which Adjusted Term SOFR is unavailable, unascertainable or illegal), and (iii) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (iv) shall be deemed to be zero).
"Base Rate Loan" means each portion of the Revolving Loans that bears interest at a rate determined by reference to the Base Rate.
"Benchmark" means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, the ~~LIBOR Rate; (b)~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for US Dollars, then "Benchmark" means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(d)(iii)(A), (b) Obligations denominated in, or calculated with respect to, ~~Euro~~Canadian Dollars, the ~~EURIBOR and~~BA Rate, (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, ~~Canadian Dollars, the BA Rate~~Euros, EURIBOR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~LIBOR~~BA Rate, EURIBOR~~, the BA Rate~~  or the then-current Benchmark for any applicable Currency, then "Benchmark" means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(d)(iii)(A) or Section 2.15(d)(iii)(A), as applicable.
~~"Benchmark Replacement" means (a) (x) with respect to any Benchmark Transition Event or Early Opt-in Election for any Available Tenor for Dollars, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date and (y) for any Available Tenor for Euro or Canadian Dollars, alternative (iii) below:~~
~~(i)     for any Available Tenor, the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(ii)     the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment;~~

~~(iii)     for any Available Tenor (if applicable)~~"Benchmark Replacement" means with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (~~A~~a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for ~~the then-current~~such Benchmark ~~for the applicable Corresponding Tenor (if applicable)~~ giving due consideration to (~~1~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~2~~ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for ~~the then-current~~such Benchmark for ~~applicable currency denominated~~ syndicated credit facilities denominated in the applicable Currency at such time and (~~B~~b) the related Benchmark Replacement Adjustment; ~~or~~ provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
~~(b)     with respect to any Term SOFR Transition Event, for any Available Tenor (if applicable), the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~
~~provided that, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~
"Benchmark Replacement Adjustment" means, with respect to any replacement of any then-current Benchmark~~, as applicable,~~  with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~(if applicable) for any setting of such Unadjusted Benchmark Replacement:~~
, ~~(a)     for purposes of clauses (a)(i) and (b) of the definition of "Benchmark Replacement," an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month's duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months' duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months' duration;~~
~~(b)      for purposes of clause (a)(ii) of the definition of "Benchmark Replacement," an amount equal to 0.11448% (11.448 basis points); and~~
~~(c)     for purposes of clause (a)(iii) of the definition of "Benchmark Replacement,"~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor (if applicable) of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor (if applicable) of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for ~~applicable currency denominated~~ syndicated credit facilities denominated in the applicable Currency at such time.

~~"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", the definition of "Canadian Base Rate" the definition of "Interest Period", timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters), as are necessary or appropriate, in the reasonable discretion of Agent in consultation with Administrative Borrower, to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides in consultation with Administrative Borrower is reasonably necessary in connection with the administration of this Agreement).~~
"Benchmark Replacement Date" means, the earliest to occur of the following events with respect to the then-current Benchmark~~, as applicable~~ for any Currency:
(a)    in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of ~~“~~"Benchmark Transition Event~~”~~", the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be ~~no longer representative~~non-representative; provided~~,~~  that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor ~~(if applicable) for~~of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(c)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Administrative Borrower pursuant to Section 2.12(d)(iii)(A)(2); or~~
~~(d)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, ~~(A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the~~ the "Benchmark Replacement Date ~~for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date”~~" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors ~~(if applicable)~~ of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Transition Event" means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to ~~any then-current~~such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will ~~no longer~~not be, representative.
For the avoidance of doubt, a ~~“~~"Benchmark Transition Event~~”~~" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor (if applicable) of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Transition Start Date" means with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
"Benchmark Unavailability Period" means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(d)(iii) or Section 2.15(d)(iii), as applicable, and (y) ending at the time that a Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(d)(iii) or Section 2.15(d)(iii), as applicable.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.
"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
"BIA" means the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c. B-3, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.
"Board of Directors" means, as to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States (or any successor).
"Borrower Materials" has the meaning specified therefor in Section 5.1(c) of the Agreement.
"Borrowers" means, collectively, US Borrowers, Canadian Borrowers and Luxembourg Borrower.
"Borrowing" means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.
"Borrowing Base" means, at any time, the sum of the US Borrowing Base plus the Canadian Borrowing Base plus the Luxembourg Borrowing Base.
"Borrowing Base Certificates" means a US Borrowing Base Certificate, Canadian Borrowing Base Certificate and/or Luxembourg Borrowing Base Certificate, as the context requires.
"Business Day" means any day that is not a Saturday, Sunday, or other day on which ~~banks are authorized or required to close in the State of New York, or, in the case of Canadian Revolving Loans, the Province of Ontario, or, in the case of Luxembourg Revolving Loans, London except that, if a determination of a Business Day shall relate to (a) a LIBOR Rate Loan~~the Federal Reserve Bank of New York is closed; provided, however, that with respect to: (a) Obligations denominated in, or calculated with respect to, Euros, the term "Business Day" ~~also~~ shall ~~exclude~~mean any day ~~on which banks are closed for dealings in Dollar deposits in the London interbank market,~~that is a TARGET Day and a London Business Day, and (b) Obligations denominated in, or calculated with respect to ~~Euros, the term "Business Day" shall also exclude any day which is not a TARGET Day with respect to Euros (as determined by the Agent in good faith) and (c) Obligations denominated in, or calculated with respect to~~, Canadian Dollars, the term "Business Day" shall ~~also exclude~~mean any day (other than a Saturday or Sunday) on which banks are ~~not~~ open for business in Toronto, Ontario, Canada.
"CAM Exchange" has the meaning specified therefor in Section 9.4(a) of the Agreement.
"CAM Exchange Date" has the meaning specified therefor in Section 9.4(a) of the Agreement.
"CAM Percentage" has the meaning specified therefor in Section 9.4(d) of the Agreement.

"Canadian AML Legislation" has the meaning specified in Section 17.16 of the Agreement.
"Canadian Base Rate" means, ~~for~~on any day, ~~a~~the rate per annum equal to the greater of (a) the Floor, (b) the BA Rate ~~existing on such day (which rate shall be calculated based upon~~for an Interest Period of one (1) month~~),~~  plus 1 percentage point~~, and (b) the “~~ (provided that clause (b) shall not be applicable during any period in which the BA Rate is unavailable, unascertainable or illegal) and (c) the "prime rate~~”~~" for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the ~~“~~"CA Prime Rate (Domestic Interest Rate) – Composite Display~~”~~" page (or any successor page or such other commercially available service or source (including the Canadian Dollar ~~“~~"prime rate~~”~~" announced by a Schedule I bank under the Bank Act (Canada)~~)~~  as ~~the~~ Agent may designate from time to time) ~~(and, if any such announced rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the~~). Any change in the Canadian Base Rate ~~shall be made by the Agent and shall be conclusive in the absence of manifest error~~due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.
"Canadian Borrowers" means (a) Avient Canada ULC, f/k/a PolyOne Canada ULC, a British Columbia unlimited liability company, and (b) any other Person that after the First Amendment Closing Date becomes a Canadian borrower under the Agreement; sometimes being referred to herein individually as a "Canadian Borrower".
"Canadian Borrowing Base" means, at any time, the amount equal to:
(a)    the amount equal to ninety percent (90%) of the amount of Eligible Accounts of each Canadian Loan Party, plus
(b)    the amount equal to the lesser of (A) seventy-five percent (75%) multiplied by the Value of Eligible Inventory of each Canadian Loan Party, or (B) ninety percent (90%) of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, plus
(c)    the lesser of (A)  one hundred percent (100%) of Canadian Qualified Cash, and (B) $50,000,000 minus the amount of US Qualified Cash included in the most recently calculated US Borrowing Base, minus
(d)    the aggregate amount of reserves applicable to Canadian Loan Parties, if any, established by Agent in its Permitted Discretion under Sections 2.1(f) and (g) of the Agreement.
"Canadian Borrowing Base Certificate" means a certificate in the form of Exhibit B-3.
"Canadian Collateral" means Collateral consisting of assets or interests in assets of Canadian Loan Parties, and the proceeds thereof.
"Canadian Commitment" means, with respect to each Lender, its Canadian Commitment, and, with respect to all Lenders, their Canadian Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
"Canadian Dollar Denominated Loan" means a Revolving Loan denominated in Canadian Dollars.

"Canadian Dollars" or "C$" means lawful currency of Canada.
"Canadian Excess Availability" means, as of any date of determination, the amount equal to (a) the lesser of (i) the Canadian Borrowing Base and (ii) the Canadian Maximum Credit, minus, without duplication, (b) the amount of the Canadian Revolver Usage.
"Canadian Guarantee" means, collectively, (i) that certain Canadian Guarantee dated as of May 10, 2013 by Spartech Canada, Inc. (as predecessor by amalgamation to the Canadian Borrower) in favor of Agent, (ii) that certain Guarantee of Luxembourg Obligations dated as of the Effective Date by, inter alios, PolyOne Distribution Canada Inc. (as predecessor by amalgamation to the Canadian Borrower) in favor of Agent, and (iii) that certain Canadian Guarantee dated as of July 24, 2020 by Avient Colorants Canada Inc., f/k/a Clariant Plastics & Coatings Canada Inc. in favor of Agent, in each case as amended, restated or otherwise modified from time to time.
"Canadian Guarantors" means (i) Avient Colorants Canada Inc., f/k/a Clariant Plastics & Coatings Canada Inc., a corporation organized under the laws of Canada, and (ii) any other Person organized under the laws of a jurisdiction in Canada that becomes a guarantor in respect of the Canadian Obligations after the First Amendment Closing Date pursuant to the Agreement; sometimes being referred to herein individually as a "Canadian Guarantor".
"Canadian Lender" means, at any time, each Lender having a Canadian Commitment or a Canadian Revolving Loan owing to it or a participating interest in a Canadian Letter of Credit; sometimes being referred to herein collectively as "Canadian Lenders".
"Canadian Letter of Credit Disbursement" means a payment by Issuing Lender or Underlying Issuer pursuant to a Canadian Letter of Credit.
"Canadian Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit.
"Canadian Letters of Credit" means all Letters of Credit issued for the account of a Canadian Borrower.
"Canadian Loan Account" has the meaning specified therefor in Section 2.7 of this Agreement.
"Canadian Loan Parties" means Canadian Borrowers and Canadian Guarantors.
"Canadian Maximum Credit" means the US Dollar Equivalent of $50,000,000, as decreased by the amount of reductions in the Canadian Commitments in accordance with Section 2.3(c) of the Agreement or increased by the amount of increases in the Canadian Commitments in accordance with Section 2.12 of the Agreement.
"Canadian Obligations" means all Obligations of Canadian Borrowers; and, for greater certainty, any reference to Canadian Obligations in the Canadian Security Documents includes the Obligations of the Canadian Guarantors under the Loan Documents.
"Canadian Pension Plan" means any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person's employment in Canada with such Borrower or Guarantor.

"Canadian Qualified Cash" means, as of any date of determination, the amount of unrestricted cash or, subject to the terms below, Cash Equivalents of Canadian Loan Parties that are (a) subject to the valid, enforceable and first priority perfected security interest of Agent in Deposit Accounts or in Securities Accounts maintained at Wells Fargo or another Lender, which Deposit Account or Securities Account are subject to a Control Agreement (and for which Agent shall have received evidence, in form and substance reasonably satisfactory to Agent (which may include any certification in a Canadian Borrowing Base Certificate), of the amount of such cash or Cash Equivalents held in such Deposit Account or investment account as of the date of such determination) (b) free and clear of any other Lien (other than any other Liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such Lien and Agent); provided that, notwithstanding anything herein to the contrary, on any date of determination, the amount of Canadian Qualified Cash included in the Canadian Borrowing Base pursuant to clause (c) thereof shall be the amount reflected in the most recent Canadian Borrowing Base Certificate delivered by Canadian Borrowers to Agent, as adjusted after the date of such delivery by Agent from time to time in its Permitted Discretion (and notified to Canadian Borrowers) to reflect any decreases or increases in the amount of Canadian Qualified Cash from the amount reported in such Canadian Borrowing Base Certificate. For purposes of this definition, "Canadian Qualified Cash" shall only include Cash Equivalents maturing within ninety (90) days from the date of the acquisition thereof.
"Canadian Revolver Usage" means, as of any date of determination, the sum of (a) the principal amount of outstanding Loans to Canadian Borrowers, plus (b) the amount of the Canadian Letter of Credit Usage.
"Canadian Revolving Loans" has the meaning specified therefor in Section 2.1(b) of the Agreement.
"Canadian Security Agreement" means the Security Agreement, dated as of the Original Closing Date, executed and delivered by the Canadian Loan Parties, as heretofore, now or hereafter amended or modified from time to time.
"Canadian Security Documents" means the Canadian Security Agreement, the Quebec Hypothec, the Reaffirmation of Canadian Loan Documents, and any other Loan Document that grants or purports to grant a Lien on any Canadian Collateral.
"Canadian Swing Loan" has the meaning specified therefor in Section 2.2(b)(ii) of the Agreement.
"Canadian Swing Loan Limit" means $5,000,000; provided, that, the aggregate amount of US Swing Loans, Canadian Swing Loans and Luxembourg Swing Loans at any time outstanding shall not exceed $50,000,000.
"Canadian Underlying Letter of Credit" means a Canadian Letter of Credit issued by an Underlying Issuer.
"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed (excluding (a) any such expenditure to the extent constituting a Permitted Acquisition or made with the proceeds of any sale or other disposition of fixed assets (so long as such proceeds are applied (or committed to be applied pursuant to a written purchase order or contract) within one year of such sale), (b) expenditures made from insurance proceeds or condemnation awards, and (c) expenditures that are accounted for as capital expenditures of such Person and that are actually paid for by a non-Affiliate third party).

"Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
"Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, subject to Section 1.2.
"Cash Dominion Event" means at any time either (a) a Specified Event of Default exists or (b) the Excess Availability Condition is not satisfied; provided, that, to the extent that a Cash Dominion Event has occurred, if (x) the Excess Availability Condition is satisfied for at least thirty (30) consecutive days and (y) no Specified Event of Default exists at such time, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as either (i) a Specified Event of Default exists or (ii) the Excess Availability Condition may again not be satisfied.
"Cash Equivalents" means any of the following Investments: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (b) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two (2) years after date of acquisition and that the average term of all such Investments is one (1) year or less from the respective dates of acquisition; (c) repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (a) above entered into with any Eligible Bank; (d) direct obligations issued by any State of the United States or any political subdivision or public instrumentality thereof, provided, that, such Investments mature, or are subject to tender at the option of the holder thereof, within three hundred sixty-five (365) days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor's Rating Group ("S&P") or A-2 from Moody's Investors Service, Inc. ("Moody's"), or an equivalent rating by any other nationally recognized rating agency; (e) commercial paper of any Person other than an Affiliate of Parent and other than structured investment vehicles, provided, that, such Investments have one of the two highest ratings obtainable from either S&P or Moody's and mature within one hundred eighty (180) days after the date of acquisition; (f) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (g) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (a) through (f); (h) instruments equivalent to those referred to in clauses (a) through (g) above or funds equivalent to those referred to in clause (g) above denominated in US Dollars, Euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by Parent; (i) investments with guaranteed principal approved by the Board of Directors of Parent (including any standing authorizations) and (j) "Authorized Investment Securities" as defined in the Avient Investment and Cash Management Policy, effective December 7, 2020, and as in effect on the First Amendment Closing Date. "Eligible Bank" means a Lender or any Affiliate of a Lender or such other bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America, Canada or Luxembourg, or any State, Territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000 and (iii) the senior Indebtedness of which is rated at least "A-2" by Moody's or at least "A" by S&P.
"Cash Management Services" means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer

(including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
"CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c.C-36, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
"CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
"CFC" means a controlled foreign corporation (as that term is defined in the IRC).
"CFC Holding Company" means any Subsidiary of Parent which is a Domestic Subsidiary that has no material assets or material operations (whether directly or indirectly through entities that are treated as disregarded entities for U.S. federal income tax purposes), other than the Equity Interests of one or more CFCs or other CFC Holding Companies.
"Change in Law" means the occurrence after the date of this Agreement of any of the following: (a) the adoption or ~~effectiveness~~taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for "~~EURIBOR~~Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority~~,~~ and related in any manner to SOFR, Term SOFR, the BA Rate, EURIBOR or any other then-current Benchmark, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.
"Change of Control" means:
(a)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of thirty percent (30%) or more of the equity securities of Parent entitled to vote for members of the Board of Directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or

(b)    reserved; or
(c)    except as otherwise expressly permitted herein, Parent shall cease to be the direct or indirect holder and owner of one hundred percent (100%) of the Equity Interests of the other Borrowers; or
(d)    a "change of control" or any comparable term under, and as defined in, the Term Loan Credit Agreement, the Current Notes, the 2025 Notes or other Indebtedness outstanding in an aggregate principal amount in excess of $50,000,000 shall have occurred (in each case, solely to the extent such Indebtedness is outstanding).
"Code" means the New York Uniform Commercial Code, as in effect from time to time.
"Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
"Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent's or its Subsidiaries' books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).
"Commitment" means, with respect to each Lender, its US Commitment, Canadian Commitment or Luxembourg Commitment, as applicable, and, with respect to all Lenders, their US Commitments, Canadian Commitments or Luxembourg Commitments, as applicable.
"Compliance Certificate" means a certificate substantially in the form of Exhibit C delivered by the chief financial officer or other senior financial officer of Administrative Borrower to Agent.
"Confidential Information" has the meaning specified therefor in Section 17.9(a) of the Agreement.
"Conforming Changes" means, with respect to the use or administration of any initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day," the definition of "US Government Securities Business Day," the definition of "Eurocurrency Banking Day," the definition of "Base Rate" (if applicable), the definition of "Canadian Base Rate" (if applicable), the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 2.10 or Section 2.15 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
"Consolidated EBITDA" means, at any date of determination, an amount equal to Consolidated Net Income of Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed twelve (12) consecutive fiscal months plus (a) the following to the extent deducted in calculating such Consolidated Net Income (i) Consolidated Interest Expense, (ii) the provision for federal, state, provincial, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) other non-recurring expenses reducing such Consolidated Net Income of which the aggregate amount of cash items shall not exceed the lesser of three percent (3%) of Consolidated EBITDA for such period or $7,500,000 (provided, that, the aggregate amount of the non-recurring expenses consisting of cash items referred to in this clause (iv), plus the amount of environmental remediation costs and expenses under clause (xix) below shall not exceed $12,000,000) or do not represent a cash item in such period or any future period, excluding write-offs or write-downs of Accounts or Inventory, (v) non-cash compensation expense in respect of stock option plans, restricted stock and other employee equity compensation plans, (vi) non-cash goodwill or other intangible asset impairment charges and write-offs of goodwill and other intangible assets, in each case, pursuant to ASC 350 or any similar rule announced by the Financial Accounting Standards Board, (vii) fees and expenses incurred in connection with the Agreement and the other Loan Documents related to amendments and waivers thereof, including any legal fees in connection therewith, (viii) non-cash restructuring charges, (ix) non-cash effects of changes in accounting principles, (x) losses from asset sales not in the ordinary course of business, (xi) non-cash losses on the early extinguishment of Indebtedness, (xii) non-cash purchase accounting charges required by ASC 805 or any similar rule announced by the Financial Accounting Standards Board, (xiii) non-cash unrealized losses and charges with respect to Hedge Agreements, including such losses and charges which arise from foreign currency losses, (xiv) other non-cash items to the extent such non-cash items are not accruals for future payments, (xv) foreign currency translation losses, (xvi) reserved, (xvii) reserved, (xviii) non-recurring cash costs and expenses incurred in connection with any Permitted Acquisition that is consummated, incurred within twelve months of the closing date of such Permitted Acquisition and relating to the acquisition and assimilation and integration of the Acquired Business in an aggregate amount not to exceed ten percent (10%) of EBITDA for the prior twelve months of such Acquired Business (in each case, of or by Parent and its Subsidiaries for such period), and (xix) environmental remediation costs and expenses not to exceed $7,000,000 per fiscal year related to the Real Property at the locations set forth on Schedule C-2, provided, that, (A) the aggregate amount of the non-recurring expenses consisting of cash items referred to in clause (iv) above, plus the amount of environmental remediation costs and expenses under this clause (xix) shall not exceed $12,000,000 and (B) to the extent that such environmental remediation costs and expenses in any fiscal year are less than $7,000,000, then such limit for the immediately following year shall be increased by up to $1,000,000 of such difference; and minus (b) the following to the extent included in calculating such Consolidated Net Income (i) federal, state, provincial, local and foreign income tax credits; (ii) interest income, (ii) any gains from asset sales not in the ordinary course of business, (iii) non-cash effects of changes in accounting principles, (iv) non-cash gains on the early extinguishment of Indebtedness, (v) non-cash unrealized gains with respect to Hedge Agreements, (vi) other non-cash income or gains, and (vii) foreign currency translation gains (in each case of or by Parent and its Restricted Subsidiaries for such period).
"Consolidated Interest Expense" means, for any period, as to any Person, as determined in accordance with GAAP, the amount equal to the consolidated interest expense of such Person for such period, whether paid or accrued (including capitalized interest with respect to Fixed Charges for such period), excluding to the extent related to the Transactions, all prepayment of any original issue discount and all upfront and arrangement fees due and payable on the Effective Date.
"Consolidated Net Income" means, at any date of determination, the net income (or loss) of Parent and its Restricted Subsidiaries, on a consolidated basis, for the relevant period determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses (and any associated tax benefits or costs) for such period, (b) gains or losses in respect of any sale, transfer, exclusive license, lease or other disposition (including any Sale and Lease-Back Transaction) of any property by Parent or any of its Restricted Subsidiaries, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or Accounts or any rights and claims associated therewith (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis and (c) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Governing Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that Parent's equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income.
"Consolidated Total Assets" means, at any date of determination, the total assets of Parent and its Restricted Subsidiaries which may properly be classified as assets on a consolidated balance sheet of Parent and its Restricted Subsidiaries in accordance with GAAP.
"Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
"Copyright Security Agreement" has the meaning specified therefor in the Security Agreement.
~~"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
"Covenant Testing Period" means a period (a) commencing on the last day of the fiscal quarter of Borrowers most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent quarterly or annual financial statements pursuant to Schedule 5.1 to this Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Specified Excess Availability has exceeded the Excess Availability Threshold for thirty consecutive days.
"Covenant Trigger Event" means if, at any time Specified Excess Availability is less than the Excess Availability Threshold for any one (1) Business Day.
"Covered Entity" means any of the following:
(1)(a)    a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2)(b)    a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3)(c)    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Covered Party" has the meaning specified therefor in Section 17.22 of this Agreement.
"Currencies" means US Dollars and each Alternative Currency, and "Currency" means any of such Currencies.
"Currency Due" has the meaning specified in Section 17.15 of this Agreement.
"Current Notes" means the 5.25% Senior Notes due 2023 issued by Parent pursuant to that certain Indenture dated as of February 28, 2013, by and between Parent and Wells Fargo Bank, National Association, in its capacity as trustee thereunder.

"Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
"Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
"Defaulting Lender" means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans or participations in Swing Loans, Protective Advances or Letters of Credit within two (2) Business Days of the date any of the foregoing were required to be funded by it hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Lender, Swing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified Administrative Borrower, Agent or Issuing Lender or Swing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Revolving Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. Any determination by Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to Administrative Borrower, Issuing Lender, Swing Lender and each Lender.
"Defaulting Lender Rate" means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Deposit Account" means any deposit account (as that term is defined in the Code or the PPSA, as applicable) and shall include any substantially similar asset under Luxembourg law.
"Designated Account" means, as to each Borrower, the Deposit Account of such Borrower identified pursuant the Designated Account Notice.
"Designated Account Bank" means, as to each Designated Account, the depository bank identified for such Designated Account pursuant to the Designated Account Notice.
"Designated Account Notice" means a notice of account designation, in form and detail reasonably satisfactory to Agent, delivered by Administrative Borrower to Agent on the First Amendment Closing Date.
"Designated Non-Cash Consideration" means the fair market value of non-cash consideration received by the Loan Parties or their Restricted Subsidiaries in connection with a sale or other disposition of assets that is so designated as “Designated Non-Cash Consideration” pursuant to an officer's certificate executed by an Authorized Person of Parent, setting forth the basis of such valuation (which valuation shall be measured at the time of receipt of such Designated Non-Cash Consideration and without giving effect to subsequent changes in value), less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
"Designated Real Property" has the meaning specified therefor in Section 5.11(b).
"Disqualified Equity Interest" means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests); or
(c)    is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, that, an Equity Interest that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an "asset sale" or a "change of control" shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full in cash of all of the Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments.
"Disqualified Lenders" means (i) competitors of Parent and its Subsidiaries that have been specified in writing to Agent from time to time by Parent and (ii) any of their Affiliates (other than Affiliates that are bona fide debt funds) that are identified in writing from time to time to Agent by Parent or are readily identifiable solely on the basis of such Affiliate’s name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Commitments or Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.
"Disqualifying Event" has the meaning specified therefor in Section 2.4(g).
"Domestic Subsidiary" means any direct or indirect Subsidiary of a Loan Party other than a Foreign Subsidiary.
~~"Early Opt-in Election" means, if the then-current Benchmark is the LIBOR Rate the occurrence of:~~
~~(a)    a notification by Agent to (or the request by Administrative Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(b)    the joint election by Agent and Administrative Borrower to trigger a fallback from the LIBOR Rate and the provision by Agent of written notice of such election to the Lenders.~~
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Effective Date" means June 28, 2019.
"Eligible Accounts" means those Accounts created by any US Loan Party, Canadian Loan Party or Luxembourg Borrower in the ordinary course of its business, that arise out of the sale of goods or rendition of services by such Loan Party, as the case may be, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded from being Eligible Accounts as a result of the failure to satisfy any of the criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, taxes, discounts, credits, allowances, rebates and unapplied cash. Eligible Accounts shall not include the following:
(a)    Accounts (i) that the Account Debtor (other than Whirlpool) has failed to pay within one hundred and twenty (120) days of the original invoice date or within sixty (60) days of the original due date, or that have payment terms of more than ninety (90) days or (ii) as to which the Account Debtor is

Whirlpool and that Whirlpool has failed to pay within one hundred fifty (150) days of the invoice date or that have payment terms of more than one hundred twenty (120) days,
(b)    Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)    Accounts with respect to which the Account Debtor is an Affiliate of a Loan Party or an employee or agent of a Loan Party or any Affiliate of a Loan Party,
(d)    Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; except, that, up to $15,000,000 at any time outstanding of Accounts arising from transactions under which the subject goods are pre-billed by not more than five (5) days prior the shipping date and are shipped by a Loan Party FOB destination and which otherwise satisfy all of the requirements of this definition of Eligible Accounts shall constitute Eligible Accounts hereunder,
(e)    Accounts that are not payable in US Dollars, Canadian Dollars or Euro,
(f)    (i) with respect to Accounts of US Loan Parties and Canadian Loan Parties, (A) the Account Debtor does not maintain its chief executive office in the United States or Canada unless such Accounts are (1) Eligible Foreign Accounts, (2) Eligible Whirlpool Foreign Accounts or (3) Eligible Credit Insurance Accounts, (B) the Account Debtor is not organized under the laws of the United States or Canada or any State or province thereof unless such Accounts are either (1) Eligible Foreign Accounts, (2) Eligible Whirlpool Foreign Accounts or (3) Eligible Credit Insurance Accounts, or (C) the Account Debtor is the government of any foreign country or sovereign state, or of any State, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent and (ii) with respect to Accounts of Luxembourg Borrower, (A) the Account Debtor does not maintain its chief executive office in a Tier I Debtor Location or a Tier II Debtor Location unless such Accounts are Eligible LB Credit Insurance Accounts, (B) the Account Debtor is not organized under the laws of a Tier I Debtor Location or a Tier II Debtor Location unless such Accounts are Eligible LB Credit Insurance Accounts or (C) the Account Debtor is the government of any foreign country or sovereign state, or of any State, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent; provided, that, in no case shall greater than €17,500,000 of Accounts of Luxembourg Borrower in Tier II Debtor Locations be eligible pursuant to this clause (f),
(g)    Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality thereof (other than Accounts with respect to which Loan Parties have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727 or the Financial Administration Act (Canada)), or (ii) any State of the United States or province or territory of Canada,
(h)    Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of the amount of such claim, right of setoff, or dispute,

(i)    Accounts with respect to which (i) the Account Debtor is Whirlpool, if the total obligations owing by Whirlpool to Loan Parties exceeds fifteen percent (15%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage and (ii) the Account Debtor is any Person or any of its Affiliates (other than Whirlpool) if the total obligations owing by such Person and its Affiliates to Loan Parties exceeds ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which a Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(k)    Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,
(l)    Accounts that are not subject to the valid and perfected first priority Agent's Lien, other than, as to priority, the Permitted Liens under clause (c) to the extent such Liens may apply to Accounts,
(m)    Accounts that are subject to any Lien other than Agent's Lien or those permitted in clauses (b) and (c) of the definition of the term Permitted Liens (but only to the extent that Agent has established a reserve in respect thereof) and any other Liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such Lien and Agent,
(n)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(o)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(p)    Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Loan Parties of the subject contract for goods or services,
(q)    Accounts acquired pursuant to a Permitted Acquisition or a Permitted Investment as to which Agent shall have not completed an Acceptable Field Exam, unless such Accounts are Eligible Acquired Business Accounts,
(r)    at any time that a supply chain financing arrangement is in place, Accounts owing to any Loan Party from any Supply Chain Finance Account Debtor ~~assigned, offered or posted to a provider of supply chain financing,~~,
(s)    with respect to Accounts of Luxembourg Borrower, Accounts that are not payable in Euro,
(t)    with respect to Accounts of Luxembourg Borrower, Accounts for which the assignment thereof are restricted or prohibited by the terms of such Account or by law, or

(u)    with respect to Accounts of Luxembourg Borrower, Accounts not governed by the laws of a European Union member state or the United Kingdom.
The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent based on either (i) an event, condition or other circumstance arising after the Effective Date, or (ii) an event, condition or other circumstance existing on the Effective Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of Agent prior to the Effective Date (except to the extent that it may have been identified but Agent, in consultation with Borrowers, has intentionally elected not to establish a reserve with respect thereto as of the Effective Date), in either case under clause (i) or (ii) which adversely affects in any material respect or could reasonably be expected to adversely affect in any material respect the Accounts as determined by Agent in its Permitted Discretion. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral. For avoidance of doubt, any Accounts determined ineligible under more than one clause above shall be calculated without duplication.
"Eligible Acquired Business Accounts" means Accounts (a) (i) acquired by a US Loan Party in connection with a Permitted Acquisition or a Permitted Investment or (ii) of the Acquired Clariant Business, (b) that satisfy all of the criteria of "Eligible Accounts" other than clause (q) thereof, (c) as to which the Account Debtor maintains its chief executive office in the United States and is organized under the laws of the United States or a State thereof, and (d) owned by an Acquired Business (including the Acquired Clariant Business) as to which Agent has not yet completed an Acceptable Field Exam.
"Eligible Acquired Business Inventory" means Inventory (a) (i) acquired by a US Loan Party in connection with a Permitted Acquisition or a Permitted Investment or (ii) of the Acquired Clariant Business, (b) that satisfies all of the criteria of "Eligible Inventory" other than clause (l) thereof, (c) that is located at one of a US Loan Party's owned or leased locations in the continental United States, and (d) owned by an Acquired Business (including the Acquired Clariant Business) as to which Agent has not yet completed an Acceptable Field Exam and an Inventory appraisal reasonably satisfactory to Agent.
"Eligible Credit Insurance Accounts" means Accounts (other than Eligible Foreign Accounts) that would otherwise be Eligible Accounts (other than for the Account Debtor of such Account not maintaining its chief executive office in the United States or not being organized under the laws of the United States or any State thereof) and are covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent; provided, that, the aggregate amount of Accounts constituting Eligible Credit Insurance Accounts for purposes of the calculation of the Borrowing Base at any time will not exceed $20,000,000.
"Eligible Domestic In-Transit Inventory" means Inventory that would otherwise be Eligible Inventory (other than for its location) that has been shipped from a location of any Loan Party or from the manufacturer or wholesale distributor thereof within the United States or Canada for receipt at a location of any US Loan Party or Canadian Loan Party within the United States or Canada and permitted hereunder, within thirty (30) days of shipment, but in either case, which has not yet been delivered to such Loan Party, for which the purchase order is in the name of a US Loan Party or Canadian Loan Party, title has passed to such Loan Party (and Agent has received such evidence thereof as it has requested) and which is insured in accordance with the terms of the Agreement; provided, that, the aggregate amount of Inventory constituting Eligible Domestic In-Transit Inventory for purposes of the calculation of the Borrowing Base at any time will not exceed $15,000,000.
"Eligible Foreign Account Debtor" means a Subsidiary of each of the following entities, which Subsidiary does not maintain its chief executive office in the United States or is not organized under the laws of any State of the United States: (a) PPG Industries, (b) Valspar Corporation, (c) Corning Inc., (d) 3M

Company, (e) Dow Chemical Company, (f) Meadwestvaco Corporation, (g) Avery Dennison Corporation, (h) Baxter International, (i) The Procter & Gamble Company, (j) Stanley Black & Decker, Inc. and (k) Eaton Corporation.
"Eligible Foreign Accounts" means Accounts that would otherwise be Eligible Accounts (other than for the Account Debtor of such Account not maintaining its chief executive office in the United States or not being organized under the laws of the United States or any state thereof) for which the Account Debtor is an Eligible Foreign Account Debtor; provided, that, (a) such Accounts are invoiced from the United States and payable in US Dollars, (b) such Eligible Foreign Account Debtor maintains a rating from S&P of BBB- or better and (c) the aggregate amount of Accounts constituting Eligible Foreign Accounts for purposes of the calculation of the Borrowing Base at any time will not exceed $30,000,000, minus the aggregate amount of Accounts constituting Eligible Whirlpool Foreign Accounts at such time.
"Eligible Inventory" means Inventory owned by any US Loan Party or Canadian Loan Party consisting of finished goods held for sale in the ordinary course of its business and raw materials for such finished goods, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded from being Eligible Inventory as a result of the failure to satisfy any of the criteria set forth below. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with historical accounting practices of Loan Parties, without regard to intercompany profit or increases for currency exchange rates. An item of Inventory shall not be included in Eligible Inventory if:
(a)    a US Loan Party or Canadian Loan Party does not have good and valid title thereto,
(b)    a US Loan Party or Canadian Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Loan Parties),
(c)    it is not located at one of a US Loan Party's owned or leased locations in the continental United States or one of a Canadian Loan Party's owned or leased locations in Canada,
(d)    it is in-transit to or from a location of a US Loan Party or Canadian Loan Party (other than in-transit between a Loan Party's location in the continental United States or Canada and another a US Loan Party's or Canadian Loan Party's location in the continental United States or Canada) unless such Inventory is Eligible Domestic In-Transit Inventory,
(e)    it is located on Real Property leased by a US Loan Party or Canadian Loan Party (unless Agent has a received a satisfactory Collateral Access Agreement executed by the lessor with respect thereto or established a reserve in respect thereof) or in a contract warehouse (unless Agent has received a satisfactory Collateral Access Agreement executed by the warehouseman with respect thereto or established a reserve in respect thereof and is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises of such warehouse) unless such Inventory is Eligible Domestic In-Transit Inventory,
(f)    it is the subject of a bill of lading or other document of title (other than the same delivered to Agent as to goods in transit between locations of Loan Parties as provided in clause (d) above),
(g)    subject to clause (h) below, it is not subject to the valid and perfected first priority Lien of Agent,
(h)    it is subject to any Lien other than Agent's Lien and those permitted in clauses (b), (c) or (d) of the definition of Permitted Liens (but only to the extent that Agent has established a reserve in respect thereof) and any other Liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such Lien and Agent,
(i)    it consists of goods returned or rejected by a Loan Party's customer,
(j)    it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Loan Parties' business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,
(k)    it contains or bears any intellectual property rights licensed to a Loan Party unless Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, (iii) incurring any liability with respect to the payment of royalties other than royalties incurred pursuant to the sale of such Inventory under the current licensing agreement (provided, that, as of the date hereof based on the information received by Agent prior to the date hereof, the only license agreements that restrict Agent's ability to dispose of any Inventory are those that Agent has identified to Administrative Borrower on or prior to the date hereof),
(l)    it was acquired in connection with a Permitted Acquisition or a Permitted Investment, until the completion of an appraisal of such Inventory, reasonably satisfactory to Agent and an Acceptable Field Exam with respect to such Inventory (which appraisal and Acceptable Field Exam may be conducted prior to the closing of such Permitted Acquisition or such Permitted Investment, as applicable), unless such Inventory is Eligible Acquired Business Inventory, or
(m)    it was acquired from a Sanctioned Person, a Sanctioned Entity or a Person subject to any Sanction;
The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent based on either (i) an event, condition or other circumstance arising after the Effective Date, or (ii) an event, condition or other circumstance existing on the Effective Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of Agent prior to the Effective Date (except to the extent that it may have been identified but Agent, in consultation with Borrowers, has intentionally elected not to establish a reserve with respect thereto as of the Effective Date), in either case under clause (i) or (ii) which adversely affects in any material respect or could reasonably be expected to adversely affect in any material respect the Inventory as determined by Agent in its Permitted Discretion. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral. For avoidance of doubt, any Inventory determined ineligible under more than one clause above shall be calculated without duplication.
"Eligible LB Credit Insurance Accounts" means Accounts of Luxembourg Borrower that would otherwise be Eligible Accounts (other than for the Account Debtor of such Account not maintaining its chief executive office in, or not being organized under the laws of, a Tier I Debtor Location or a Tier II Debtor Location) and are covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent; provided, that, the aggregate amount of Accounts constituting Eligible LB Credit Insurance Accounts for purposes of the calculation of the Luxembourg Borrowing Base at any time will not exceed €12,500,000.
"Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or Canada or any State or Province thereof, and having total assets in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, and (e) any other Person approved by Agent. Nothing in this definition shall be construed to affect the rights of Administrative Borrower to consent to any assignment of any Lender's rights and obligations under the Agreement to an Eligible Transferee to the extent such consent is required in accordance with Section 13.1 of the Agreement.
"Eligible Whirlpool Foreign Accounts" means Accounts owing by a Whirlpool Foreign Affiliate to a US Loan Party that would otherwise be Eligible Accounts (other than for the Account Debtor of such Account not maintaining its chief executive office in the United States or not being organized under the laws of the United States or any state thereof); provided, that, (a) such Accounts are invoiced from the United States by a US Loan Party and payable in US Dollars, (b) such Accounts are paid to the applicable US Loan Party and promptly deposited by such US Loan Party into a Deposit Account in the United States maintained at Wells Fargo or another Lender, which Deposit Account is subject to a Control Agreement and is subject to the valid, enforcement and first priority perfected security interest of Agent, and (c) the aggregate amount of Accounts constituting Eligible Whirlpool Foreign Accounts for purposes of the calculation of the Borrowing Base at any time will not exceed $15,000,000.
"EMU" means the economic and monetary union in accordance with the Treaty of Roma 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
    "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
"Enhanced Reporting Trigger" means if, at any time Excess Availability is less than fifteen percent (15%) of the Line Cap.
"Environmental Action" means any judicial, administrative or regulatory action, suit or proceeding arising under Environmental Law.
"Environmental Law" means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Environmental Liabilities" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Environmental Lien" means a Lien arising under Environmental Law.
"Equipment" means equipment (as that term is defined in the Code or the PPSA, as applicable).

"Equity Interests" means, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), but excluding any interests in phantom equity plans and any debt security that is convertible into or exchangeable for such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Parent within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).
"ERISA Event "means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any US Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a US Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to a US Loan Party or any ERISA Affiliate that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any ERISA Affiliate.
"Erroneous Payment" has the meaning specified therefor in Section 17.23 of this Agreement.
"Erroneous Payment Deficiency Assignment" has the meaning specified therefor in Section 17.23 of this Agreement.
"Erroneous Payment Impacted Loans" has the meaning specified therefor in Section 17.23 of this Agreement.
"Erroneous Payment Return Deficiency" has the meaning specified therefor in Section 17.23 of this Agreement.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"EURIBOR" means the greater of (a) the rate of interest per annum equal to EURIBOR as administered by the European Money Markets Institute, or a comparable or successor administrator approved by Agent, for a ~~one month~~ period of one (1) month, at approximately 11:00 a.m. (Brussels time)

on the ~~last~~date two (2) EURIBOR Banking ~~Date of the immediately preceding month~~ Days prior to the commencement of such Interest Period and (b) the Floor.
"EURIBOR Banking Day" means a TARGET Day.
"EURIBOR Rate Loan" means each portion of a Revolving Loan that bears interest at a rate determined by reference to EURIBOR.
"Euro" or "€" means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
"Eurocurrency Banking Day" means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada, provided, that for purposes of notice requirements in Sections 2.2(a), 2.2(c) and 2.15(b), in each case, such day is also a Business Day.
"Euro Denominated Loan" means a Revolving Loan denominated in Euro.
"Euro Extension" has the meaning specified therefor in Section 2.16.
"Euro Letters of Credit" has the meaning specified therefor in Section 2.16.
"Event of Default" has the meaning specified therefor in Section 8 of the Agreement.
"Excess Availability" means, as of any date of determination, the sum of US Excess Availability, plus Canadian Excess Availability, plus Luxembourg Excess Availability.
"Excess Availability Condition" means at any time that Specified Excess Availability is less than the Excess Availability Threshold for any two consecutive Business Days.
"Excess Availability Threshold" means, as of any date of determination, the greater of (a) ten percent (10%) of the Line Cap, and (b) $40,000,000.
"Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.
"Excluded Real Property" means the Avon Lake Real Property and the Greenville Real Property.
"Excluded Subsidiary" means (a) with respect to the US Obligations, any CFC or CFC Holding Company or any Subsidiary of such CFC or CFC Holding Company, (b) each Immaterial Subsidiary, (c) any Subsidiary organized or incorporated under the laws of Luxembourg which is not party to the Luxembourg Security Documents on the Effective Date, (d) any non-wholly owned Subsidiary, (e) any Subsidiary to the extent prohibited by law, regulation or contractual obligation or that would require governmental consent or approval that has not been obtained, (f) any other Subsidiary with respect to which, in the reasonable judgment of the Agent and Administrative Borrower, the burden or cost (including any adverse tax consequences) of providing the guarantee shall outweigh the benefits to be obtained by the Lenders therefrom, and (g) Subsidiaries of Subsidiaries set forth in the foregoing clauses (d) through (g).
"Excluded Tax" means (i) any tax imposed on or measured by, in whole or in part, the revenue, net income, net profits, net assets, capital or net worth (and franchise taxes imposed in lieu thereof and including, for the avoidance of doubt, branch profit taxes and branch interest taxes) of any Lender or any Participant (including any branch profit taxes), in each case imposed by a jurisdiction (or by any political subdivision or taxing authority thereof) (A) in which such Lender or such Participant is organized, (B) in which such Lender's or such Participant's principal office is located, (C) in which such Lender or such Participant is doing business, (D) in which such Lender or such Participant has a present or former connection other than as a result of the Loan Documents or taking any action contemplated thereunder, or (E) in the case of any Foreign Lender, in which its applicable lending office is located, in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) United States federal withholding and Canadian federal withholding taxes resulting from a Lender's or a Participant's failure to comply with the requirements of Section 16.2 of the Agreement, (iii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is a resident for income tax purposes as of the First Amendment Closing Date, (iv) any United States federal withholding taxes imposed under FATCA, (v) any Canadian federal or provincial taxes that would not have arisen but for a Lender, or any other recipient of payments under the Loan Documents, (A) not dealing at arm's length (within the meaning of the ITA) with a Canadian Borrower, or (B) being at any time a "specified non-resident shareholder" (within the meaning of subsection 18(5) of the ITA) of a Canadian Borrower or at any time not dealing at arm's length (within the meaning of the ITA) with a "specified shareholder" (within the meaning of subsection 18(5) of the ITA) of a Canadian Borrower  except where the non-arm's length relationship arises, or where such Lender or recipient is a "specified non-resident shareholder" of a Canadian Borrower or does not deal at arm's length with a "specified shareholder" of a Canadian Borrower for purposes of the ITA, in each case, solely on account of such Lender or recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Loan Document, (vi) any United States federal or Canadian federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Lender becomes a party to the Agreement (or designates a new lending office or grants a participation to a Participant), except to the extent of (A) any amount that such Foreign Lender's assignor (or the Lender, in the case of the designation of a new lending office or the granting of a participation to a Participant) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding tax immediately before such Foreign Lender becomes a party to the Agreement (or designates a new lending office or grants a participation to a Participant), and (B) additional United States federal and Canadian federal withholding taxes that may be imposed after the time such Lender becomes a party to the Agreement (or designates a new lending office or grants a participation to a Participant), as a result of a Change in Law with respect to any of the foregoing by any Governmental Authority, and (vii) any Luxembourg withholding Tax required to be deducted or withheld pursuant to the Luxembourg law dated 23 December 2005, as amended, on certain payments made to Luxembourg resident individuals.
"Existing Closing Date" means February 24, 2017.
"Existing Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of the Existing Closing Date by and among the Borrowers party thereto, the other Loan Parties party thereto, Agent and the Lenders party thereto, as amended or modified prior to the Effective Date.
"Existing Letters of Credit" means those letters of credit issued for the account of a Borrower by an Issuing Lender and outstanding on the Effective Date, which are described on Schedule E-1 to the Agreement.

"Existing Obligations" means the "Obligations" as defined in the Existing Credit Agreement.
"FATCA" means Sections 1471, 1472, 1473 and 1474 of the IRC (and any successor thereto that is substantially similar and not more materially onerous to comply with), the United States Treasury Regulations promulgated thereunder, published guidance with respect thereto, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, and any intergovernmental agreements entered into by the United States implementing the foregoing.
"FCPA" means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
"Fee Letter" means the fourth amended and restated fee letter, dated as of the First Amendment Closing Date, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.
"FILO Tranche" means has the meaning specified therefor in Section 2.12(h) of the Agreement.
"First Amendment Closing Date" means October 26, 2021.
"Fixed Charge Coverage Ratio" means, for any Person and its Subsidiaries, with respect to any date of determination, the ratio of (a) the amount equal to (i) Consolidated EBITDA of any such Person and its Subsidiaries on a consolidated basis, as of the end of a fiscal quarter for the immediately preceding four (4) consecutive fiscal quarters for which Agent has received financial statements, minus (ii) Capital Expenditures of such Person and its Subsidiaries during such period to the extent not financed by a third party, to (b) Fixed Charges of such Person and its Subsidiaries for such period.
"Fixed Charges" means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense paid in cash during such period (excluding make-whole payments or other premiums related to prepayment or extinguishment of Indebtedness), (b) scheduled principal payments in respect of Funded Indebtedness that are paid in cash during such period (excluding (i) payments with proceeds of any equity issuance, (ii) for the avoidance of doubt, mandatory or voluntary prepayments (including mandatory prepayments made with cash proceeds arising from the transaction requiring such mandatory prepayment under the terms of the applicable Indebtedness), (iii) payments at maturity and (iv) payments upon refinancing), (c) all federal, state, provincial, local and foreign income taxes paid in cash during such period (net of cash refunds), and (d) all Restricted Payments made pursuant to Section 6.8(h) or Section 6.8(i), in each case paid in cash during such period.
"Flood Laws" means~~, collectively, (a)~~  the National Flood Insurance Act of 1968 ~~as now or hereafter in effect or any successor statute thereto, (b) the~~, Flood Disaster Protection Act of 1973 ~~as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 and the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect of any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.~~ , and related laws, rules and regulations, including any amendments or successor provisions.

"Floor" means a rate of interest equal to zero%.
"Foreign Lender" means any Lender or Participant that (a) in the case of a US Loan Party, is not a United States person within the meaning of IRC Section 7701(a)(30); and (b) in the case of a Canadian Loan Party, is not resident in Canada within the meaning of the ITA (for greater certainty, including any Lender or Participant that is treated as a non-resident for the purposes of Part XIII of the ITA).
"Foreign Plan" means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any Subsidiary thereof with respect to employees employed outside the United States (other than any governmental arrangement), other than a Canadian Pension Plan.
"Foreign Subsidiary" means a direct or indirect Subsidiary of a Loan Party organized or incorporated under the laws of a jurisdiction other than (a)  a State of the United States, the United States, the District of Columbia, in the case of a US Loan Party, (b) a Province or Territory of Canada or Canada in the case of a Canadian Loan Party, or (c) Luxembourg in the case of Luxembourg Borrower.
"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to Issuing Lender, such Defaulting Lender's Pro Rata Share of the outstanding Letters of Credit with respect to Letters of Credit issued by Issuing Lender other than outstanding Letters of Credit as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or subject to Letter of Credit Collateralization in accordance with the terms hereof, and (b) with respect to Swing Lender, such Defaulting Lender's Pro Rate Share of outstanding Swing Loans made by Swing Lender other than Swing Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders.
"Funded Indebtedness" means Indebtedness under clauses (a), (d), (f) and (g) of the definition thereof.
"Funding Date" means the date on which a Borrowing occurs.
"Funding Losses" has the meaning specified therefor in Section 2.10(b)(ii) of the Agreement.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States; provided, that, all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.
"Greenville Real Property" means that certain Real Property owned in fee simple by Avient Protective Materials LLC and located at 5750 Martin Luther King Jr. Highway in Greenville, North Carolina.
"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, articles of association, by-laws, certificate of formation, limited liability agreement, limited partnership agreement or other organizational documents of such Person.
"Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
"Guarantors" means, collectively, US Guarantors and Canadian Guarantors.

"Guaranty" means the guaranty, dated as of the Original Closing Date, by US Loan Parties in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers in respect of the US Obligations, the Canadian Obligations and the Luxembourg Obligations, as heretofore, now or hereafter amended or modified from time to time.
"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
"Hedge Agreement" means (a) a "swap agreement" as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement; sometimes being collectively referred to herein as "Hedge Agreements".
"Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of Parent or its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
"Hedge Provider" means any Bank Product Provider that is a party to a Hedge Agreement with Parent or any its Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided, that, no such Person shall constitute a Hedge Provider unless and until Agent shall have received a Bank Product Provider Agreement from such Person.
"Hedge Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender) or by such other method as the Hedge Provider with respect thereto may use for such purposes.
"Immaterial Subsidiary" means, as at any date, any Subsidiary of Parent set forth on Schedule I-1 of the Agreement (as may be amended from time to time by notice from Parent to Agent), provided, that, any Subsidiary designated as an Immaterial Subsidiary (a) did not, as of the last day of the fiscal quarter of Parent most recently ended, have assets with a value in excess of five percent (5%) of total assets or revenues representing in excess of five percent (5%) of total revenues of Parent and its Subsidiaries, in each case, on a consolidated basis as of such date, (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Parent most recently ended, did not have assets with a value in excess of ten percent (10%) of total assets or revenues representing in excess of ten percent (10%) of total revenues of

Parent and its Subsidiaries, in each case, on a consolidated basis as of such date, (c) no assets of any such Subsidiary shall be included in the Borrowing Base, and (d) no such Subsidiary shall conduct either manufacturing or sales activities.
"Incremental Cap" has the meaning specified therefor in the Term Loan Credit Agreement, as in effect on the Term Loan Closing Date.
"Incremental Equivalent Debt" has the meaning specified therefor in the Term Loan Credit Agreement, as in effect on the Term Loan Closing Date.
"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds (other than surety or similar bonds), debentures, notes, loan agreements or other similar instruments,
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments,
(c)    the Hedge Termination Value of any Hedge Agreement,
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) current trade accounts payable in the ordinary course of business in accordance with customary trade practices and (ii) earnouts or similar obligations unless and until such amounts are earned),
(e)    indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse,
(f)    all obligations of such Person in respect of Capital Leases and all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Lease-Back Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of the Bankruptcy Code or any other debtor relief laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment) and all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of "Indebtedness" or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP,
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash, Cash Equivalents or other "Indebtedness" in respect of any Disqualified Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and
(h)    any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
"Indebtedness for Borrowed Money" means Indebtedness under clauses (a) and (f) of the definition thereof.
"Indemnified Liabilities" has the meaning specified therefor in Section 10.3 of the Agreement.
"Indemnified Person" has the meaning specified therefor in Section 10.3 of the Agreement.
"Indemnified Tax" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the CCAA or the BIA or under any other provincial, state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (including corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors) and in the case of Luxembourg Borrower or any of its assets, any corporate action, legal proceedings or other procedure commenced or other step taken in relation to (i) bankruptcy (faillite), insolvency, voluntary dissolution or liquidation (dissolution ou liquidation volontaire), court ordered liquidation (liquidation judiciaire) or reorganization, arrangement with creditors (concordat préventif de la faillite), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar law affecting the rights of creditors generally or (ii) the appointment of a commissaire, juge-commissaire, curateur, liquidateur or similar person pursuant to any insolvency or similar proceedings.
"Insolvency Regulation" shall mean the Regulation (EU) N° 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast), as amended or replaced.
"Intercompany Subordination Agreement" means an intercompany subordination agreement, dated as of the Original Closing Date, executed and delivered by certain Loan Parties, certain of their Subsidiaries and Agent, as heretofore, now or hereafter amended or modified from time to time.
"Interest Period" means, (a) with respect to each ~~LIBOR Rate~~SOFR Loan, a period commencing on the date of the making of such ~~LIBOR Rate~~SOFR Loan (or the continuation of a ~~LIBOR Rate~~SOFR Loan or the conversion of a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan) and ending one (1) month ~~or~~, three (3) months or six (6) months thereafter (or such longer other ~~period~~periods as agreed to by all the Lenders), ~~and~~ (b) with respect to each BA Rate Loan, a period commencing on the date of making of such BA Rate Loan (or the continuation of a BA Rate Loan or the conversion of a Base Rate Loan in Canadian Dollars to a BA Rate Loan) and ending one (1) month~~, two (2) months,~~  or three (3) months thereafter and (c) with respect to each EURIBOR Rate Loan, a period commencing on the date of the making of such EURIBOR Rate Loan (or the continuation of a EURIBOR Rate Loan or the conversion of a Base Rate Loan to a EURIBOR Loan) and ending one (1) month thereafter; provided, that, in each case, (i) interest shall accrue at the applicable rate based upon Adjusted Term SOFR, the ~~LIBOR~~BA Rate or ~~BA~~the EURIBOR Rate, as applicable, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (ii) Borrowers may not elect an Interest Period which will end after the Maturity Date, (iii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (iv) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1) month, ~~two (2) months, or~~ three (3) months or six (6) months (or such longer period as agreed to by all Lenders) after the date on which the Interest Period began, as applicable, and (v) no tenor that has been removed from this definition pursuant to Section 2.10(d)(iii)(D) or Section 2.15(d)(iii)(D) shall be available for specification in any borrowing, conversion or continuation notice.
"Inventory" means inventory (as such term is defined in the Code or the PPSA, as applicable) and shall include any substantially similar asset under Luxembourg law, including stock in trade.
"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit (including a division) or all or substantially all of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"IRC" means the Internal Revenue Code of 1986, as amended, as in effect from time to time.
"Issuer Document" means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Lender and relating to such Letter of Credit.
"Issuing Lender" means (a) any issuer of Existing Letters of Credit, but only as to such Existing Letters of Credit and not as to any other Letters of Credit, and (b) WFCF, Bank of America, N.A., PNC Bank, National Association, or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.9 of the Agreement and the Issuing Lender shall be a Lender.
"ITA" means the Income Tax Act, R.S.C. 1985, c.1 (5th Supplement).
"Judgment Currency" has the meaning specified in Section 17.15 of the Agreement.
"Juffali Investment" means an initial Investment in the amount of approximately $2,500,000 made by Parent and/or its Subsidiaries in the existing joint venture with E.A. Juffali & Brothers Company Limited, together with any additional Investments made by Parent and/or its Subsidiaries in such joint venture in an amount not to exceed $20,000,000 in the aggregate.
"Laws" means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"LCT Election" has the meaning specified in Section 1.11 of the Agreement.
"LCT Test Date" has the meaning specified in Section 1.11 of the Agreement.
"Lender" has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lender and Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and any domestic or foreign branch of a Lender; "Lenders" means each of the Lenders or any one or more of them.
"Lender Group" means each of the Lenders (including the Issuing Lender and Swing Lender) and Agent, or any one or more of them.
"Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) that were due and owing by Parent or its Subsidiaries and were, in accordance with the provisions of the Loan Documents, paid, advanced, or incurred by the Lender Group, (b) reasonable out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Parent or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and PPSA and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles, or similar searches with respect to Canadian Loan Parties), filing, recording, publication, appraisal (including periodic collateral appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent's customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) (i) all reasonable and documented out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $1,000 per person per day), (ii) a per diem charge at Agent's then standard rate for the establishment of electronic collateral reporting systems, subject to the limitations set forth in Section 5.7 of the Agreement, and (iii) reasonable and documented out-of-pocket fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, (f) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents, (g) Agent's and each Arranger's reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees of not more than one primary counsel in the United States, one primary counsel in Canada, one primary counsel in Luxembourg and one local counsel in each relevant jurisdiction) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, (h) subject to the limitations set forth below in this clause (h), Agent's and each Lender's reasonable out-of-pocket costs and expenses (including reasonable accountants, consultants, and other advisors fees and expenses and reasonable attorneys' fees for not more than one primary counsel in the United States, one primary counsel in Canada, one primary counsel in Luxembourg and one local counsel in each relevant jurisdiction and up to one additional counsel in the United States, one additional counsel in Canada and one additional counsel in Luxembourg for all other Lenders taken together) incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents, or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral permitted by the Agreement, and including, during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, and (i) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Underlying Issuer or incurred by the Issuing Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Underlying Issuer or Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.
"Lender Group Representatives" has the meaning specified therefor in Section 17.9 of the Agreement.
"Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.
"Letter of Credit" means a letter of credit (as that term is defined in the Code) issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires.
"Letter of Credit Collateralization" means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent in an amount equal to one hundred three percent (103%) of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to one hundred three percent (103%) of the then existing Letter of Credit Usage; it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit.
"Letter of Credit Disbursement" means a US Letter of Credit Disbursement, a Canadian Letter of Credit Disbursement or a Luxembourg Letter of Credit Disbursement, as applicable.
"Letter of Credit Usage" means US Letter of Credit Usage, Canadian Letter of Credit Usage or Luxembourg Letter of Credit Usage, as applicable.
~~"LIBOR Deadline" has the meaning specified therefor in Section 2.10(b)(i) of the Agreement.~~
~~"LIBOR Notice" means a written notice in the form of Exhibit L-1.~~
~~"LIBOR Option" has the meaning specified therefor in Section 2.10(a) of the Agreement.~~
~~"LIBOR Rate" means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 1:00 p.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion~~

~~of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.~~
~~"LIBOR Rate Loan" means each portion of a Revolving Loan that bears interest at a rate determined by reference to the LIBOR Rate.~~
"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security purposes, charge, encumbrance, easement, lien (statutory or other), security interest, hypothec or other similar security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
"Limited Condition Transaction" means (a) a Permitted Acquisition or other Investment whose consummation (i) is not conditioned on the availability of, or on obtaining, third party financing, and (ii) occurs within one hundred twenty (120) days (or with the consent of Agent, one hundred eighty (180) days) of execution of the applicable acquisition or other agreement, or (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment so long as such redemption, repurchase, defeasance, satisfaction and discharge or repayment occurs within one hundred twenty (120) days (or with the consent of Agent, one hundred eighty (180) days) of such notice.
"Line Cap" means, as of any date of determination, the lesser of (a) the Maximum Credit, and (b) the Borrowing Base.
"Loan Account" means the US Loan Account, the Canadian Loan Account or the Luxembourg Loan Account, as the case may be.
"Loan Documents" means the Agreement, any US Borrowing Base Certificate, any Canadian Borrowing Base Certificate, any Luxembourg Borrowing Base Certificate, the Control Agreements, the Term Loan Intercreditor Agreement, any Copyright Security Agreement, the Fee Letter, the Guaranty, the Canadian Guarantee, the Luxembourg Guaranty, any Intercompany Subordination Agreement, any Letters of Credit, any Issuer Documents, any Mortgages, any Additional Documents, any Patent Security Agreement, the Security Agreement, the Reaffirmation of Loan Documents, any Trademark Security Agreement, any perfection certificate, any note or notes executed by any Borrower in connection with the Agreement and payable to any member of the Lender Group, any Canadian Security Document, any Luxembourg Security Document, any letter of credit application entered into by any Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries in connection with the Agreement.
"Loan Party" means any Borrower or any Guarantor.
"Loan Party Supply Chain Financing" means sales or other dispositions of Accounts owing to any Loan Party from any Account Debtor that is reasonably acceptable to Agent pursuant to supply chain finance arrangements that are reasonably acceptable to Agent, provided, that, the total obligations owing in respect of all such Accounts shall not exceed $75,000,000 in the aggregate during any fiscal year.
"Loans" means Revolving Loans, Swing Loans, Overadvances and Protective Advances.

"London Business Day" means any day (other than a Saturday or Sunday) on which banks are open for business in London, England, United Kingdom.
"Luxembourg" means the Grand Duchy of Luxembourg.
"Luxembourg Borrowing Base" means, at any time, the amount equal to:
(a)    the amount equal to eighty-five percent (85%) of the amount of Eligible Accounts of Luxembourg Borrower, minus
(b)    the aggregate amount of reserves applicable to Luxembourg Borrower, if any, established by Agent in its Permitted Discretion under Sections 2.1(f) and (g) of the Agreement.
"Luxembourg Borrowing Base Certificate" means a certificate in the form of Exhibit B-4.
"Luxembourg Cash Dominion Event" means at any time that (a) the Luxembourg Revolver Usage is greater than zero and (b) Luxembourg Excess Availability is less than ten percent (10%) of the Luxembourg Maximum Credit for any one (1) Business Day; provided, that, to the extent that a Luxembourg Cash Dominion Event has occurred, if the condition set forth in clause (b) above is satisfied for at least thirty (30) consecutive days and no Specified Event of Default exists at such time, the Luxembourg Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as the conditions set forth above apply.
"Luxembourg Collateral" means the Collateral consisting of assets of Luxembourg Borrower, pledged by Luxembourg Borrower pursuant to the Luxembourg Security Documents and the proceeds thereof; provided that Luxembourg Collateral shall be limited solely to Accounts, Deposit Accounts, Securities Accounts, commodities accounts and investment accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein), Inventory, any other assets to the extent evidencing, governing, securing or otherwise related to any of the foregoing, all loans payable by Parent or any of its Subsidiaries to the Luxembourg Borrower to the extent made using proceeds of Revolving Loans, all books, records and documents related to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing), and all proceeds and products of any or all of the foregoing, including insurance proceeds.
"Luxembourg Commitment" means, with respect to each Lender, its Luxembourg Commitment, and, with respect to all Lenders, their Luxembourg Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
"Luxembourg Excess Availability" means, as of any date of determination, the amount equal to (a) the lesser of (i) the Luxembourg Borrowing Base and (ii) the Luxembourg Maximum Credit, minus, without duplication, (b) the amount of the Luxembourg Revolver Usage.
"Luxembourg Guaranty" means that certain First Demand Guaranty (garantie autonome) dated as of the Effective Date entered into by Luxembourg Borrower in favor of Agent, as amended, restated or otherwise modified from time to time.

"Luxembourg Lender" means, at any time, each Lender having a Luxembourg Commitment or a Luxembourg Revolving Loan owing to it or a participating interest in a Luxembourg Letter of Credit; sometimes being referred to herein collectively as "Luxembourg Lenders".
"Luxembourg Letter of Credit Disbursement" means a payment by Issuing Lender or Underlying Issuer pursuant to a Luxembourg Letter of Credit.
"Luxembourg Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Luxembourg Letters of Credit.
"Luxembourg Letters of Credit" means all Letters of Credit issued for the account of Luxembourg Borrower.
"Luxembourg Loan Account" has the meaning specified therefor in Section 2.7 of this Agreement.
"Luxembourg Maximum Credit" means the US Dollar Equivalent of $100,000,000, as decreased by the amount of reductions in the Luxembourg Commitments in accordance with Section 2.3(c) of the Agreement or increased by the amount of increases in the Luxembourg Commitments in accordance with Section 2.12 of the Agreement.
"Luxembourg Obligations" means all Obligations of Luxembourg Borrower.
"Luxembourg Receivables Pledge Agreement" means the receivables pledge agreement governed by Luxembourg law, by and among Luxembourg Borrower, as pledgor, and the Agent, as agent.
"Luxembourg Revolver Usage" means, as of any date of determination, the sum of (a) the principal amount of outstanding Loans to Luxembourg Borrower, plus (b) the amount of the Luxembourg Letter of Credit Usage.
"Luxembourg Revolving Loans" has the meaning specified therefor in Section 2.1(c) of the Agreement.
"Luxembourg Security Documents" means the Luxembourg Receivables Pledge Agreement and any other Loan Document that grants or purports to grant a Lien on any assets of Luxembourg Borrower.
"Luxembourg Security Event" means at any time that (a) Luxembourg Obligations are outstanding and (b) Luxembourg Excess Availability is less than twenty percent (20%) of the Luxembourg Maximum Credit for any one (1) Business Day.
"Luxembourg Swing Loan" has the meaning specified therefor in Section 2.2(b)(iii) of the Agreement.
"Luxembourg Swing Loan Limit" means $5,000,000; provided, that, the aggregate amount of US Swing Loans, Canadian Swing Loans and Luxembourg Swing Loans at any time outstanding shall not exceed $50,000,000.
"Luxembourg Underlying Letter of Credit" means a Luxembourg Letter of Credit issued by an Underlying Issuer.
"Margin Stock" as defined in Regulation U of the Board of Governors ~~of the Federal Reserve System~~ as in effect from time to time.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of Parent and its Subsidiaries taken as a whole, or as it relates to representations and warranties specifically relating to the Revolving Loan Priority Collateral, of Loan Parties taken as a whole, (b) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents taken as a whole, or of the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
"Material Real Property" means fee owned Real Property which is subject to a mortgage in favor of the Term Loan Agent to secure the Indebtedness under the Term Loan Credit Agreement other than the ~~Avon Lake~~Excluded Real Property.
"Maturity Date" means the earlier of (a) October 26, 2026 and (b) the date that is 91 days before the stated maturity date of any portion of the Specified Debt, if (in the case of this clause (b)) on such date the aggregate principal amount of all Specified Debt outstanding that would mature on or before such 91st day exceeds $100,000,000 (unless on and from such 91st day, and until such portion of the Specified Debt is either (i) less than $100,000,000 in the aggregate, or (ii) repaid, redeemed, defeased, extended or refinanced such that it matures 91 days after the Maturity Date set forth in clause (a), the Loan Parties either have Qualified Cash in excess of such amount greater than $100,000,000 or have deposited such amount in excess of $100,000,000 with the trustee, agent or similar person with respect to such Specified Debt. References in the Agreement to “91 days after the Maturity Date” shall mean the Maturity Date as determined pursuant to clause (a) of this definition.
"Maximum Credit" means the sum of the US Maximum Credit, the Canadian Maximum Credit and the Luxembourg Maximum Credit, provided, that, in no event shall the Maximum Credit exceed $500,000,000, as such amount may be decreased by the amount of decreases in the US Commitments in accordance with Section 2.3(c) of the Agreement or as such amount may be increased by the amount of increases in the US Commitments in accordance with Section 2.12 of the Agreement.
"Monthly Average Excess Availability" means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding one (1) month period, commencing on the first day of such month, as calculated by Agent in accordance with the terms of the Agreement.
"Moody's" has the meaning specified therefor in the definition of Cash Equivalents.
"Mortgaged Property" means any Material Real Property owned by the Loan Parties.
"Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent or its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that at any time encumber any Mortgaged Property.
"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
"Multiple Employer Plan" means a plan within the meaning of Section 210(a) of ERISA or Section 413(c) of the IRC to which Parent or any ERISA Affiliate is obligated to make contributions.
"Net Cash Proceeds" means the aggregate cash or Cash Equivalents received by any Loan Party or any Restricted Subsidiary in respect of any sale or other disposition (including any involuntary loss, damage or destruction or involuntary condemnation, seizure or taking or confiscation or requisition) or issuance or incurrence of Indebtedness (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash), net of (a) reasonable and customary fees and expenses associated in connection therewith (including, without limitation, legal, accounting and investment banking fees, sales commissions and placement fees), (b) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such sale or other disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction, (c) in the case of any such sale or other disposition, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition (including, without limitation, prepayment premiums and/or penalties thereon), (d) in the case of any sale or other disposition, any portion of such proceeds deposited in an escrow account or subject to a similar arrangement in any event in accordance with the terms of such sale or other disposition (provided that such amounts shall be treated as Net Cash Proceeds upon the receipt of cash from such escrow account by such Loan Party or such Subsidiary) and (e) in the case of any sale or other disposition, any portion of any such proceeds which Parent determines in good faith should be reserved for post-closing adjustments and indemnities; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any such sale or other disposition or issuance or incurrence of Indebtedness.
"Net Recovery Percentage" means the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of Eligible Inventory at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable Inventory appraisal received by Agent in accordance with the requirements of the Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets and (b) the denominator of which is the original cost of the aggregate amount of the Eligible Inventory subject to such appraisal.
"Non-Consenting Lender" has the meaning specified therefor in Section 14.2(a) of the Agreement.
"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.
"Non-Loan Party" means a Subsidiary of Parent that is not a Loan Party.
"NPL" means the National Priorities List under CERCLA.
"Obligations" means (a) all loans (including the Revolving Loans (inclusive of Protective Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guarantees, covenants, and duties of any kind and description owing by any Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by any Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit, and (c) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
"Original Closing Date" means December 21, 2011.
"Originating Lender" has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Other Connection Taxes” means, with respect to Agent, any Lender or Issuing Lender, taxes imposed as a result of a present or former connection between Agent, such Lender or Issuing Lender and the jurisdiction imposing such tax (other than connections arising from such Agent, Lender, or Issuing Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" has the meaning set forth in Section 16.1.
"Overadvance" has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.
"Parent" has the meaning specified therefor in the preamble to the Agreement.
"Participant" has the meaning specified therefor in Section 13.1(e) of the Agreement.
"Participant Register" has the meaning specified therefor in Section 13.1(e) of the Agreement.
"Participating Member State" means ~~each state so described in any EMU Legislation~~any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Patent Security Agreement" has the meaning specified therefor in the Security Agreement.
"Patriot Act" has the meaning specified therefor in Section 4.18 of the Agreement.
"Payment Conditions (Investments)" means, at the time of determination with respect to any action to be taken in reliance on this definition, that:
(a)    no Event of Default then exists or would immediately arise therefrom, and
(b)    either
(i)    Specified Excess Availability immediately before and after giving effect thereto is not less than 15% of the Line Cap, in each case as determined on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior thereto, or
(ii)    both (A) Specified Excess Availability immediately before and after giving effect thereto is not less than 10% of the Line Cap, in each case as determined on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior thereto, and (B) the Fixed Charge Coverage Ratio (calculated based on the preceding four (4) consecutive quarter period ending on the fiscal quarter end for which Agent has received financial statements immediately prior to the date thereof, regardless of whether a Covenant Testing Period is then in effect), on a pro forma basis, immediately after giving effect thereto shall be not less than 1.00 to 1.00.
"Payment Conditions (Restricted Payments)" means, at the time of determination with respect to any action to be taken in reliance on this definition, that:
(4)(a)    no Event of Default then exists or would immediately arise therefrom, and
(b)    either
(i)    Excess Availability during the immediately preceding forty-five (45) consecutive day period and after giving effect thereto shall have been not less than twenty percent (20%) of the Line Cap, in each case as determined on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior thereto; or
(ii)    both (A) Excess Availability during the immediately preceding forty-five (45) consecutive day period and after giving effect thereto shall have been not less than fifteen percent (15%) of the Line Cap, in each case as determined on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior thereto, and (B) the Fixed Charge Coverage Ratio (calculated based on the preceding four (4) consecutive quarter period ending on the fiscal quarter end for which Agent has received financial statements immediately prior to the date thereof, regardless of whether a Covenant Testing Period is then in effect), on a pro forma basis, immediately after giving effect thereto shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied.
"Payment Recipient" has the meaning specified therefor in Section 17.23 of this Agreement.
"Payoff Date" means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.
"PBGC" means the Pension Benefit Guaranty Corporation.
"Pension Act" means the Pension Protection Act of 2006.
"Pension Funding Rules" means the rules of the IRC and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430 and 436 of the IRC and Sections 302 and 303 of ERISA.
"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (excluding a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Parent and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

"Permitted Acquisition" means any Acquisition so long as:
(a)    as of the date of any such Acquisition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing,
(b)    the Payment Conditions (Investments) are satisfied;
(c)    the Acquisition shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to, or a reasonable extension of, the business that Parent and its Subsidiaries are engaged in,
(d)    in the case of any Acquisition of Equity Interests, the Board of Directors (or other comparable governing body) of the Person to be acquired shall have duly approved such Acquisition and such person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable Law,
(e)    in the case of any Acquisition that involves consideration in the aggregate in excess of $75,000,000, Agent shall have received not less than five (5) Business Days (or such shorter period as Agent may agree in its sole discretion) prior to the anticipated closing date of the proposed Acquisition prior written notice of the proposed Acquisition, and including the (i) parties to such Acquisition, (ii) the proposed date and amount of the Acquisition, (iii) description of the assets or shares to be acquired and (iv) the total purchase price for the assets to be purchased and the terms of payment of such purchase price,
(f)    in the case of any Acquisition that involves consideration in the aggregate in excess of $75,000,000, Agent shall have received projections in a form reasonably satisfactory to Agent (or otherwise consistent with such historical projections previously delivered to Agent prior to the Effective Date) for the period that is the lesser of six (6) months or until the end of the then current fiscal year after the date of such Acquisition,
(g)    any such newly-created or acquired Subsidiary shall comply with the requirements of Section 5.11 to the extent applicable,
(h)    in the case of any Acquisition that involves consideration in the aggregate in excess of $75,000,000, Parent shall have delivered to Agent, on or prior to the date on which any such Acquisition is to be consummated, a certificate of an Authorized Person, in form and substance reasonably satisfactory to Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition, and
(i)    except for Eligible Acquired Business Accounts and Eligible Acquired Business Inventory, if Parent requests that any assets acquired pursuant to such Acquisition be included in the Borrowing Base, Agent shall have completed an Acceptable Field Exam with respect to such Acquired Business and any Accounts or Inventory of the Acquired Business shall only be Eligible Accounts or Eligible Inventory to the extent that Agent has so completed such Acceptable Field Exam with respect thereto and as to Inventory has received a satisfactory appraisal and the criteria for Eligible Accounts and Eligible Inventory set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with the definitions of Eligible Accounts or Eligible Inventory, as applicable, and subject to such reserves as Agent may establish in connection with the Acquired Business in accordance with Sections 2.1(e) and 2.1(f) of this Agreement).
"Permitted Discretion" means a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.
"Permitted Dispositions" means:
(a)    sales or other dispositions of obsolete or worn out property or assets that are no longer necessary or required for the operation of the business (including insignificant or immaterial parcels of Real Property), whether now owned or hereafter acquired, in the ordinary course of business,
(b)    sales of Inventory in the ordinary course of business,
(c)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
(d)    sales or other dispositions of assets (other than Revolving Loan Priority Collateral) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property,
(e)    the sale or other disposition of property by Parent or any Subsidiary of Parent to any Loan Party or other Subsidiary, provided, that, (i) if the transferor of such property is a Borrower, then either (x) the transferee thereof must be another Loan Party, or (y) the Payment Conditions (Investments) shall be satisfied, (ii) if the transferor of such property is a Guarantor, then either (x) the transferee must be either a Borrower or Guarantor or (y) the Payment Conditions (Investments) shall be satisfied, (iii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment, and (iv) to the extent that the property being sold or otherwise disposed of consists of Revolving Loan Priority Collateral in excess of $25,000,000, the Borrowers shall have delivered pro forma Borrowing Base Certificates,
(f)    the sales or other disposition of property by Parent or any Loan Party to any Subsidiary of Parent that is a Non-Loan Party so long as (i) no Event of Default is in existence at the time of such sale or other disposition or would be caused thereby, (ii) either (x) the consideration for such sale or other disposition consists of cash in at least the amount of the loanable value hereunder (pursuant to the applicable Borrowing Base), if any, of the property being so sold or transferred or (y) the consideration for all such sales or other dispositions does not, in the aggregate, exceed the greater of (1) $150,000,000 and (2) 3% of Consolidated Total Assets, and (iii) to the extent that the property being sold or otherwise disposed of consists of Revolving Loan Priority Collateral in excess of $25,000,000, the Borrowers shall have delivered pro forma Borrowing Base Certificates,
(g)    the sale of Accounts in connection with the collection or compromise thereof in the ordinary course of business consistent with the practices of Parent and its Subsidiaries as of the date hereof,
(h)    the grant by Parent and its Subsidiaries after the date hereof of a license of any intellectual property owned by Parent and its Subsidiaries in the ordinary course of business consistent with past practice,
(i)    the granting of Permitted Liens,
(j)    any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(k)    the leasing, subleasing or licensing or sublicensing of tangible assets (which shall not include Inventory) or intangible assets (or an assignment of a lease or license or sublease of assets of any Loan Party) in the ordinary course of business that do not materially interfere with the business of Parent and its Restricted Subsidiaries, taken as a whole,
(l)    the abandonment or other disposition of intellectual property in the ordinary course of business consistent with past practices that is not material and is no longer used or useful in the business of Parent or its Subsidiaries,
(m)    the making of a Restricted Payment or a Permitted Investment that in each case is expressly permitted to be made pursuant to the Agreement,
(n)    sales or other dispositions of the Real Property no longer material and necessary for the business of the Loan Parties or any Specified Real Property,
(o)    sales or other dispositions by Parent or any of its Restricted Subsidiaries of property (other than Revolving Loan Priority Collateral) pursuant to any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"); provided, that, (i) the lease contemplated by such Sale and Lease-Back Transaction is executed within two hundred seventy (270) days of the sale of such property, and (ii) at any time a Cash Dominion Event exists, subject to the Term Loan Intercreditor Agreement, to the extent Net Cash Proceeds in excess of $10,000,000 for any one disposition and in excess of $50,000,000 for all dispositions in any fiscal year are received, the Net Cash Proceeds resulting from such disposition pursuant to this clause shall be applied to the Obligations to the extent required under Section 2.3(e) hereof, if not otherwise applied to repay Indebtedness under the Term Loan Credit Agreement or any other Indebtedness which is required to be repaid with such Net Cash Proceeds under the terms of such Indebtedness,
(p)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business (other than any such contractual rights or claims related to Accounts, payment intangibles or Inventory constituting Revolving Loan Priority Collateral),
(q)    the termination of any Hedge Agreement,
(r)    any other sale or other disposition of property by Parent or any Restricted Subsidiary for consideration in any one case not to exceed $1,000,000, or in the case of any sale or other disposition of Revolving Loan Priority Collateral, in the aggregate as to all such sales or other dispositions, not to exceed $2,500,000,
(s)    sales of interests in or assets of Unrestricted Subsidiaries or Immaterial Subsidiaries,
(t)    sales or other transfers by a Loan Party of any Equity Interests held in a first tier Subsidiary that is organized under the laws of a jurisdiction other than the United States, to a Restricted Subsidiary (including any Excluded Subsidiary), provided, that, one hundred percent (100%) (or sixty-five percent (65%) in the case of any first tier Foreign Subsidiary) of the Equity Interests of the Restricted Subsidiary to whom such Equity Interests are sold or otherwise transferred are subject to the Lien of Agent pursuant to the Loan Documents,

(u)    sales or other dispositions of assets of Loan Parties and their Restricted Subsidiaries not otherwise subject to the provisions set forth in this definition, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied:
(i)    for any sale or other disposition in excess of $15,000,000, not less than seventy-five percent (75%) of the consideration to be received by the Loan Parties and their Restricted Subsidiaries shall be paid or payable in cash; provided that, for purposes of this clause (i), each of the following will be deemed to be cash:
(A)    any liabilities, as shown on the most recent consolidated balance sheet of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations), or any guarantees of Indebtedness of Persons other than Parent or its Restricted Subsidiaries, that are assumed (contractually or otherwise) by the person acquiring such assets to the extent that Parent and its Restricted Subsidiaries have no further liability with respect to such liabilities;
(B)    any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion;
(C)    any assets (other than Inventory) that are used or useful in the business of Parent and its Restricted Subsidiaries;
(D)    all or substantially all of the assets of, or any Equity Interests of, another Peron, if, after giving effect to any such acquisition of Equity Interests, such Person is or becomes a Restricted Subsidiary; and
(E)    any Designated Non-Cash Consideration,
(ii)    the consideration received by such Loan Party or such Restricted Subsidiary in respect of the sale or other disposition of such assets shall be for the fair value of such assets determined in a commercially reasonable manner based on an arm's length transaction,
(iii)    in the case of any sale or other disposition of Revolving Loan Priority Collateral in excess of $25,000,000, as of the date of such sale or other disposition and after giving effect thereto, using the most recent calculation of the Borrowing Base prior to the date of any such sale or other disposition, on a pro forma basis, Excess Availability shall be not less than fifteen percent (15%) of the Line Cap,
(iv)    at any time a Cash Dominion Event exists, in the case of any sale or other disposition of Revolving Loan Priority Collateral and subject to the terms of the Term Loan Intercreditor Agreement, the Net Cash Proceeds from any such sale or other disposition shall be applied to the Obligations (without permanent reduction thereof), and in the case of any sale or other disposition of any property other than Revolving Loan Priority Collateral and subject to the terms of the Term Loan Intercreditor Agreement, the Net Cash Proceeds in excess of $10,000,000 in any one sale or other disposition or in excess of

$50,000,000 for all such sales or other dispositions in any fiscal year, shall be applied to the Obligations,
(v)    to the extent that the property being sold or otherwise disposed of consists of Revolving Loan Priority Collateral in excess of $25,000,000, the Borrowers shall have delivered pro forma Borrowing Base Certificates,
(vi)    for any sale or disposition or series of related sales or disposition with aggregate consideration in excess of $75,000,000, Agent shall have received written notice of each such sale or other disposition at least 3 days prior thereto, and
(vii)    as of the date of any such sale or other disposition, and in each case after giving effect thereto, no Event of Default shall exist or have occurred and be continuing,
(v)    sales or other dispositions of Accounts (i) constituting Loan Party Supply Chain Financing or (ii) owing to any Restricted Subsidiary that is not a Loan Party pursuant to supply chain finance arrangements,
(w)    dispositions permitted by Section 6.3, and
(x)    sales or transfers by a Loan Party or a Subsidiary of any Equity Interests held in another Loan Party or Subsidiary, provided, that (i) if such sale or other transfer is by a Loan Party, such sale or other transfer shall be to another Loan Party and (ii) to the extent of any Lien of Agent with respect to such Equity Interests prior to its sale or other disposition and to the extent such Lien is required by the Loan Documents, the Lien of Agent on such Equity Interests shall continue in all respects and shall not be deemed released or terminated as a result of such sale or other disposition and Borrowers and Guarantors shall execute and deliver such agreements, documents and instruments as Agent may reasonably request with respect thereto.
"Permitted Indebtedness" means:
(a)    Indebtedness under the Loan Documents, and including Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,
(b)    Indebtedness under the Term Loan Credit Agreement outstanding as of the Effective Date, together with Additional Term Loans advanced pursuant to Section 2.14 of the Term Loan Credit Agreement (as in effect on the Effective Date) after the date hereof, subject to the prior satisfaction of the Additional Advance Conditions, in each case, subject to the terms of the Term Loan Intercreditor Agreement, and any Refinancing Indebtedness with respect thereto,
(c)    Indebtedness outstanding on the First Amendment Closing Date and listed on Schedule P-2 and any Refinancing Indebtedness with respect thereto,
(d)    guarantees (i) by a Loan Party of other Permitted Indebtedness of another Loan Party, (ii) by a Non-Loan Party of Permitted Indebtedness of another Non-Loan Party, (iii) by a Non-Loan Party of Permitted Indebtedness of a Loan Party if such Non-Loan Party shall have also provided a guarantee of the Obligations substantially on the terms set forth in the applicable Guaranty, and (iv) by a Loan Party of Permitted Indebtedness of a Non-Loan Party, provided, that, (A) as of the date of the execution and delivery of any such guarantee under this clause (iv), and after giving effect thereto, such Loan Party would be permitted to make a Permitted Investment in such Non-Loan Party under clause (d)(ii)(D) of the definition of Permitted Investments, such that all of the conditions set forth in clause (d)(ii)(D) of the definition of

Permitted Investments shall be satisfied as to any such guarantee treating the guarantee as a Permitted Investment for this purpose, including that (1) the maximum amount of the liability of the Loan Parties under all of such guarantees, plus (2) the amount of the Permitted Investments by Loan Parties under such clause (d)(ii)(D), shall not in the aggregate exceed the greater of (x) $150,000,000 and (y) 3% of Consolidated Total Assets at any time outstanding, and (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to Agent and the Lenders as those contained in the subordination provisions of such Indebtedness,
(e)    Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,
(f)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, or similar obligation of the applicable Loan Party incurred in connection with the consummation of the Spartech Acquisition, one or more Permitted Acquisitions or Permitted Investments or one or more Permitted Dispositions,
(g)    other Indebtedness of Restricted Subsidiaries that are Non-Loan Parties in an aggregate principal amount for all such Persons not to exceed at any time outstanding the greater of (i) $150,000,000 and (ii) 3% of Consolidated Total Assets,
(h)    Acquired Indebtedness incurred in connection with a Permitted Acquisition in an amount outstanding at any time not to exceed the greater of (i) $150,000,000 and (ii) 3% of Consolidated Total Assets, and any Refinancing Indebtedness in respect of such Indebtedness,
(i)    Indebtedness incurred in the ordinary course of business under customs, stay, performance, surety, statutory, and appeal bonds, and completion guarantees (or obligations in respect of letters of credit related thereto),
(j)    Indebtedness consisting of insurance premium financing in the ordinary course of business,
(k)    the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with any Loan Party's and its Subsidiaries' operations and not for speculative purposes,
(l)    Indebtedness consisting of deferred compensation to employees of Parent or any Restricted Subsidiary in the ordinary course of business and consistent with the current practices of Parent and such Subsidiary,
(m)    Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments) incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed within thirty (30) days following such drawing or incurrence,
(n)    Indebtedness and other obligations in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management or treasury services arrangements and Deposit Accounts,

(o)    (i) Indebtedness of any Borrower that is incurred on or prior to the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (A) as of the date of the incurring of any such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (B) such Indebtedness is not incurred for working capital purposes, (C) such Indebtedness shall have a maturity date that is at least ninety-one (91) days after the Maturity Date, (D) such Indebtedness does not amortize until at least ninety-one (91) days after the Maturity Date, (E) such Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents other than current market interest, as determined by Parent in its good faith reasonable business judgment, and (F) if such Indebtedness is secured (1) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Indebtedness under the Term Loan Credit Agreement (or if the Term Loan Credit Agreement is no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Indebtedness under the Term Loan Credit Agreement had the Term Loan Credit Agreement been outstanding), (2) the Liens securing such Indebtedness are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent (it being agreed the form and substance of the Term Loan Intercreditor Agreement entered into on the Term Loan Closing Date is acceptable), and (3) the Fixed Charge Coverage Ratio (calculated based on the preceding four (4) consecutive quarter period ending on the fiscal quarter end for which Agent has received financial statements immediately prior to the date of the incurrence of such Indebtedness), on a pro forma basis, immediately after giving effect to such Indebtedness shall be not less than 2.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied, and (ii) any Refinancing Indebtedness in respect of the Indebtedness permitted under clause (i) above,
(p)    Indebtedness of Parent or any Subsidiary in respect of earn-outs owing to sellers of assets or Equity Interests to Parent or such Subsidiary that is incurred in connection with the consummation of one or more Permitted Acquisitions or Permitted Investments and any Refinancing Indebtedness in respect of such Indebtedness,
(q)    Indebtedness of Foreign Subsidiaries that are Non-Loan Parties to the extent owing to unaffiliated third parties,
(r)    unsecured Indebtedness of any Loan Party owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by such Loan Party of the Equity Interests of such Loan Party that has been issued to such Persons, provided, that, the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,000,000,
(s)    guarantees by PolyOne International Finance Company in respect of Indebtedness otherwise permitted under this Agreement of any Subsidiary that is not a Loan Party,
(t)    (i)  unsecured Indebtedness (including Subordinated Debt) of Parent or any Subsidiary; provided, that, as to any such Indebtedness, (A) such Indebtedness shall have a maturity date that is at least ninety-one (91) days after the Maturity Date, (B) the Fixed Charge Coverage Ratio (calculated based on the preceding four (4) consecutive quarter period ending on the fiscal quarter end for which Agent has received financial statements immediately prior to the date of the incurrence of such Indebtedness), on a pro forma basis, immediately after giving effect to such Indebtedness shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied, (C) as of the date of the incurring of any such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(D) such Indebtedness shall not have scheduled amortization payments in excess of five percent (5%) (or such greater amount consistent with the then-current market with respect to amortization of an unsecured term loan, as determined by Parent in its good faith reasonable business judgment) of the principal amount thereof in any fiscal year prior to the Maturity Date, provided, however, that conditions (A) and (D) above shall not be required to be satisfied with respect to Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, and (ii) any Refinancing Indebtedness in respect of the Indebtedness permitted under clause (i) above,
(u)    Indebtedness evidenced by (i) the Current Notes in an aggregate outstanding principal amount not to exceed $600,000,000 and any Refinancing Indebtedness with respect thereto and (ii) the 2025 Notes in an aggregate outstanding principal amount not to exceed $650,000,000 and any Refinancing Indebtedness with respect thereto,
(v)    Indebtedness permitted by clauses (d) and (x) of the definition of Permitted Investments,
(w)    Incremental Equivalent Debt, subject to the prior satisfaction of the Additional Advance Conditions, and any Refinancing Indebtedness with respect thereto, and
(x)    additional Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (i) $100,000,000 and (ii) 2% of Consolidated Total Assets.
"Permitted Investments" means:
(a)    Investments in cash and Cash Equivalents,
(b)    advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation packages and analogous ordinary business purposes,
(c)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(d)    (i) Investments by Parent and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, and (ii) additional Investments by (A) a Loan Party in another Loan Party, (B) a Non-Loan Party in another Non-Loan Party, (C) a Non-Loan Party in a Loan Party, provided, that, in the case of any such Investments constituting Indebtedness, such Indebtedness shall be subordinated and otherwise subject to the terms and conditions of the Intercompany Subordination Agreement, and (D) additional Investments by a Loan Party in a Non-Loan Party, provided, that, as to any such Investment under this clause (D), each of the following conditions is satisfied: (1) as of the date of such Investment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; and (2) the aggregate amount of all such Investments outstanding at any time, plus the maximum amount of the liability of the Loan Parties under all guarantees by Loan Parties of Indebtedness of Non-Loan Parties as provided in clause (d)(iv) of the definition of Permitted Indebtedness, shall not, in the aggregate, exceed the greater of (x) $150,000,000 and (y) 3% of Consolidated Total Assets,
(e)    Investments consisting of extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss,

(f)    guarantees and other contingent obligations permitted under the definition of Permitted Indebtedness,
(g)    Investments existing on the First Amendment Closing Date (other than those referred to clause (d)(i) of this definition above) and set forth on Schedule P-3,
(h)    Investments (including debt obligations and Equity Interests) received by Parent or any of its Restricted Subsidiaries in connection with (i) the bankruptcy or reorganization of any Person obligated to Parent or such Restricted Subsidiary, (ii) in settlement of obligations of any Person to Parent or such Subsidiary, or disputes by Parent or such Subsidiary with, any Person, in either case arising in the ordinary course of business, provided, that, there shall be no such settlements with respect to Accounts or other Revolving Loan Priority Collateral at any time an Event of Default exists or has occurred or is continuing, except as Agent may otherwise agree, (iii) the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (iv) the non-cash proceeds of any sale or other disposition to the extent permitted as a Permitted Disposition,
(i)    advances of payroll payments to employees in the ordinary course of business consistent with current practices,
(j)    guarantees by Parent or any Restricted Subsidiary of leases (other than any Capital Lease) or of other obligations of such Restricted Subsidiary that do not constitute Indebtedness, in each case entered into in the ordinary course of business,
(k)    Investments (other than an Acquisition) to the extent the consideration paid therefor consists of Equity Interests of Parent (other than any Disqualified Equity Interests),
(l)    Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(m)    advances made in connection with purchases of goods or services in the ordinary course of business, including advances to suppliers,
(n)    deposits of cash made in the ordinary course of business to secure performance of operating leases,
(o)    deposits of cash for leases, utilities, worker's compensation and similar matters in the ordinary course of business,
(p)    Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness arising from Hedge Agreements that is permitted under clause (k) of the definition of Permitted Indebtedness,
(q)    the Juffali Investment as of the First Amendment Closing Date,
(r)    promissory notes issued by an Excluded Subsidiary payable to a Loan Party in exchange for Equity Interests of such Loan Party transferred to such Excluded Subsidiary pursuant to a Permitted Disposition under clause (t) of the definition of the term Permitted Disposition,

(s)    Investments in Immaterial Subsidiaries or Unrestricted Subsidiaries in an aggregate amount not to exceed $2,500,000 in any fiscal year in connection with environmental remediation costs and expenses incurred by such Subsidiaries,
(t)    Investments constituting Permitted Acquisitions,
(u)    Investments by a Loan Party and its Restricted Subsidiaries, including loans and advances to any direct or indirect parent of a Loan Party, if such Loan Party or Restricted Subsidiary would be permitted to make a Restricted Payment in such amount under Section 6.8, provided, that, the amount of any such Investment shall also be deemed to be a Restricted Payment under the applicable clause of Section 6.8 for all purposes of the Agreement,
(v)    Investments in the ordinary course of business consisting of (i) endorsements of instruments for collection or deposit or (ii) customary trade arrangements with customers,
(w)    so long as no Default or Event of Default shall exist or have occurred and be continuing at the time of such Investment, Investments in an aggregate amount outstanding at any time not to exceed the greater of (x) $50,000,000 and (y) 1% of Consolidated Total Assets,
(x)    Investments (other than Acquisitions) by Parent and its Restricted Subsidiaries not otherwise permitted under this definition (including Investments by Parent and its Restricted Subsidiaries in Non-Loan Parties not otherwise permitted under clauses (d) or (j) above) so long as the Payment Conditions (Investments) are satisfied; provided, that except for Eligible Acquired Business Accounts and Eligible Acquired Business Inventory, if Parent requests that any assets acquired pursuant to such Investment be included in the Borrowing Base, Agent shall have completed an Acceptable Field Exam with respect to the applicable Acquired Business and any Accounts or Inventory of the Acquired Business shall only be Eligible Accounts or Eligible Inventory to the extent that Agent has so completed such Acceptable Field Exam with respect thereto and as to Inventory has received a satisfactory appraisal and the criteria for Eligible Accounts and Eligible Inventory set forth herein are satisfied with respect thereto in accordance with the Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with the definitions of Eligible Accounts or Eligible Inventory, as applicable, and subject to such reserves as Agent may establish in connection with the Acquired Business in accordance with Sections 2.1(e) and 2.1(f) of the Agreement), and
(y)    Investments by Foreign Subsidiaries that are Non-Loan Parties.
"Permitted Liens" means:
(a)    Liens granted to, or for the benefit of, Agent to secure the Obligations,
(b)    Liens existing on the First Amendment Closing Date and listed on Schedule P-4 securing Indebtedness in effect on the First Amendment Closing Date or any Refinancing Indebtedness in respect thereof,
(c)    Liens for unpaid Taxes, assessments or similar charges not yet due or which are subject to a Permitted Protest,
(d)    carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are subject to a Permitted Protest,

(e)    pledges or deposits of cash in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA,
(f)    deposits of cash to secure the performance of bids, trade contracts and leases (other than Indebtedness for Borrowed Money), statutory obligations, surety and appeal bonds, performance bonds, completion guarantees and other obligations of a like nature incurred in the ordinary course of business and obligations in respect of letters of credit issued for the account of Parent or any of its Restricted Subsidiaries for the payment of its obligations under any of the foregoing in the ordinary course of business and consistent with the current practice of Parent and such Subsidiaries,
(g)    easements, rights-of-way, survey exceptions, restrictions (including zoning restrictions), covenants, licenses, municipal regulations, reservations of oil, gas and mineral rights, encroachments, protrusions or other minor title deficiencies, and other similar encumbrances with respect to Real Property which do not materially adversely affect the conduct of the business of the applicable Person or the ownership of its properties and which could not individually or in the aggregate reasonably be expected to materially adversely affect the value of said properties or materially impair their use in the operation of the business of the applicable Person,
(h)    Liens securing judgments for the payment of money that do not constitute an Event of Default under Section 8.3 of the Agreement,
(i)    purchase money Liens securing Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness; provided, that, (i) such Liens do not at any time encumber any property other than the property purchased or acquired financed by such Indebtedness (except that the collateral for the Indebtedness arising from the Purchase Money Indebtedness for one item of Equipment may be collateral for other Purchase Money Indebtedness for other items of Equipment owing to the same Person) and (ii) the Indebtedness secured thereby consists only of the Indebtedness that was incurred to pay the purchase price for the purchase or acquisition of the property and such Indebtedness does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition,
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(k)    Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or a Permitted Investment,
(l)    Liens on assets subject to a Permitted Disposition prior to the effectiveness of such Permitted Disposition consisting of the agreement by the owner of such assets to sell or otherwise dispose of such asset pursuant to such Permitted Disposition,
(m)    Liens to the extent Indebtedness secured thereby is permitted under clause (o) of the definition of Permitted Indebtedness; provided, that such Liens are at all times subject to an intercreditor agreement as described in clause (o) of the definition of Permitted Indebtedness,
(n)    Liens in favor of the Term Loan Agent in and on the assets and properties of Borrowers and Guarantors constituting Collateral to secure the Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness; provided, that, such Liens are at all times subject to the terms of the Term Loan Intercreditor Agreement,

(o)    [reserved],
(p)    any interest or title of a lessor, sublessor, licensor or sublicensor (or their lenders) under any leases, subleases, licenses or sublicenses of tangible assets (or agreements in connection therewith) or any intellectual property entered into by Parent or any Restricted Subsidiary in the ordinary course of business, and any license or sublicense of any tangible or intangible asset (including intellectual property) by Parent or any Subsidiary in the ordinary course of business that is a Permitted Disposition and that does not materially interfere with the business of Parent and its Subsidiaries,
(q)    Liens (i) of a collecting bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds or assets maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry, including, without limitation, customary Liens for customary fees and expenses relating to the operation and maintenance of such deposits and (iii) consisting of rights of setoff related to, or Liens on cash subject to, pooling arrangements in connection with cash management,
(r)    (i) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums and (ii) Liens on the cash surrender value of existing life insurance policies owned by Parent or any of its Restricted Subsidiaries to secure non-recourse obligations of Parent or such Subsidiary to the issuer of such insurance policies (so that such issuer only has recourse to such cash surrender value),
(s)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof; provided, that, (i) such Lien was not created in contemplation of, or in connection with, such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition), (iii) the Indebtedness secured thereby (or, as applicable, Refinancing Indebtedness thereof) is permitted under clause (h) of the definition of the term Permitted Indebtedness, and (iv) no such Liens shall encumber Revolving Loan Priority Collateral except (x) Liens permitted under clause (y) of this definition, (y) in accordance with clause (aa) of this definition and subject to the cap and subordination requirements set forth therein, or (z) in respect of Liens encumbering the assets of a newly acquired Subsidiary, for a period of time not to exceed the time period required to join such new Subsidiary as a Loan Party under Section 5.11 of the Agreement,
(t)    Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) in connection with operating leases, consignment of goods or similar types of transactions,
(u)    Liens on assets of Restricted Subsidiaries that are Non-Loan Parties to the extent Indebtedness secured thereby is permitted under clause (g) of the definition of Permitted Indebtedness,
(v)    (i) Liens on assets of a Non-Loan Party to secure Indebtedness of such Non-Loan Party to a Loan Party or another Non-Loan Party arising pursuant to Investments permitted under clause (d)(ii) of the definition of Permitted Investments and (ii) Liens on the assets of Foreign Subsidiaries that are Non-Loan Parties,
(w)    options, put and call arrangements, rights of first refusal and similar rights relating to Permitted Investments in joint ventures, partnerships and the like,

(x)    Liens on the Spartech Fixed Assets to secure Indebtedness otherwise permitted under Section 6.1 of the Agreement,
(y)    Liens, if any, incurred in connection with supply chain finance arrangements permitted by clause (v) of the definition of Permitted Dispositions; provided, that such Liens shall only encumber the Accounts sold in connection with each such supply chain finance arrangement and any supporting obligations related thereto, including collateral securing such Account, all contract rights and contracts and all guarantees or other obligations in respect of such Account and all proceeds of such Account and such other related assets,
(z)    Liens in and on the assets and properties of Borrowers and Guarantors constituting Collateral to secure any Incremental Equivalent Debt incurred pursuant to clause (w) of the definition of Permitted Indebtedness; provided, that, such Liens on Revolving Loan Priority Collateral are subordinate to Agent's Liens on Revolving Loan Priority Collateral and such Liens are at all times subject to the terms of an subordination or intercreditor agreement reasonably satisfactory to Agent (it being agreed that the form of the Term Loan Intercreditor Agreement entered into on the Term Loan Closing Date is satisfactory to Agent), and
(aa)    other Liens on assets to secure obligations permitted hereunder that do not exceed $150,000,000 at any time outstanding; provided, that, any such Liens on Revolving Loan Priority Collateral shall not secure obligations in excess of $50,000,000 in the aggregate at any time outstanding, and any such Liens on Revolving Loan Priority Collateral shall, within thirty (30) days thereof (or such longer period, not to exceed ninety (90) days thereof, as Agent may agree in writing it its Permitted Discretion) be subordinate to Agent's Liens on Revolving Loan Priority Collateral pursuant to an intercreditor agreement reasonably satisfactory to Agent (it being agreed that the form of the Term Loan Intercreditor Agreement entered into on the Term Loan Closing Date is satisfactory to Agent).
The inclusion of Permitted Liens in this Agreement is not intended to evidence an agreement to subordinate any Lien created by any Loan Document to any Permitted Lien.
"Permitted Protest" means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax Lien or to the exercise of the Canadian federal government supergarnish right), or rental payment, provided that (a) a reserve with respect to such obligation is established on Parent's or its Subsidiaries' books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and has the effect (or any orders entered into in connection therewith has the effect) of preventing the forfeiture or sale of the property subject to any Lien with respect thereto, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent's Liens.
"Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred in an aggregate principal amount outstanding at any one time not in excess of the greater of (a) $175,000,000 and (b) 5% of Consolidated Total Assets.
"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding a Multiple Employer Plan or a Multiemployer Plan), maintained for employees of Parent, any of its Subsidiaries or any ERISA Affiliate or any such Plan to which Parent, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of any of its employees, and excluding any Foreign Plan.
"Platform" has the meaning specified therefor in Section 5.1(c) of the Agreement.
"PPSA" means the Personal Property Security Act (Ontario), the Civil Code of Quebec or any other applicable Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.
"Priority Payables" means, as to any Borrower or Guarantor at any time, (a) the full amount of the liabilities of such Borrower or Guarantor at such time which (i) have a trust or deemed trust imposed to provide for payment or a security interest, pledge, lien, hypothec or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations under any Law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under any Law, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations in each case to the extent such trust or deemed trust, or security interest, lien, hypothec or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of Excess Availability multiplied by the aggregate Value of the Eligible Inventory which Agent, in good faith, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier's right has priority over the security interests, hypothecs, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable Laws granting revendication or similar rights to unpaid suppliers or any similar Laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).
"Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
"Pro Rata Share" means, as of any date of determination:
(a)    with respect to a Lender's obligation to make US Revolving Loans and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the US Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's US Commitment, by (B) the aggregate US Commitments of all Lenders, and (ii) from and after the time that the US Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's US Revolving Loans by (B) the outstanding principal amount of all US Revolving Loans,
(b)    with respect to a Lender's obligation to participate in US Letters of Credit and Reimbursement Undertakings with respect thereto, to reimburse the Issuing Lender with respect thereto, and right to receive payments of fees with respect thereto, (i) prior to the US Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's US Commitment, by (B) the aggregate US Commitments of all Lenders, and (ii) from and after the time that the US Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's US Revolving Loans by (B) the outstanding principal amount of all US Revolving Loans; provided, that, if all of the US Revolving Loans have been repaid in full and US Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the US Commitments had not been terminated or reduced to zero and based upon the US Commitments as they existed immediately prior to their termination or reduction to zero,
(c)    with respect to a Lender's obligation to make Canadian Revolving Loans and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Canadian Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Canadian Commitment, by (B) the aggregate Canadian Commitments of all Lenders, and (ii) from and after the time that the Canadian Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Canadian Revolving Loans by (B) the outstanding principal amount of all Canadian Revolving Loans,
(d)    with respect to a Lender's obligation to participate in Canadian Letters of Credit and Reimbursement Undertakings with respect thereto, to reimburse the Issuing Lender with respect thereto, and right to receive payments of fees with respect thereto, (i) prior to the Canadian Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Canadian Commitment, by (B) the aggregate Canadian Commitments of all Lenders, and (ii) from and after the time that the Canadian Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Canadian Revolving Loans by (B) the outstanding principal amount of all Canadian Revolving Loans; provided, that, if all of the Canadian Revolving Loans have been repaid in full and Canadian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Canadian Commitments had not been terminated or reduced to zero and based upon the Canadian Commitments as they existed immediately prior to their termination or reduction to zero,
(e)    with respect to a Lender's obligation to make Luxembourg Revolving Loans and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Luxembourg Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Luxembourg Commitment, by (B) the aggregate Luxembourg Commitments of all Lenders, and (ii) from and after the time that the Luxembourg Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Luxembourg Revolving Loans by (B) the outstanding principal amount of all Luxembourg Revolving Loans,
(f)    with respect to a Lender's obligation to participate in Luxembourg Letters of Credit and Reimbursement Undertakings with respect thereto, to reimburse the Issuing Lender with respect thereto, and right to receive payments of fees with respect thereto, (i) prior to the Luxembourg Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Luxembourg Commitment, by (B) the aggregate Luxembourg Commitments of all Lenders, and (ii) from and after the time that the Luxembourg Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Luxembourg Revolving Loans by (B) the outstanding principal amount of all Luxembourg Revolving Loans; provided, that, if all of the Luxembourg Revolving Loans have been repaid in full and Luxembourg Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Luxembourg Commitments had not been terminated or reduced to zero and based upon the Luxembourg Commitments as they existed immediately prior to their termination or reduction to zero, and

(g)    with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender's Commitment, by (B) the aggregate amount of Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Revolving Loans, by (B) the outstanding principal amount of all Revolving Loans; provided, that, if all of the Revolving Loans have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Commitments as they existed immediately prior to their termination or reduction to zero.
"Protective Advances" has the meaning specified therefor in Section 2.2(d)(i) of the Agreement.
"Public Lender" has the meaning specified therefor in Section 5.1(c) of the Agreement.
"Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within twenty (20) days after, the purchase, lease, construction, replacement, repair or improvement of any personal or Real Property (other than any Revolving Loan Priority Collateral) for the purpose of financing all or any part of the costs of such purchase, lease, construction, replacement, repair or improvement thereof (including pursuant to conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods).
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
"QFC Credit Support" has the meaning specified therefor in Section 17.22 of this Agreement.
“Qualified Cash” means the sum of US Qualified Cash and Canadian Qualified Cash.
"Quarterly Average Excess Availability" means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding three (3) month period, commencing on the first day of such three (3) month period, as calculated by Agent in accordance with the terms of the Agreement.
"Quebec Hypothec" means a hypothec, dated on or about the Original Closing Date, in form and substance reasonably satisfactory to Agent and all other documents contemplated thereby or delivered in connection therewith, each executed and delivered by the Canadian Loan Parties, and each as heretofore, now or hereafter amended or modified from time to time.
"Rate Determination Date" means, with respect to any Interest Period for the BA Rate, the date such Interest Period commences (or, in any case, such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent that such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent).
"Reaffirmation of Loan Documents" means that certain Reaffirmation of Loan Documents of even date herewith among Agent, the US Loan Parties and the Canadian Loan Parties.
"Real Property" means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

"Receiver" has the meaning specified therefore in Section 9.3 of the Agreement.
"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
~~"Reference Time" means, with respect to any setting of any then-current Benchmark, (a) if such Benchmark is the LIBOR Rate, then 11:00 a.m. London time, on the date that is two (2) Business Days preceding the date of such setting, (b) if such Benchmark is a based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two (2) Business Days preceding the date of such setting, (c) if such Benchmark is based upon the BA Rate, then 10:00 a.m. (Toronto time) on the day that is one (1) Business Day preceding the date of such setting, and (d) otherwise, then the time determined by Agent, including in accordance with the Benchmark Replacement Conforming Changes.~~
"Refinancing Indebtedness" means Indebtedness of any Loan Party arising after the Effective Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for, other Indebtedness to the extent permitted hereunder so long as:
(a)    in the case of any Indebtedness in excess of $50,000,000, (i) Agent shall have received not less than five (5) Business Days' prior written notice of the intention to incur such Refinancing Indebtedness, with reasonable detail concerning the terms of such Refinancing Indebtedness and such other information with respect thereto as Agent may reasonably request and (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
(b)    the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for,
(c)    the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if already subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for,
(d)    the Refinancing Indebtedness will not have any obligors who were not obligors in respect of the Indebtedness being extended, refinanced, replaced or substituted for; provided, that this clause (d) shall not apply to any Refinancing Indebtedness used to extend, refinance, replace or substitute the Current Notes or the 2025 Notes, so long as any such new obligors (to the extent organized under the laws of a State of the United States, the United States, the District of Columbia, or a Province or a Territory of Canada, Canada or Luxembourg) of such Refinancing Indebtedness are or become Loan Parties hereunder and under the other Loan Documents pursuant to documentation consistent with the requirements of Section 5.11 of the Agreement concurrently with the issuance of any such Refinancing Indebtedness,
(e)    the negative covenants (including financial covenants) and events of default and collateral (if any) of any Refinancing Indebtedness shall be no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended, taken as a whole considering all of the circumstances at the time of the incurrence of such Refinancing Indebtedness (and if secured, such Refinancing Indebtedness shall be subject to intercreditor terms either (i) when taken as a whole, no less favorable to Agent and

Lenders than the terms of the Term Loan Intercreditor Agreement or (ii) otherwise reasonably satisfactory to Agent),
(f)    such Indebtedness shall be at rates and with fees or other charges that do not exceed the then applicable market rates, as determined by Parent in its reasonable business judgment,
(g)    as of the date of incurring such Refinancing Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and
(h)    the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith outstanding on the date of such event and accrued interest, premiums and other costs associated therewith).
"Register" has the meaning specified therefor in Section 2.2(f) of the Agreement.
"Reimbursement Undertaking" has the meaning specified therefor in Section 2.9(a) of the Agreement.
"Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
"Relevant Governmental Body" means (a) with respect to ~~the LIBOR Rate, the Federal Reserve Board and/~~a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, US Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve~~ Board ~~and/~~of Governors or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to ~~EURIBOR, the European Money Markets Institute or any successor thereto.~~a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars or Euros, (i) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address the release of Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to the release of Hazardous Materials required by Environmental Laws.
"Replacement Lender" has the meaning specified therefor in Section 2.11(b) of the Agreement.
"Report" has the meaning specified therefor in Section 15.16 of the Agreement.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
"Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (g) of the definition of Pro Rata Shares) exceed fifty percent (50%); provided, that, at any time there are two (2) or more Lenders, "Required Lenders" must include at least two (2) Lenders who are not Affiliates. For purposes of calculating Pro Rata Share, the Commitments of any Defaulting Lender in determining Required Lenders at any time shall be deemed to be zero.
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of Parent or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to Parent or such Subsidiary's stockholders, partners or members (or the equivalent Person thereof), or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Parent or any of its Subsidiaries, or any setting apart of funds or property for any of the foregoing.
"Restricted Payment Conditions" means (a) Excess Availability exceeds $150,000,000 for the 30 consecutive day period immediately preceding the incurrence of the applicable Indebtedness, the making of the applicable Investment or the payment of the applicable Restricted Payment, and (b) on the date of the incurrence of such Indebtedness, the making of such Investment or the payment of the applicable Restricted Payment, on a pro forma basis, Excess Availability is at least $150,000,000 for the 30 consecutive day period immediately after giving effect thereto.
"Restricted Subsidiary" means each Subsidiary of Parent that is not an Unrestricted Subsidiary.
"Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a EURIBOR Rate Loan or a BA Rate Loan, (ii) each date of a continuation of a EURIBOR Rate Loan or a BA Rate Loan pursuant to the terms of this Agreement and (iii) such additional dates as Agent shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Agent shall determine) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in a currency other than US Dollars, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in currency other than US Dollars and (iii) such additional dates as Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Agent shall determine).
"Revolver Usage" means the sum of US Revolver Usage, Canadian Revolver Usage and Luxembourg Revolver Usage.
"Revolving Loan Facility" means the asset-based revolving credit facility pursuant to the Agreement.
"Revolving Loan Priority Collateral" means (a) as to any US Loan Party, the meaning specified therefor in the Term Loan Intercreditor Agreement, (b) Canadian Collateral, and (c) Luxembourg Collateral.

"Revolving Loans" means, collectively, US Revolving Loans, Canadian Revolving Loans and Luxembourg Revolving Loans.
"Sanctioned Entity" means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.
"Sanctioned Person" means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC's consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, including the Canadian government, the United Nations Security Council, the European Union and the Hong Kong Monetary Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
"Sanctions" means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty's Treasury of the United Kingdom, (d) the Canadian government, (e) the Hong Kong Monetary Authority or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries.
"S&P" has the meaning specified therefor in the definition of Cash Equivalents.
"SEC" means the United States Securities and Exchange Commission and any successor thereto.
"Securities Account" means a securities account (as that term is defined in the Code), and shall include any substantially similar asset under Luxembourg law.
"Security Agreement" means a security agreement, dated as of the Original Closing Date, executed and delivered by US Loan Parties, as heretofore, now or hereafter amended or modified from time to time.
"Settlement" has the meaning specified therefor in Section 2.2(e)(i) of the Agreement.
"Settlement Date" has the meaning specified therefor in Section 2.2(e)(i) of the Agreement.
"SOFR" means, ~~with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator's Website on the immediately succeeding Business Day~~.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Loan" means a Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (b)(ii) of the definition of Base Rate).

"SOFR Notice" means a written notice in the form of Exhibit S-1.
~~"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
~~"SOFR Average" means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).~~
"Solvent" means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Spartech" means Spartech Corporation, a Delaware corporation.
"Spartech Acquisition" means collectively, (a) the merger of 2012 RedHawk, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent, with and into Spartech, and (b) the subsequent merger of Spartech with and into PolyOne Designated Structures and Solutions LLC, a Delaware limited liability company and wholly-owned Subsidiary of Parent, all pursuant to the Spartech Acquisition Documents.
"Spartech Acquisition Agreement" means the Agreement and Plan of Merger dated as of October 23, 2012 by and among Parent, 2012 RedHawk, Inc., a Delaware corporation, 2012 RedHawk, LLC, a Delaware limited liability company, and Spartech.
"Spartech Acquisition Documents" means the Spartech Acquisition Agreement and all other documents related thereto and executed in connection therewith.
"Spartech Fixed Assets" means the Equipment and Real Property of Spartech and its Subsidiaries, as in existence on the Effective Date or thereafter acquired (other than any of such Equipment or Real Property acquired from a Loan Party).
"Specified Canadian Pension Plan" means any Canadian Pension Plan which contains a "defined benefit provision", as defined in subsection 147.1(1) of the Income Tax Act (Canada).
"Specified Debt" means (a) the Current Notes, (b) the 2025 Notes, (c) Indebtedness under the Term Loan Credit Agreement, and (d) any other agreement, indenture or other instrument with respect to Refinancing Indebtedness in respect thereof of more than $100,000,000.

"Specified Event of Default" means an Event of Default under Section 8.1, Section 8.2 (solely as a result of the failure to comply with either (i) clause (a) of Schedule 5.2, or (ii) Section 7 (if a Covenant Testing Period is then in effect)), or Section 8.6.
"Specified Excess Availability" means, as of any date of determination, the sum of US Excess Availability, plus Canadian Excess Availability, plus Luxembourg Excess Availability; provided, however, that for purposes of satisfying any Specified Excess Availability requirement, at least seventy-five percent (75%) of Specified Excess Availability shall consist of US Excess Availability and Canadian Excess Availability.
"Specified Real Property" means, in connection with any Permitted Acquisition, any Real Property so acquired that may be identified in an officer's certificate delivered to the Agent at the time of such Permitted Acquisition or promptly thereafter as "Specified Real Property".
"Spot Rate" means, for a ~~currency~~Currency, on any relevant date of determination, the rate determined by Agent to be the rate quoted by Agent ~~acting in such capacity~~or Issuing Lender, as applicable, as the spot rate for the purchase ~~by Agent~~ of such currency with another currency through its principal foreign exchange trading office on the date of such determination (it being understood that such determination is typically made at approximately 1:30 p.m. London time, but the determination time may be adjusted from time to time, based on current system configurations); provided, that Agent or Issuing Lender, as applicable, may obtain such spot rate from another financial institution designated by Agent ~~if Agent acting in such capacity~~or Issuing Lender, as applicable, if it does not have as of the date of determination a spot buying rate for any such currency.
"Standard Letter of Credit Practice" means, for Issuing Lender, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Lender issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
"Subordinated Debt" means any Indebtedness of a Loan Party that is subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in cash in full of all of the Obligations and subject to such other terms and conditions as Agent may require with respect thereto.
"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.
"Supermajority Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (g) of the definition of Pro Rata Shares) are not less than sixty six and two-thirds percent (66-2/3%); provided, that, at any time there are two (2) or more Lenders, "Supermajority Lenders" must include at least two (2) Lenders who are not Affiliates. For purposes of calculating Pro Rate Share, the Commitments of any Defaulting Lender in determining Supermajority Lenders at any time shall be deemed to be zero.
"Supply Chain Finance Account Debtor" means any Account Debtor that has Accounts owing to a Loan Party that are subject to a supply chain financing arrangement (regardless of whether all or any such Accounts have been sold to, or financed with, a supply chain financing entity).

"Supported QFC" has the meaning specified therefor in Section 17.22 of this Agreement.
"Swing Lender" means WFCF or any other US Lender (with respect to US Swing Loans), Canadian Lender (with respect to Canadian Swing Loans) or Luxembourg Lender (with respect to Luxembourg Swing Loans) that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.2(b) of the Agreement.
"Swing Loans" means, collectively, US Swing Loans, Canadian Swing Loans and Luxembourg Swing Loans.
"T2" means the real time gross settlement system operated by the Eurosystem, or any successor system.
"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
"TARGET Day" means any day on which TARGET2 or, following the replacement of TARGET2 by T2, T2, is open for the settlement of payments in Euros.
"Taxes" means any taxes, levies, imposts, duties, similar fees, assessments or other similar charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto.
"Tax Indemnitee" has the meaning set forth in Section 16.1.
"Tax Lender" has the meaning specified therefor in Section 14.2(a) of the Agreement.
"Term Loan Agent" means Citibank, N.A. (or one of its Affiliates), in its capacity as agent for the Term Loan Lenders, and its successors and assigns including any replacement.
"Term Loan Closing Date" means November 12, 2015.
"Term Loan Credit Agreement" means the Credit Agreement, dated the Term Loan Closing Date, among the Term Loan Agent, the Term Loan Lenders and the Parent, as it may be amended, restated, supplemented, modified, renewed, replaced or refinanced in accordance with the terms of the Term Loan Intercreditor Agreement.
"Term Loan Debt Limit" means (a) at any time prior to any refinancing of the Indebtedness under the Term Loan Credit Agreement in accordance with the terms of the Agreement, the amount of any Indebtedness that may be incurred under the Agreement pursuant to Section 7.02 of the Term Loan Credit Agreement (as in existence on the First Amendment Closing Date), and (b) at any time on or after the refinancing of the Indebtedness under the Term Loan Credit Agreement in accordance with the terms of the Agreement (or any subsequent Refinancing Indebtedness relating thereto), any similar limit in any documentation evidencing such Refinancing Indebtedness which either restricts the amount of Indebtedness or other obligations that may be incurred under the Agreement or secured by Permitted Liens or which, upon incurring Indebtedness or other obligations in excess of a certain amount, would require the granting of a Lien to the holders of such Refinancing Indebtedness.

"Term Loan Documents" means, collectively (a) the Term Loan Credit Agreement and (b) all other agreements, documents and instruments executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.
"Term Loan Intercreditor Agreement" means (a) the Intercreditor Agreement, dated the Term Loan Closing Date, by and among Agent and the Term Loan Agent, as acknowledged and agreed to by the US Loan Parties, and (b) any intercreditor or subordination agreement entered into by Agent related to any Incremental Equivalent Debt.
"Term Loan Lenders" means the financial institutions from time to time party to the Term Loan Credit Agreement as lenders, together with their respective successors and assigns.
"Term Loan Priority Collateral" has the meaning specified therefor in the Term Loan Intercreditor Agreement.
"Term SOFR" means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) US Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding US Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Base Rate Term SOFR Determination Day") that is two (2) US Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
"Term SOFR Adjustment" means a percentage equal to 0.10% per annum.
"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
"Term SOFR~~" means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate" means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~"Term SOFR Notice" means a notification by Agent to the Lenders and Administrative Borrower of the occurrence of a Term SOFR Transition Event.~~
~~"Term SOFR Transition Event" means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(d)(iii) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~
"Tier I Debtor Location" means the following jurisdictions: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Luxembourg, Netherlands, New Zealand, Norway, Singapore, Sweden, Switzerland, United Kingdom and United States.
"Tier II Debtor Location" means the following jurisdictions: British Virgin Islands, Cayman Islands, Cyprus, Israel, Italy, Japan, Malaysia, Mexico, Poland, Portugal, Spain and Taiwan.
"Trademark Security Agreement" has the meaning specified therefor in the Security Agreement.
"Transactions" means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are a party and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
"UCP" means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Lender for use.
"UK Bribery Act" means the United Kingdom Bribery Act 2010, as amended.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
"Underlying Issuer" means Wells Fargo, Bank of America, N.A. or TD Bank or one of their respective Affiliates.
"Underlying Letter of Credit" means a Letter of Credit that has been issued by an Underlying Issuer.
"United States" means the United States of America.

"Unrestricted Subsidiary" means any Subsidiary of Parent designated by Parent as an Unrestricted Subsidiary hereunder by written notice to Agent; provided, that, Parent shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Effective Date and so long as each of the following conditions is satisfied (a) as of the date thereof and after giving effect thereto, no Event of Default exists or has occurred and is continuing, (b) immediately after giving effect to such designation, Borrowers shall be in compliance, on a pro forma basis, with any financial covenants set forth in Section 7, (c) such Subsidiary shall not be a Borrower hereunder, (d) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Parent or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.10, (e) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.10, (f) such Subsidiary shall have been or will promptly be designated an "unrestricted subsidiary" (or otherwise not be subject to the covenants) under the Term Loan Documents, the Current Notes, the 2025 Notes and any Refinancing Indebtedness with respect to any of the foregoing (or any subsequent Refinancing Indebtedness relating thereto), if applicable, and (g) Agent shall have received an officer's certificate executed by an Authorized Person of Parent, certifying compliance with the requirements of preceding clauses (a) through (f), and containing the calculations and information required by the preceding clause (b), and (2) any subsidiary of an Unrestricted Subsidiary. Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the Agreement (each, a "Subsidiary Redesignation"); provided, that, (i) as of the date thereof, and after giving effect thereto, no Event of Default exists or has occurred and is continuing, (ii) immediately after giving effect to such Subsidiary Redesignation, Borrowers shall be in compliance, on a pro forma basis, with any financial covenants set forth in Section 7, (iii) Agent shall have received an officer's certificate executed by an Authorized Person of Parent, certifying compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii), and (iv) no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary.
"US Borrowers" means, collectively, (a) Avient Corporation, f/k/a PolyOne Corporation, an Ohio corporation, (b) NEU Specialty Engineered Materials, LLC, an Ohio limited liability company, and (c) any other Person that after the First Amendment Closing Date becomes a US Borrower under the Agreement; sometimes being referred to herein individually as a "US Borrower".
"US Borrowing Base" means, at any time, the amount equal to
(a)    ninety percent (90%) of the amount of Eligible Accounts of each US Loan Party, plus
(b)    the lesser of (A) seventy-five percent (75%) multiplied by the Value of Eligible Inventory of each US Loan Party, or (B) ninety percent (90%) of the Net Recovery Percentage multiplied by the Value of such Eligible Inventory, plus
(c)    during the Acquired Business Availability Period, the lesser of (A) the sum of (i) sixty percent (60%) of the amount of Eligible Acquired Business Accounts of the applicable US Loan Party, plus (ii) fifty percent (50%) of the Net Recovery Percentage (determined pursuant to the most recent acceptable appraisal received by Agent in accordance with the requirements of the Agreement as to the pre-existing Inventory of US Loan Parties) of the applicable US Loan Party multiplied by the Value of Eligible Acquired Business Inventory or (B) ten percent (10%) of the lesser of (i) the Maximum Credit or (ii) the Borrowing Base, plus

(d)    the lesser of (A)  one hundred percent (100%) of US Qualified Cash, and (B) $50,000,000 minus the amount of Canadian Qualified Cash included in the most recently calculated Canadian Borrowing Base, minus
(e)    the aggregate amount of reserves applicable to US Loan Parties, if any, established by Agent in its Permitted Discretion under Sections 2.1(f) and (g) of the Agreement.
"US Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.
"US Collateral" means Collateral consisting of assets or interests in assets of US Loan Parties, and the proceeds thereof.
"US Commitment" means, with respect to each Lender, its US Commitment, and, with respect to all Lenders, their US Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.
"US Dollar Denominated Loan" means a Revolving Loan denominated in US Dollars.
"US Dollar Equivalent" means ~~at~~, for any amount, at the time ~~(a) as to any amount denominated~~of determination thereof, (a) if such amount is expressed in US Dollars, ~~the~~such amount ~~thereof at such time~~, ~~and~~ (b) ~~as to any~~if such amount ~~denominated~~is expressed in Canadian Dollars or Euro, the equivalent of such amount in US Dollars determined by Agent ~~or the applicable Issuing Lender, as applicable,~~by using the Spot Rate for such currency determined in respect of the most recent Revaluation Date for purchase of US Dollars with such currency, and (c) if such amount is denominated in any other currency, the equivalent of such amount in US Dollars as determined by Agent or the applicable Issuing Lender, as applicable, using any method of determination it deems appropriate in its reasonable discretion. Any determination by Agent or the applicable Issuing Lender pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
"US Dollars", "US$" and "$" shall each mean lawful currency of the United States.
"US Excess Availability" means, as of any date of determination, the amount equal to (a) the lesser of (i) the US Borrowing Base and (ii) the US Maximum Credit, minus, without duplication, (b) the amount of the US Revolver Usage.
"US Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.2(a), 2.2(c) and 2.10(b), in each case, such day is also a Business Day.
"US Guarantors" means, collectively, the following (together with their respective successors and assigns) (a) Avient LLC, f/k/a PolyOne LLC, a Delaware limited liability company, (b) Polymer Diagnostics, Inc., an Ohio corporation, (c) Conexus, LLC, a Nevada limited liability company, f/k/a Conexus, Inc., a Nevada corporation, (d) ColorMatrix Holdings, Inc., a Delaware corporation, (e) The ColorMatrix Corporation, an Ohio corporation, (f) Chromatics, Inc., a Connecticut corporation, (g) ColorMatrix Group Inc., a Delaware corporation, (h)  GSDI Specialty Dispersions Inc., f/k/a Gayson Silicone Dispersions, Inc., an Ohio corporation, (i) Glasforms, Inc., a California corporation, (j) Avient

International Real Estate Corporation, f/k/a PolyOne International Real Estate Corporation, an Ohio corporation, (k) SilCoTec, Inc., an Indiana corporation, (l) Rutland Holding Company, a Delaware corporation, (m) Rutland Intermediate Holdings Company, a Delaware corporation, (n) Rutland Plastics, Inc., a Florida corporation, (o) Rutland Group, Inc., a Delaware corporation, (p) PlastiComp, Inc., Minnesota corporation, (q) Fiber-Line, LLC, a Delaware limited liability company, (r) Fiber-Line Management Inc., a Delaware corporation, (s) Avient Colorants USA LLC, f/k/a Clariant Plastics & Coatings USA LLC, a Delaware corporation, and (t) any other Person that becomes a guarantor in respect of the US Obligations after the First Amendment Closing Date pursuant to the Agreement; sometimes being referred to herein individually as a "US Guarantor".
"US Lender" means, at any time, each Lender having a US Commitment or a US Revolving Loan owing to it or a participating interest in a US Letter of Credit or US Swing Loan; sometimes being referred to herein collectively as "US Lenders".
"US Letter of Credit Disbursement" means a payment by Issuing Lender or Underlying Issuer pursuant to a US Letter of Credit.
"US Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding US Letters of Credit.
"US Letters of Credit" means all Letters of Credit issued for the account of one or more US Borrowers.
"US Loan Account" has the meaning specified therefor in Section 2.7 of this Agreement.
"US Loan Parties" means US Borrowers and US Guarantors; each sometimes being referred to individually as a "US Loan Party".
"US Maximum Credit" means $500,000,000 minus the then outstanding Canadian Revolver Usage minus the then outstanding Luxembourg Revolver Usage, as decreased by the amount of reductions in the US Commitments in accordance with Section 2.3(c) of the Agreement or increased by the amount of increases in the US Commitments in accordance with Section 2.12 of the Agreement (or if less, at any time the aggregate amount of the US Commitments).
"US Obligations" means all Obligations of the US Loan Parties (but excluding the Canadian Obligations and the Luxembourg Obligations).
"US Qualified Cash" means, as of any date of determination, the amount of unrestricted cash or, subject to the terms below, Cash Equivalents of US Loan Parties that are (a) subject to the valid, enforceable and first priority perfected security interest of Agent in Deposit Accounts or in Securities Accounts maintained at Wells Fargo or another Lender, which Deposit Account or Securities Account are subject to a Control Agreement (and for which Agent shall have received evidence, in form and substance reasonably satisfactory to Agent (which may include any certification in a US Borrowing Base Certificate), of the amount of such cash or Cash Equivalents held in such Deposit Account or investment account as of the date of such determination), (b) free and clear of any other Lien other than (i) those permitted in clause (n) of the definition of the term Permitted Liens (but as to Liens referred to in clause (n) only to the extent that Agent has established a reserve in respect thereof) and (ii) any other Liens permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent between the holder of such Lien and Agent; provided that, notwithstanding anything herein to the contrary, on any date of determination, the amount of US Qualified Cash included in the US Borrowing Base pursuant to clause (d) thereof shall be the amount reflected in the most recent US Borrowing Base Certificate delivered by US Borrowers to Agent, as adjusted after the date of such delivery by Agent from time to time in its Permitted Discretion (and notified to US Borrowers) to reflect any decreases or increases in the amount of US Qualified Cash from the amount reported in such US Borrowing Base Certificate. For purposes of this definition, "US Qualified Cash" shall only include Cash Equivalents maturing within ninety (90) days from the date of the acquisition thereof.
"US Revolver Usage" means, as of any date of determination, the sum of (a) the principal amount of outstanding Loans to US Borrowers, plus (b) the amount of the US Letter of Credit Usage.
"US Revolving Loans" has the meaning specified therefor in Section 2.1(a) of the Agreement.
"US Special Resolution Regimes" has the meaning specified therefor in Section 17.22 of this Agreement.
"US Swing Loan" has the meaning specified therefor in Section 2.2(b)(i) of the Agreement.
"US Swing Loan Limit" means, at any time, $50,000,000 minus the then outstanding amount of Canadian Swing Loans minus the then outstanding amount of Luxembourg Swing Loans.
"US Underlying Letter of Credit" means a US Letter of Credit issued by an Underlying Issuer.
"Value" means, as determined by Agent in good faith, with respect to Inventory, the lower of cost computed on a first-in first-out method on a gross book value basis in accordance with GAAP or market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of Inventory shall not include (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of Inventory received and accepted by Agent prior to the date hereof.
"VAT" means Value Added Tax imposed in Canada (including Goods and Services Tax, Harmonized Sales Tax and Quebec Sales Tax).
"Voidable Transfer" has the meaning specified therefor in Section 17.8 of the Agreement.
"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (c) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (d) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
"Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.
"WFCF" means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.
"Whirlpool" means, collectively, Whirlpool Corporation and its Affiliates.
"Whirlpool Foreign Affiliate" means an Affiliate of Whirlpool Corporation that is organized or incorporated under the laws of a jurisdiction other than a State of the United States, the United States, the District of Columbia, a Province or Territory of Canada or Canada.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

EXHIBIT S-1
FORM OF SOFR NOTICE
Wells Fargo Capital Finance, LLC, as Administrative Agent
1800 Century Park East, Suite 1100
Los Angeles, California 90067
Attn: Portfolio Manager - Avient
Ladies and Gentlemen:
Reference hereby is made to that certain Third Amended and Restated Credit Agreement, dated as of June 28, 2019 (the "Credit Agreement"), among Avient Corporation, f/k/a PolyOne Corporation ("Parent"), NEU Specialty Engineered Materials, LLC ("NEU"), Avient Canada ULC, formerly known as PolyOne Canada ULC, a British Columbia unlimited liability company ("Avient Canada"), and Avient S.à r.l., formerly known as PolyOne S.à r.l., a private limited liability company organized under the laws of Luxembourg ("Luxembourg Borrower"; and together with Parent, NEU and Avient Canada, the "Borrowers" and each, a "Borrower"), the lenders signatory thereto (the "Lenders"), and Wells Fargo Capital Finance, LLC, as the administrative agent for the Lenders ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
This SOFR Notice represents Borrowers' request to elect the SOFR Option with respect to outstanding [US Revolving Loans] [Canadian Revolving Loans] in the principal amount of [$_____________________] (the "SOFR Loan").
The SOFR Loan will have an Interest Period of [1, 3 or 6] month(s) commencing on [_____________________________].
This SOFR Notice further confirms Administrative Borrower's acceptance, for purposes of determining the rate of interest based on Adjusted Term SOFR under the Credit Agreement, of Adjusted Term SOFR as determined pursuant to the Credit Agreement.
[Administrative Borrower (on behalf of Borrowers) represents and warrants that no Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur immediately after giving effect to the request above.]1
1 At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the Adjusted Term SOFR.

Dated: ___________________________
AVIENT CORPORATION, as Administrative Borrower
By: Name: Title:
Acknowledged by:
WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent
By: Name: Title:

Signature Page to SOFR Notice